Filed Pursuant to Rule 424(b)(3)
Registration No. 333-259895

Prospectus Supplement No. 6

to Prospectus dated February 24, 2022

Li-Cycle Holdings Corp.

Secondary Offering of

107,264,669 Common Shares

This Prospectus Supplement No. 6 supplements the Prospectus dated February 24, 2022 (the “Prospectus”) of Li-Cycle Holdings Corp., an Ontario corporation (“we” or the “Company”), that forms a part of the Company’s Registration Statement on Form F-1 (File No. 333-259895). This Prospectus Supplement No. 6 is being filed to update and supplement certain information contained in the Prospectus with the information contained in our Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on June 1, 2022. This Prospectus Supplement No. 6 should be read in conjunction with the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of material risks of investing in our common shares in the section titled “Risk Factors” beginning on page 12 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or passed on the adequacy or accuracy of the Prospectus or this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 1, 2022

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of June, 2022.

Commission File Number 001-40733

LI-CYCLE HOLDINGS CORP.

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, ON M5J 1A7

(877) 542-9253

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒            Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Commercial Agreements with Glencore

On June 1, 2022, Li-Cycle Holdings Corp. (the “Company”) announced the entry into the following commercial agreements (collectively, the “Commercial Agreements”) with Glencore Ltd. (“Glencore”):

•	Master Commercial Agreement;

•	Amended & Restated Global Feed Sourcing Agreement;

•	Black Mass Sourcing Agreement;

•	Sulfuric Acid Supply Agreement;

•	Black Mass Offtake Agreement;

•	End Products Offtake Agreement; and

•	By-Products Offtake Agreement.

Subject to existing commitments of the Company and other exceptions (including materials required for the Company’s operations), under the terms of the Commercial Agreements, Glencore will source and supply lithium-ion battery manufacturing scrap and other lithium-ion battery materials to the Company for use at the Company’s Spokes; Glencore will source and supply black mass to the Company for use at the Company’s Hubs; Glencore will supply sulfuric acid for use at the Company’s Hubs; and Glencore will purchase, for its internal consumption or on-sale to third party end customers, black mass, battery-grade end products and certain by-products produced at the Company’s Spokes and Hubs. Pursuant to the Commercial Agreements, Glencore will earn (i) sourcing fees on all feed flowing into the Company’s Spokes; (ii) sourcing fees on all third party black mass flowing into the Company’s Hubs; (iii) marketing fees on all black mass flowing out of the Company’s Spokes and not flowing into the Company’s Hubs; and (iv) end products marketing fees on all end products flowing out of the Company’s Hubs or any third party processing sites that the Company may utilize.

The term of the Amended and Restated Global Feed Sourcing Agreement commenced on May 4, 2022 and the term of the other Commercial Agreements will commence on August 1, 2022. The term of each Commercial Agreement will, unless earlier terminated in accordance with the termination provisions of the Master Commercial Agreement, continue until the later to occur of (i) ten years from the date on which the Company’s next Hub (after the completion of the North America Hub under construction in Rochester, New York) achieves a specified level of commercial production, and (ii) the date by which such Hub has processed a minimum quantity of black mass. The term of the Commercial Agreements will automatically renew on an evergreen basis for subsequent terms of five years after the expiry of the initial term, subject to the Company’s right to terminate all (but not less than all) of the Commercial Agreements upon 365 days’ prior notice to Glencore and payment of a termination fee based upon five times the aggregate value of the sourcing and marketing fees and certain other amounts invoiced in the preceding twelve months.

Glencore Convertible Note

On May 31, 2022, pursuant to the note purchase agreement entered into by the Company and Glencore on May 5, 2022 (the “Note Purchase Agreement”), the Company issued to Glencore an unsecured convertible note (the “Glencore Convertible Note”) in the aggregate principal amount of $200,000,000, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Glencore Convertible Note matures five years from the date of issuance and interest on the Glencore Convertible Note is payable on a semi-annual basis, either in cash or by payment-in-kind (“PIK”), at the Company’s option, beginning on May 31, 2022. The Glencore Convertible Note accrues interest from the date of issuance at the forward-looking term rate based on the secured overnight financing rate (“SOFR”) for a tenor comparable to the relevant interest payment period plus 0.42826% (the “Floating Rate”) plus five percent (5%) per annum if interest is paid in cash and plus six percent (6%) per annum if interest is paid in PIK. The Floating Rate has a floor of 1% and a cap of 2%. The obligations of the Company to make any payment on account of the principal of and interest on the Glencore Convertible Note are subordinate and junior in right of payment and upon liquidation to the Company’s obligations to the holders of all current and future senior indebtedness of the Company.

The principal and accrued interest owing under the Glencore Convertible Note may be converted at any time by the holder into the Company’s common shares, without par value (the “common shares”), at a per share price equal to $9.95 (the “Conversion Price”), subject to adjustments. If Glencore elects to convert the entire aggregate principal amount of the Glencore Convertible Note using the initial Conversion Price, it will hold an approximate 10% equity stake in the Company (based on the current number of outstanding Common Shares and not factoring in any accumulated PIK interest).

The Company may redeem the Glencore Convertible Note at any time by payment of an amount in cash equal to 100% of the principal amount of the Glencore Convertible Note and all accrued interest owing under the Glencore Convertible Note. In connection with any optional redemption and provided that the holder of the Glencore Convertible Note has not elected to convert the Glencore

Convertible Note into common shares following receipt of notice of such optional redemption, the Company shall issue warrants (the “Warrants”) to the holder of the Glencore Convertible Note on the optional redemption date that entitle the holder to acquire, until the maturity date of the Glencore Convertible Note, a number of common shares equal to the principal amount of the Glencore Convertible Note being redeemed divided by the then applicable Conversion Price. The initial exercise price of the Warrants will be equal to the Conversion Price as of the optional redemption date.

The Glencore Convertible Note is subject to certain events of default, the occurrence of which would give the holder the right to require the Company to redeem the Glencore Convertible Note by payment of an amount in cash equal to the outstanding principal amount of the Glencore Convertible Note and all accrued interest owing under the Glencore Convertible Note, plus a make-whole amount equal to the undiscounted interest payments that would have otherwise been payable through maturity (the “Make-Whole Amount”). In addition, the occurrence of certain bankruptcy-related events of default renders the outstanding principal amount of the Glencore Convertible Note, all accrued interest owing thereunder and the Make-Whole Amount immediately due and payable.

Upon a change of control transaction, the Company will be required to redeem the Glencore Convertible Note by payment of an amount in cash equal to the outstanding principal amount of the Glencore Convertible Note and all accrued interest owing under the Glencore Convertible Note, plus the Make-Whole Amount.

Glencore has agreed to certain transfer restrictions with respect to the common shares issued or issuable upon conversion of the Glencore Convertible Note, including that Glencore will not transfer such common shares other than to permitted transferees until May 5, 2024.

Subject to certain exceptions, limitations, and applicable law, Glencore will, pursuant to the Note Purchase Agreement, be entitled to nominate one individual to the Board of Directors of the Company following the issuance of the Glencore Convertible Note.

Appointment of Glencore Nominee to Board of Directors

Pursuant to the Note Purchase Agreement, Kunal Sinha, Glencore’s Head of Recycling, has been appointed to the Company’s Board of Directors.

Registration Rights Agreement

Concurrently with the issuance of the Glencore Convertible Note, the Company entered into a registration rights agreement with Glencore (the “Registration Rights Agreement”). The Registration Rights Agreement provides that upon request of the holder of the Glencore Convertible Note, the Company will file with the Securities Exchange Commission (the “SEC”) within 45 days after notice of such request, a resale registration statement covering the resale of the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Warrants and held by such holder. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable and no later than the earlier of (A) 45 days after the filing of such registration statement (or 75 days after the filing of such registration statement if the SEC notifies the Company that it will review the registration statement) or (B) 15 business days after the SEC notifies the Company in writing that it will not review the registration statement. The Company agreed to keep the registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the Glencore Convertible Note and upon exercise of the Warrants) effective until three years after the holder’s receipt of the common shares issued upon conversion of the Glencore Convertible Note or upon exercise of the Warrants, as applicable.

In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the holder of the Glencore Convertible Note may demand at any time or from time to time, that the Company file a registration statement on Form F-3 (or on Form F-1 if Form F-3 is not available) to register the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Warrants and held by such holder. In addition, the holder of the Glencore Convertible Note may specify that such demand registration take the form of an underwritten offering, subject to limitations on the number of demands and underwritten offerings that can be requested by the holder, as specified in the Registration Rights Agreement. The holder of the Glencore Convertible Note will also have “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the holder of the Glencore Convertible Note against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

Amended and Restated Standstill Agreement

On May 31, 2022, the Company, Glencore and Glencore plc (the “Glencore Parent”) entered into an amended and restated standstill agreement (the “Standstill Agreement”), which restricts Glencore, the Glencore Parent and their affiliates from taking certain actions until the five years from the date of the Standstill Agreement (the “Standstill Period”).

The actions that Glencore, the Glencore Parent and their affiliates are restricted from taking during the Standstill Period include, among others, (A) the acquisition of additional voting securities or of any debt, material assets or material businesses of the Company, provided that Glencore and the Glencore Parent may acquire voting securities of the Company so long as the aggregate beneficial ownership of such securities does not exceed 5.0% of the then-outstanding voting securities of the Company , (B) any tender or exchange offer, merger, business combination and certain other transactions involving the Company and its securities, (C) any solicitation of proxies or votes or other attempt to influence votes by any holder of the Company’s securities and (D) formation of a “group” (as defined under the Securities Exchange Act of 1934) with respect to the Company’s securities.

The foregoing descriptions of the Commercial Agreements, the Glencore Convertible Note, the Registration Rights Agreement and the Amended and Restated Standstill Agreement do not purport to describe all the terms and provisions thereof and are qualified in their entirety by reference to the full text of those documents, copies of which are included as exhibits to this current report on Form 6-K and is incorporated herein by reference.

A press release issued by the Company announcing the completion of the Commercial Contracts, the issuance of the Glencore Convertible Note and the appointment of Kunal Sinha to the Board of Directors of the Company is included as an exhibit to this current report on Form 6-K.

Exhibits

Exhibit Number	Exhibit Description

4.1	Convertible Note, dated May 31, 2022

10.1	Registration Rights Agreement, dated May 31, 2022, by and between Li-Cycle Holdings Corp. and Glencore Ltd.

10.2	Amended and Restated Standstill Agreement, dated May 31, 2022, by and between Li-Cycle Holdings Corp. and Glencore Ltd.

10.3	Master Commercial Agreement, dated May 31, 2022, by and between Li-Cycle Holdings Corp. and Glencore Ltd.

10.4	Amended & Restated Global Feed Sourcing Agreement, dated May 31, 2022, by and between Glencore Ltd. and Li-Cycle Holdings Corp.

10.5	Black Mass Sourcing Agreement, dated May 31, 2022, by and among Glencore Ltd., Li-Cycle Holdings Corp., Li-Cycle Americas Inc., Li-Cycle Europe AG and Li-Cycle APAC Pte Ltd.

10.6	Black Mass Offtake Agreement, dated May 31, 2022, by and among Glencore Ltd., Li-Cycle Holdings Corp., Li-Cycle Americas Corp., Li-Cycle Europe AG and Li-Cycle APAC Pte Ltd.

10.7	End Products Offtake Agreement, dated May 31, 2022, by and among Glencore Ltd., Li-Cycle Holdings Corp., Li-Cycle Americas Corp., Li-Cycle Europe AG and Li-Cycle APAC Pte Ltd.

10.8	By-Products Agreement, dated May 31, 2022, by and among Glencore Ltd., Li-Cycle Holdings Corp., Li-Cycle Americas Corp., Li-Cycle Europe AG and Li-Cycle APAC Pte Ltd.

Exhibit Number	Exhibit Description

10.9	Sulfuric Acid Supply Agreement, dated May 31, 2022, by and among Glencore Ltd., NorFalco LLC, NorFalco Sales, a division of Glencore Canada Corporation, Li-Cycle Holdings Corp. and Li-Cycle North America Hub, Inc.

99.1	Press Release, dated June 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer and Director

Date: June 1, 2022

Exhibit 4.1

CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 14 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

LI-CYCLE HOLDINGS CORP.

CONVERTIBLE NOTE

Issuance Date: May 31, 2022	Original Principal Amount: $200,000,000.00

(the “Issuance Date”)

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to the order of Glencore Ltd., a Swiss company having an office at 330 Madison Ave., New York, NY 10017, or its permitted assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise in accordance with the terms of this Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including any convertible note issued in exchange, transfer or replacement hereof in accordance with Section 15, this “Note”) is issued pursuant to the note purchase agreement (the “Note Purchase Agreement”) dated as of May 5, 2022 between the Company and the Holder, as amended from time to time. Certain capitalized terms used herein are defined in Section 28. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

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1.

PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

2.	INTEREST; INTEREST RATE.

(a)

Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of actual number of days in a 360-day year, and (iii) be payable in cash or PIK (as defined below) on the first Trading Day of each semi-annual period in which Interest accrues hereunder in respect of the interest accrued during the immediately preceding semi-annual period (each, an “Interest Date”) beginning on May 31, 2022 in accordance with the terms of this Note. All such Interest shall accrue at the Interest Rate. In the case of a conversion in accordance with Section 4, a redemption in accordance with Section 5 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount or the Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b)

Subject to Applicable Law, if at any time required under the terms and conditions of this Note with respect to Interest due and payable hereunder, such amounts shall be paid in cash, or, at the option of the Company with no less than five (5) Business Days’ notice, prior to the applicable Interest Date, in writing to the Holder, may be paid in additional Notes (such amount to be paid in additional Notes hereunder, each, a “PIK Amount”). In the event any such PIK Amount is due hereunder, a new note shall be issued on the applicable Interest Date having the same terms as this Note (each, a “PIK”), except that the principal amount shall be equal to the PIK Amount and the issuance date of the new note shall be the applicable Interest Date. Notwithstanding the foregoing, Interest must be paid in cash in the event that shareholder approval would be required in order to issue the Common Shares upon conversion of such additional Notes in respect of any PIK Amount.

(c)

For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

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(d)

If any provision of this Note or of any of the other Transaction Documents would obligate the Company to make any payment of Interest or any other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Holder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3.

TAX WITHHOLDING. The Company shall be entitled to deduct and withhold any applicable taxes or similar charges (including without limitation interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any province or territory thereof or any authority or agency therein or thereof or by any state, local or foreign tax law having power to tax, including pursuant to the Income Tax Act (Canada) (the “Tax Act”), from any payment to be made on or in connection with this Note (including in connection with a conversion, redemption or repayment of this Note), the Company remits such withheld amount to such government authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Holder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company’s obligations under this Note.

4.	CONVERSION OF NOTE. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a)

Holder Conversion Right. The Holder shall be entitled at its option at any time to convert all or a portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares at the Conversion Rate. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Holder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Holder Conversion Notice”) to the Company, which Holder Conversion Notice shall set forth (i) the Conversion Amount, (ii) the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Holder Conversion Notice.

(b)	[Reserved].

(c)	Mechanics of Conversion.

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(i)

Satisfaction of Conversion. Any conversion in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Holder by the end of the third Trading Day after a Holder Conversion Notice is delivered (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Holder Conversion Notice is delivered does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

(ii)

Return of Note. Following a conversion of this Note in accordance with this Section 4, the Holder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted.

(iii)

The Company shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Shares down to the nearest whole share.

(d)

Market Regulation. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon conversion of this Note (or otherwise pursuant to the terms of this Note) under the rules or regulations of any Eligible Market on which the Common Shares are then listed, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 4(d) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any liability under this Note resulting therefrom.

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(e)

Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon conversion of this Note, except that such limitation shall not apply in the event that (i) the Holder (and, if applicable, the Company) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Holder (and, if applicable, the Company) obtains a written opinion from counsel to the Holder (or, in the case of the Company, counsel to the Company) that such approval(s) are not required. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 4(e) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any liability under this Note or otherwise resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Holder and, if applicable, the Company shall endeavor to make such filings and obtain such approval in accordance with, and subject to the limitations set forth in, Section 5(h) of the Note Purchase Agreement.

5.	OPTIONAL REDEMPTION BY THE COMPANY.

(a)

Redemption Right. The Company shall be entitled to redeem (an “Optional Redemption”) all, but not less than all, of this Note at any time for a cash purchase price (the “Optional Redemption Price”) equal to the sum of:

(i)	100% of the Principal; plus

(ii)	all accrued and unpaid Interest on this Note as of the Redemption Date (as defined below).

(b)	Mechanics of Redemption.

(i)

Optional Redemption Notice. To exercise its redemption right pursuant to this Section 5, the Company shall deliver to the Holder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 5, the “Optional Redemption Notice”), which Optional Redemption Notice shall set forth (i) the Optional Redemption Price and (ii) detailed calculations of the Principal plus accrued and unpaid Interest included in the Optional Redemption Price as of the Redemption Date.

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(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 5 shall be deemed satisfied upon payment of the Optional Redemption Price in cash to the Holder by the end of the third Trading Day after the Optional Redemption Notice is delivered. For greater certainty, the day that the Optional Redemption Notice is given shall not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 5, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Optional Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)).

(iv)

Conversion Prior to Redemption. Holder may convert this Note at its option pursuant to Section 4(a) hereof at any time after receipt of an Optional Redemption Notice and prior to payment of the Optional Redemption Price.

(c)	Warrants.

(i)

The Company shall not issue an Optional Redemption Notice under Section 5(b)(i) unless the Company has prior to the issuance of the Optional Redemption Notice obtained shareholder approval, to the extent required, under Applicable Law and, for the avoidance of doubt, rules and regulations of any Eligible Market, to issue the Holder the number of Redemption Warrants (as defined herein) as contemplated by Section 5(c)(ii) and the number of Common Shares on exercise of such Redemption Warrants.

(ii)

Provided the Holder has not elected to convert this Note in whole into Common Shares in accordance with Section 5(b)(iv) following receipt of an Optional Redemption Notice, the Company shall issue to the Holder, on the date of redemption of this Note, a number of share warrants of the Company (the “Redemption Warrants”) entitling the Holder to acquire a number of Common Shares equal to the Principal redeemed divided by the then applicable Conversion Price and expiring on the Maturity Date. The initial exercise price of the Redemption Warrants will be equal to the applicable Conversion Price as of the date of redemption of this Note. The form of Warrant certificate for such Redemption Warrants is attached hereto as Exhibit III. The Holder shall have the right to reasonably request that the Company deliver, upon issuance of the Redemption Warrants, customary opinions of counsel, in form and substance substantially as set forth in Exhibit D to the Note Purchase Agreement.

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6.	RIGHTS UPON EVENT OF DEFAULT.

(a)	Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)	default in the payment of Principal when due and payable on the Maturity Date, upon Optional Redemption by the Company or upon declaration of acceleration hereunder;

(iii)

failure by the Company to comply with its obligation to convert this Note in accordance with this Note upon exercise of the Holder’s conversion right in accordance with the terms hereof and such failure continues for a period of five (5) Business Days;

(iv)	failure by the Company to comply with its obligation to redeem the Note upon a Change of Control Transaction that has continued for a period of ten (10) days;

(v)

failure by the Company for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note, the Note Purchase Agreement or the Registration Rights Agreement;

(vi)

(A) any “Event of Default” (howsoever defined) under the 2021 Convertible Note, or (B) default by the Company or any subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of $100,000,000 or more (or its foreign currency equivalent) in the aggregate of the Company or such subsidiary, whether such indebtedness now exists or shall hereafter be created, (1) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (2) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (1) and (2), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Company by the Holder;

(vii)

one or more final, non-appealable judgments or orders is rendered against the Company or any subsidiary of the Company, which requires the payment in money by the Company or any subsidiary of the Company, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within thirty (30) days after the later of (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, and (B) the date on which all rights to appeal have been extinguished;

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(viii)

commencement by the Company or a Significant Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of their respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(ix)

an involuntary case or other proceeding having been commenced against the Company or a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of their respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days; or

(x)	the Common Shares cease to be listed on an Eligible Market.

(b)

Notice of Default; Accelerated Redemption Right. Upon the occurrence of a Default with respect to this Note the Company shall within three (3) Business Days deliver written notice thereof (a “Default Notice”) to the Holder that includes (i) a reasonable description of the applicable Default, (ii) a certification as to whether, in the opinion of the Company, such Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Default and (iii) a certification as to the date the Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date (as defined below). At any time after the earlier of (A) the Holder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default and (B) the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Default is cured and (y) the Holder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default, the Holder may require the Company to redeem (unless such Event of Default has been cured on or prior to

8

the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company for a cash purchase price equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 6(b) shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c)

Satisfaction of Accelerated Redemption. The Company’s obligation to redeem in accordance with this Section 6 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given. For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d)

Return of Note. Following a redemption of this Note in accordance with this Section 6, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)).

(e)	In addition to the foregoing:

(i)

Automatic Acceleration. If an Event of Default set forth in Section 6(a)(viii) or Section 6(a)(ix) occurs, then the Principal of, and all accrued and unpaid interest and Make-Whole Amount on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)

Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 6(a)(viii) or Section 6(a)(ix)) occurs and is continuing, then the Holder may, by notice to the Company, declare the Principal, and all accrued and unpaid Interest on, this Note to become due and payable immediately.

(iii)

Rescission of Acceleration. Notwithstanding anything to the contrary in this Note, the Holder, by notice to the Company, may rescind any acceleration of this Note and its consequences if (A) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (B) all existing Events of Default (except the non-payment of Principal of, or Interest on, this Note that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

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7.	RIGHTS UPON CHANGE OF CONTROL TRANSACTION.

(a)

Mandatory Redemption upon Change of Control Transaction. Upon the consummation of a Change of Control Transaction, the Company shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price (a “Mandatory Redemption”).

(b)	Mechanics of Redemption.

(i)

Redemption Notice. Upon a redemption by the Company pursuant to this Section 7, the Company shall deliver to the Holder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 7, the “CoC Redemption Notice”) to the Holder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price as of the Redemption Date.

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the third Trading Day after the CoC Redemption Notice is given. For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 7, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)).

(iv)

Conversion Prior to Redemption. Holder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

8.	ADJUSTMENTS.

(a)

If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of

10

all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 8(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 8(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b)

If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 8(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company (in any of the foregoing cases, that is not a Change of Control Transaction), the Holder, if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

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(c)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv)

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d)

If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

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where:

CR0	=the Conversion Rate in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC

=the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;

OS0	=the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP

=the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 8(d), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 8(d), if the Conversion Date for this Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Price for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

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(e)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 8(a)), then and in each such event the Holder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

(f)

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 8(a), 8(b), 8(c), 8(d) or 8(e) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the conversion of this Note into Common Shares.

(g)	The adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d), 8(e) and 8(f) are cumulative and will be made successively whenever an event referred to therein occurs.

(h)

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d), 8(e) or 8(f), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

(i)

The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 8(a), 8(b), 8(c), 8(d), 8(e) or 8(f), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 8(e), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

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(j)

Notwithstanding anything to the contrary in Sections 8(a), 8(b), 8(c), 8(d), 8(e) or 8(f), if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

9.	HOLDER CONSENT RIGHT OVER DEBT INCURRENCE.

The Company agrees that it shall not incur additional Indebtedness without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, other than:

(a)	Indebtedness incurred during any rolling 12-month period that does not exceed $75,000,000 individually or in the aggregate;

(b)	Indebtedness incurred in the ordinary course of business, including trade payables and intercompany debt;

(c)	Indebtedness incurred in connection with any agreement entered into with the DOE Loans Program Office; or

(d)	Indebtedness incurred in connection with any agreement entered into with the Export Development Canada Project Finance and Sustainable Development Technology Canada.

10.	COVENANTS

(a)

Covenant to Pay. The Company will pay or cause to be paid all the Principal of, the Redemption Price for, Interest on, and other amounts due with respect to, this Note on the dates and in the manner set forth in this Note.

(b)

Amendments to 2021 Convertible Note. If, on or after the date of issuance of the 2021 Convertible Note, any term of the 2021 Convertible Note has been or is amended or modified in a manner that is favorable to the holder thereof, the Company shall simultaneously offer to amend or modify this Note to reflect similar terms and, if Holder accepts such offer, the Company shall promptly effect such amendment or modification.

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(c)

Corporate Existence. Subject to Section 7, until the Reference Date, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

(d)

Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(e)

Payment of Taxes. Until the Reference Date, the Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or its properties except (i) where the failure to effect such payment or discharge is not adverse in any material respect to the Holder or (ii) where such taxes are being contested in good faith and by appropriate negotiations or proceedings and with respect to which appropriate reserves have been taken in accordance with applicable accounting standards.

11.	VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

12.	ADDITIONAL COVENANTS. Until the Reference Date, the Company shall comply with those covenants as set forth in Section 5 of the Note Purchase Agreement and the Registration Rights Agreement.

13.

AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note.

14.	TRANSFER.

(a)

The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and the principal amount of this Note and Interest accrued and unpaid thereon (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof

16

notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 15; provided, however, that the Company will not register any assignment, transfer or sale of this Note not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 14, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 4(c)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Holder Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Company does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

(b)

This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register. Notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to Section 6(a) (in the case of 6(a)(v), only in the event of material breaches) and for so long as such Event of Default is continuing and has not been cured or waived, the Holder may offer, sell, assign or transfer this Note (including through hedging or derivative transactions) to any person in accordance with applicable law, and the Register shall be deemed updated to reflect such offer, sale, assignment, transfer, hedge or derivative transaction on the date of such offer, sale, assignment, transfer, hedge or derivative transaction.

15.	REISSUANCE OF THIS NOTE.

(a)

Transfer. If this Note is to be transferred in accordance with the terms hereof, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b)

Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)

Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

16.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights

18

or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

17.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

18.

CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

19.

FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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20.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.

(i)

In the case of a dispute relating to a Conversion Price or the arithmetic calculation of a Conversion Rate, the Optional Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Conversion Price or the arithmetic calculation of such Conversion Rate or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

(ii)

The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 20 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the

20

Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

(iii)

The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

21.	NOTICES; CURRENCY; PAYMENTS.

(a)

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

Andrea.Basham@Freshfields.com

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If to the Holder:

Glencore Ltd.

330 Madison Ave.

New York, NY 10017

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee

Email: Heather.emmel@weil.com

David.Avery-Gee@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(b)

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(c)	Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i)	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii)

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

(iii)

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv)

if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v)	when used in this Note the term “month” shall mean a calendar month.

(d)	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e)

Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

22.

CANCELLATION. After all Principal, accrued and unpaid Interest, the Make-Whole Amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23.

WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Note Purchase Agreement and the Registration Rights Agreement.

23

24.

GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

25.

SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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26.

MAXIMUM PAYMENTS. Without limiting Section 8(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

27.

RANKING; SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees by its acceptance of this Note, that the obligations of the Company to make any payment on account of the principal of and interest on this Note shall be subordinate and junior in right of payment and upon liquidation to the Company’s obligations to the holders of all Senior Debt of the Company now existing or hereinafter assumed.

28.	CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)	“2021 Convertible Note” means the unsecured convertible note issued by the Company to Spring Creek Capital, LLC pursuant to a note purchase agreement on September 29, 2021.

(d)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 8(a);

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

25

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(e)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Holder or any of its subsidiaries for the purposes of this Note.

(f)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.

(g)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(h)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or one or more employee benefit plans of the Company, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in

26

connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(i)

“Common Shares” means (i) the Company’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 8(a)(iv) only, the common shares or other securities of any of the Company’s subsidiaries in addition to the common shares of the Company.

(j)

“Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(k)	“Conversion Price” means, as of any Conversion Date or other date of determination, $9.95 per Common Share, subject to adjustment as provided herein.

(l)	“Conversion Rate” means the number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 4(a) determined by dividing (i) $1,000 by (ii) the Conversion Price.

(m)	“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

(n)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

27

(o)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(p)

“Floating Rate” means, with respect to each Interest Date, the rate per annum equal to the sum of (A) Term SOFR plus (B) 0.42826%; provided, that in no event shall the Floating Rate be less than 1% per annum nor more than 2% per annum.

(q)

“Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date and (iii) the Make-Whole Amount.

(r)

“Indebtedness” shall mean (i) any indebtedness for borrowed money, including accrued interest, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments, including accrued interest, (iii) obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities, (iv) swaps, options, derivatives and other hedging arrangements or arrangements that will be payable upon termination thereof, and (v) any guaranty of any of the foregoing. For the avoidance of doubt, Indebtedness shall not include any obligations as lessee under capitalized leases incurred in the ordinary course of business.

(s)	“Ineligible Consideration” has the meaning given to such term in Section 8(j).

(t)	“Interest Date” has the meaning given to such term in Section 2(a).

(u)

“Interest Rate” means (i) the Floating Rate plus five percent (5%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) the Floating Rate plus six percent (6%) per annum if, at the option of the Company, interest is to be paid in PIK at the applicable Interest Date.

(v)

“Make-Whole Amount” means, with respect to any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 6(b) or any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 7, the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through the Maturity Date but for the occurrence of such conversion or redemption.

(w)	“Maturity Date” shall mean May 31, 2027.

(x)	“Optional Redemption Notice” has the meaning given to such term in Section 5(b)(i).

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(y)	“Optional Redemption Price” has the meaning given to it in Section 5(a).

(z)

“Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (other than any investment portfolio company of the Holder that is an Affiliate).

(aa)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(bb)	“PIK” has the meaning given to such term in Section 2(b).

(cc)	“PIK Amount” has the meaning given to such term in Section 2(b).

(dd)	“Principal” has the meaning given to such term in the recitals hereto.

(ee)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Company’s Common Shares are listed (and, in the case of simultaneous listings on multiple markets, the majority of the Company’s Common Shares trade) at the applicable time.

(ff)

“Redemption Date” means the date on which the Note is redeemed pursuant to an Optional Redemption by the Company, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default.

(gg)

“Redemption Price” means the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default.

(hh)	“Registration Rights Agreement” means the registration rights agreement dated as of May 31, 2022 between the Company and the Holder, as amended from time to time.

(ii)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

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(jj)

“Senior Debt” means all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law, which indebtedness does not by its terms rank pari passu with or subordinate to this Note.

(kk)

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that constitutes, or any group of subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of such Person.

(ll)	“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

(mm)	“Tax Act” has the meaning given to such term in Section 3.

(nn)

“Term SOFR” means, for any calculation of Interest, the Term SOFR Reference Rate for a tenor comparable to the interest period on the Note on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

(oo)

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Holder (in consultation with the Company) in its reasonable discretion).

(pp)	“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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(qq)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(rr)

“Transaction Documents” means, collectively, this Note, the Note Purchase Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(ss)

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

29.

DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

30.

ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement

31

signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer

Signature Page – Convertible Note

EXHIBIT I

LI-CYCLE HOLDINGS CORP. HOLDER CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC
Participant:

DTC
Number:

Account
Number:

Date:

_____________ __,

Name of Registered Holder

By:
Name:
Title:
Tax ID:

E-mail Address:

Phone Number:

EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to redeem 100% of the Note indicated below in exchange for (as indicated below) cash as of the date specified below, and warrants to acquire Common Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Number of Redemption Warrants to be Issued:

Please confirm the following information:

Redemption Price:

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Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT III

FORM OF REDEMPTION WARRANT CERTIFICATE

III-1

Number: [•]

WARRANTS

THIS WARRANT CERTIFICATE SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR BELOW.

THE WARRANTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Li-Cycle Holdings Corp.

Incorporated Under the Laws of Ontario

Warrant Certificate

This Warrant Certificate certifies that [                 ], or registered assigns, is the registered holder (the “Holder”) of [                 ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase common shares (“Common Shares”), of Li-Cycle Holdings Corp., an Ontario corporation (the “Company”).

This Warrant Certificate is issued in connection with the redemption and cancellation of the convertible note issued by the Company to Glencore Ltd. as of [•], 2022 (the “Note”).

Each Warrant entitles the Holder, upon exercise during the period set forth in this Warrant Certificate, to receive from the Company that number of fully paid and nonassessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to this Warrant Certificate, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the principal office of the Company, located at 207 Queen’s Quay West, Suite 590, Toronto, Ontario M5J 1A7 (Attention: Ajay Kochhar; Email: ajay.kochhar@li-cycle.com), subject to the conditions set forth herein.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Common Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a Holder would be entitled to receive a fractional interest in a Common Share, the Company shall, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the Holder.

The initial Exercise Price per one Common Share for any Warrant is equal to $[•]1 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in this Warrant Certificate.

[1]	NTD: Equal to the applicable Conversion Price as of the date of redemption of the Note.

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Subject to the conditions set forth in this Warrant Certificate, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this ____ day of                  , 20                .

LI-CYCLE HOLDINGS CORP.

By:

Name:
Title:

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[Form of Warrant Certificate]

[Reverse]

1.	Terms and Exercise of Warrants.

1.1.

Exercise Price. Each Warrant shall entitle the Holder thereof, subject to the provisions of this Warrant Certificate, to purchase from the Company the number of Common Shares stated herein, at the price of $[•] per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1.1. The term “Exercise Price” as used in this Warrant Certificate shall mean the price per share described in the prior sentence at which Common Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Exercise Price at any time prior to the Expiry Date (as defined below) for a period of not less than fifteen (15) Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or Applicable Law); provided that the Company shall provide at least five days’ prior written notice of such reduction to Holders of the Warrants; and provided further, that any such reduction shall be identical among all of the Warrants.

1.2.

Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating on the earliest to occur (the “Expiry Time”) of (i) 5:00 p.m., New York City time, on [•], 2027 (the “Exercise Period”) and (ii) immediately prior to the closing of a Change of Control Transaction. Each Warrant not exercised on or before the Expiry Time shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Certificate shall cease at the Expiry Time. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiry Time; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

1.3.	Exercise of Warrants.

1.3.1.

Payment. Subject to the provisions of this Warrant Certificate, a Warrant may be exercised by the Holder thereof by delivering to the Company at its principal office (i) this definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry position, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the applicable Warrant Agent (the “Agent”) to an account of the Company or its agent at the Agent designated for such purposes in writing by the Company to the Holder from time to time, (ii) a subscription form (“Subscription Form”) for any Common Shares to be issued pursuant to the exercise of a Warrant, properly completed and executed by the Holder on the reverse of this definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Holder in accordance with the Agent’s procedures, and (iii) the payment in full of the Exercise Price for each Common Share as to which

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the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of such Common Shares, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Company, or by transmitting same day payable funds in the lawful money of the United States by wire to such account as the Company shall direct to the Holder. Any Warrant Certificate so surrendered shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein in the manner provided in Section 12 (or to such other address as the Company may notify the Holder).

1.3.2.

Issuance of Common Shares on Exercise. As soon as practicable (and in any event within 5 Business Days) after the exercise of any Warrant and the clearance of the funds in payment of the Exercise Price, the Company shall issue to the Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Common Shares to which it is entitled, registered in such name or names as may be directed by him, her or it on the register of shareholders of the Company, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant Certificate, as applicable, for the number of Common Shares as to which such Warrant shall not have been exercised.

1.3.3.	Valid Issuance. All Common Shares issued upon the proper exercise of a Warrant in conformity with this Warrant Certificate shall be validly issued, fully paid and nonassessable.

1.3.4.

Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued and who is registered in the register of shareholders of the Company shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of shareholders of the Company or book-entry system of the Company are closed, such person shall be deemed to have become the holder of such Common Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

1.3.5.

Market Regulation. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not

III-5

apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate (or otherwise pursuant to the terms of this Warrant Certificate) under the rules or regulations of any Eligible Market on which the Common Shares are then listed, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.5 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate resulting therefrom.

1.3.6.

Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate or otherwise pursuant to the terms of this Warrant Certificate to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate, except that such limitation shall not apply in the event that (i) the Holder (and, if applicable, the Company) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Holder (and, if applicable, the Company) obtains a written opinion from counsel to the Holder (or, in the case of the Company, counsel to the Company) that such approval(s) are not required. For the avoidance of doubt, the Company’s non-compliance with the limitations contained in this Section 1.3.6 shall not constitute a breach of this Warrant Certificate by the Company, and the Company shall not have any liability under this Warrant Certificate or otherwise resulting therefrom, but in the event that exercise of the Warrants evidenced by this Warrant Certificate requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Holder and, if applicable, the Company shall endeavor to make such filings and obtain such approval in accordance with, and subject to the following limitations:

1.3.6.1.

The Company and the Holder acknowledge that one or more filings under the HSR Act or antitrust laws of other jurisdictions and/or foreign investment laws may be necessary in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate. The Holder will promptly notify the Company if any such filing is required on the part of the Holder or the Company. The Company, the

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Holder and any other applicable Holder Affiliate will use reasonable best efforts to cooperate in making or causing to be made all applications and filings under the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate held by the Holder or any Holder Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Warrant Certificate to the contrary, the Company shall not have any responsibility or liability for failure of the Holder or any of its Affiliates to comply with any Applicable Law. For as long as this Warrant Certificate is outstanding, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Holder may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential exercise of the Warrants evidenced by this Warrant Certificate. Promptly upon request by the Holder, the Company will use its reasonable best efforts to make all such filings and obtain all approvals and clearances as required under applicable antitrust or foreign investment laws in connection with the issuance of the Common Shares and investment in the Common Shares upon exercise of the Warrants evidenced by this Warrant Certificate.

1.3.6.2.

Notwithstanding anything in this Warrant Certificate to the contrary, it is expressly understood and agreed that: (i) the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) the Company shall not be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Company or any of its subsidiaries or Affiliates, (B) the imposition of any limitation or regulation on the ability of the Company or any of its subsidiaries or Affiliates to freely conduct their business or own such assets or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of the Holder or any of its Affiliates to exercise full rights of ownership of the Common Shares. The Company and the Holder will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Holder shall be responsible for the payment of the filing fees associated with any such applications or filings.

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2.	Adjustments.

2.1.

If and whenever, at any time prior to the Expiry Time, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon exercise of the Warrants on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 2.1 had the Warrants evidenced by this Warrant Certificate been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 2.1 shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

2.2.

If and whenever at any time prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 2.1 or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company, the Holder, if it has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such Warrants thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its Warrants at the Exercise Price.

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2.3.

If, and whenever at any time prior to the Expiry Time, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“EP2” shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

“EP1” shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by EP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

2.4.

If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Company’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exercise Rate will be increased based on the following formula:

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where:

ER0	= the Exercise Rate in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
ER1	= the Exercise Rate in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC	= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;
OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);
OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and
SP	= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Exercise Rate will in no event be adjusted down pursuant to this Section 2.4, except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 2.4, if the date of exercise of the Warrants occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exercise Price for such exercise, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day imediately after the Expiration Date to, and including, such date of exercise. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under Applicable Law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Exercise Rate will be readjusted to the Exercise Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

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2.5.

If, and whenever at any time prior to the Expiry Time, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 2.1), then and in each such event the Holder of a Warrant shall receive, and shall accept, upon the exercise of a Warrant for Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Warrant had been exercised for Common Shares on the date of such event.

2.6.

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event or addressed in Sections 2.1, 2.2, 2.3, 2.4 or 2.5 (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the exercise of a Warrant occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the exercise of a Warrant for Common Shares.

2.7.	The adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 are cumulative and will be made successively whenever an event referred to therein occurs.

2.8.

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

2.9.

The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 2.5, entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

2.10.

Notwithstanding anything to the contrary in Sections 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of

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the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

2.11.

No Fractional Shares. Notwithstanding any provision contained in this Warrant Certificate to the contrary, the Company shall not issue fractional Common Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.

2.12.

Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Certificate; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

2.13.	To the extent any amendment or modification is made to Section 8 of the Note, the Company shall simultaneously amend or modify this Warrant Certificate to reflect similar terms.

3.	Register and Transferability.

3.1.

The Company shall use reasonable best efforts to maintain a register (the “Register”) for the registration in book-entry form of the original issuance of the Warrants and the registration of transfer of any Warrants. Upon the initial issuance of the Warrants in book-entry form, the Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Agent by the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Warrants evidenced by this Warrant Certificate by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue a new certificate in respect of the remaining balance of the Warrants evidenced by this Warrant Certificate; provided, however, that the Company will not register any assignment, transfer or sale of any Warrants not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom.

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Notwithstanding anything to the contrary set forth in this Section 3, following exercise of the Warrants evidenced by this Warrant Certificate in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant Certificate to the Company unless (A) all Warrants represented by this Warrant Certificate are being exercised (in which event this Warrant Certificate shall be delivered to the Company following exercise thereof as contemplated by Section 1.3) or (B) the Holder has provided the Company with prior written notice requesting reissuance of this Warrant Certificate upon physical surrender of this Warrant Certificate. If the Company does not update the Register to record the exercise of the Warrants evidenced by this Warrant Certificate and the dates of such exercise and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

3.2.

The Company may appoint an Agent for the purpose of maintaining the Register, issuing the Common Shares or other securities then issuable upon the exercise of the rights under the Warrants, exchanging the Warrants, replacing the Warrants or conducting related activities.

3.3.

The Warrants may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in each case in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register.

4.

No Rights as Shareholder. A Warrant does not entitle the Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.

No Obligation to Purchase. Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for, or the Company to issue, any shares except those shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

6.

U.S. Legend. Certificates representing Common Shares issued pursuant to the Subscription Form, and all certificates issued in exchange thereof or in substitution therefor, until such time as it is no longer required under the applicable requirements of the 1933 Act or applicable United States state laws and regulations, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE LOCAL LAWS AND REGULATONS, (C) PURSUANT TO

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THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C) OR (D), PROVIDING TO THE COMPANY A LEGAL OPINION OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT.”

Notwithstanding the foregoing, the Company or the Company’s transfer agent may impose additional requirements for the removal of legends from securities sold in compliance with Rule 904 of Regulation S of the 1933 Act in the future.

7.	Covenants:

7.1.

So long as any Warrants evidenced hereby remain outstanding, the Company shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Certificate.

7.2.

The Company covenants and agrees that until the Expiry Time, while the Warrants (or remaining portion thereof) shall be outstanding, the Company shall use its commercially reasonable efforts to remain listed on the Principal Market, and to maintain its status as a “reporting issuer” not in default of the requirements of the applicable securities laws in the jurisdictions in which the Company is currently a reporting issuer, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company to cease to be listed on the Principal Market or cease to be a reporting issuer, respectively, so long as the holders of the Common Shares receive securities of an entity which is listed on an Eligible Market or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the rules and policies of the Principal Market.

7.3.

The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required for the carrying out or performing of the provisions of this Warrant Certificate.

7.4.

In the event of a Change of Control Transaction in which the consideration to be received by the Company’s shareholders consists of cash and/or marketable securities, if this Warrant Certificate is outstanding upon the consummation of such Change of Control Transaction then (a) if the Fair Market Value of one Common Share is greater than the then applicable Exercise Price, this Warrant Certificate may be exercised at the election of the Holder on a net exercise issue basis as of immediately prior to such Change of Control Transaction and (b) if the Fair Market Value of one Common Share is less than or equal to the then applicable Exercise Price, this Warrant Certificate will expire immediately prior to the consummation of such Change of Control Transaction.

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7.5.

The covenants of the Company referenced in Sections 9(c), (d), (e) and (f) of the Note are incorporated herein by reference. Such covenants of the Company shall not merge in or be prejudiced by and shall survive the redemption of the Note and shall continue in full force and effect so long as the Warrants are outstanding.

7.6.	Upon request of the Holder, the Company shall use commercially reasonable efforts to issue to the Holder Book-Entry Warrants settled through the Agent in lieu of this Warrant Certificate.

8.

Lost, Stolen or Mutilated Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall execute and deliver to the Holder a new Warrant Certificate representing the outstanding number of Warrants.

9.

Payment of Collection, Enforcement and Other Costs. If (a) this Warrant Certificate is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Warrant Certificate or to enforce the provisions of this Warrant Certificate or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Warrant Certificate, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

10.

Construction; Headings. This Warrant Certificate shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Warrant Certificate are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant Certificate. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Warrant Certificate instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Warrant Certificate.

11.

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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12.	Dispute Resolution.

12.1.	Submission to Dispute Resolution.

12.1.1.

In the case of a dispute relating to the Exercise Price, Exercise Rate or the arithmetic calculation thereof, the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price or the arithmetic calculation of such Exercise Rate (as the case may be) at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

12.1.2.

The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 12.1 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

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12.1.3.

The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

13.	Notices; Currency; Payments.

13.1.

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant Certificate must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

Andrea.Basham@Freshfields.com

If to the Holder:

Glencore Ltd.

330 Madison Ave.

New York, NY 10017

Attention: Legal Department

Email: legalnotices@glencore-us.com

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with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee

Email: Heather.emmel@weil.com

David.Avery-Gee@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

13.2.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant Certificate, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any change of control transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

13.3.	Calculation of Time. When computing any time period in this Warrant Certificate, the following rules shall apply:

13.3.1.	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

13.3.2.

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

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13.3.3.

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

13.3.4.

if the end date of any deadline or time period in this Warrant Certificate refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

13.3.5.	when used in this Warrant Certificate the term “month” shall mean a calendar month.

13.4.	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Warrant Certificate are in United States Dollars (“U.S. Dollars”).

13.5.

Payments. Whenever any payment of cash is to be made pursuant to this Warrant Certificate, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Warrant Certificate is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

14.

Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Warrant Certificate and the Registration Rights Agreement.

15.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant Certificate shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant Certificate and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner

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permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT CERTIFICATE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

16.

Severability. If any provision of this Warrant Certificate is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant Certificate so long as this Warrant Certificate as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.	Certain Definitions. For purposes of this Warrant Certificate, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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(c)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the date of this Warrant Certificate, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 2.1;

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the date of this Warrant Certificate, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(d)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Holder or any of its subsidiaries for the purposes of this Warrant Certificate.

(e)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Company, and includes the rules and policies of any stock exchange upon which the Company has securities listed or quoted.

(f)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

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(g)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the 1934 Act), other than the Company or one or more employee benefit plans of the Company, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a subsidiary of the Company) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the 1934 Act.

(h)

“Common Shares” means (i) the Company’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 2.1(iv) only, the common shares or other securities of any of the Company’s subsidiaries in addition to the common shares of the Company.

(i)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

(j)	“Exercise Period” has the meaning given to such term in Section 1.2.

(k)	“Exercise Price” has the meaning given to such term in Section 1.1.

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(l)	“Exercise Rate” means the number of Common Shares issuable upon exercise of the Warrants pursuant to Section 1 determined by dividing (i) $1,000 by (ii) the Exercise Price.

(m)	“Expiry Time” has the meaning given to such term in Section 1.2.

(n)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(o)	“Ineligible Consideration” has the meaning given to such term in Section 2.10.

(p)

“Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (in respect of clause (iii) only, other than any investment portfolio company of the Holder that is an Affiliate).

(q)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(r)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Company’s Common Shares are listed (and, in the case of multiple listing, the majority of the Company’s Common Shares trade) at the applicable time.

(s)	“Registration Rights Agreement” means the registration rights agreement dated as of [•], 2022 between the Company and the Holder, as amended from time to time.

(t)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(u)	“Subscription Form” means the subscription form attached hereto as Exhibit A.

(v)	“Tax Act” means the Income Tax Act (Canada).

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(w)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(x)	“Transfer Form” means the transfer form attached hereto as Exhibit B.

18.

Disclosure. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant Certificate, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 6-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

19.

Absence of trading and disclosure restrictions. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

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Exhibit A

Subscription Form

Capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate (the “Warrant Certificate”) to which this Subscription Form is attached.

The undersigned holder of the attached Warrant Certificate hereby subscribes for ______________ common shares (the “Shares”) of LI-CYCLE HOLDINGS CORP. (the “Company”) pursuant to the terms of the Warrant Certificate at the Exercise Price on the terms specified in the Warrant Certificate and contemporaneously with the execution and delivery hereof makes payment therefor on the terms specified in the Warrant Certificate. If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificate representing the Shares.

The undersigned hereby directs that the Shares be issued as follows:

Names(s) in Full	Address(es)	Number of Common Shares

Date: [ ], 20

[ ]

By:
Name:
Title:

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Exhibit B

Transfer Form

Assignor:

Company: LI-CYCLE HOLDINGS CORP. (the “Company”)

Warrant: Warrant No. _______ to purchase common shares issued on ______________________ (the “Warrant”)

Date:

In the case of a warrant certificate that contains the U.S. restricted legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Company;

☐	(B) the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws and regulations and the undersigned has furnished to the Company any other evidence in form and substance required by the Company to such effect, or

☐	(C) the transfer is being made in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws or the filing of a prospectus or similar document under the securities laws of any jurisdiction of Canada, including, without limitation, the Securities Act (Ontario) and the rules and regulations made thereunder, and the undersigned has furnished to the Company an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Company to such effect.

Assignment. The undersigned registered holder of the Warrant (the “Assignor”) assigns and transfers to the assignee named below all of the rights of Assignor under the accompanying Warrant Certificate with respect to the number of Warrants set forth below:

Name of Assignee:

Address of Assignee:

Number of Warrants Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of LI-CYCLE HOLDINGS CORP. maintained for the purpose, with full power of substitution in the premises.

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In the event of the transfer of less than the total number of Warrants represented by the accompanying Warrant Certificate, the Company is hereby instructed to deliver to or as directed by the Assignor, without charge, a new Warrant Certificate in respect of the balance of the Warrants which have not been transferred.

ASSIGNOR

(Print name of Assignor)

(Signature of Assignor)

(Print name of signatory, if applicable)

(Print title of signatory, if applicable)

Address:

III-27

Exhibit 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of May 31, 2022 is by and between Li-Cycle Holdings Corp., an Ontario corporation (the “Company”), and Glencore Ltd., a Swiss company having an office at 330 Madison Ave., New York, NY 10017, or its permitted assigns (the “Holder”).

WHEREAS, pursuant to the Note Purchase Agreement, dated as of May 5, 2022 (the “Note Purchase Agreement”), between the Company and the Holder, on the Closing Date, the Company issued to the Holder $200,000,000 original principal amount of Convertible Notes due May 31, 2027 (the “Initial Convertible Note” and, together with any additional notes that may be issued to the Holder in respect of any interest paid by the Company in kind as permitted by the Initial Note, the “Convertible Notes”);

WHEREAS, upon any conversion of the Convertible Notes in accordance with their terms, the Company will issue to the Holder Common Shares in accordance with the terms of the Convertible Notes (such Common Shares, the “Conversion Shares”);

WHEREAS, in connection with any redemption of the Convertible Notes by the Company in accordance with their terms, the Company is required to issue to the Holder a warrant (the “Redemption Warrants”) to acquire Common Shares (such Common Shares, the “Redemption Warrant Shares”);

WHEREAS, the Company is party to that Investor and Registration Rights Agreement by and between the Company and the parties thereto dated as of August 10, 2021 (the “IRA”); and

WHEREAS, the entry into this Agreement is a condition precedent to the Holder’s obligation to purchase the Initial Convertible Note.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain a Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making public.

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

For purposes of this Agreement, no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement. For purposes of this Agreement, neither Sponsor nor its Affiliates shall be considered to be an Affiliate of the Company or any Person Controlled by the Company.

“Agreement” shall have the meaning given in the Preamble.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing” means the closing of the Transactions.

“Closing Date” means the date hereof or such other date and/or time as may be agreed pursuant to the Note Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means the common shares of the Company.

“Company” shall have the meaning given in the Preamble.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” shall have the meaning given in the Recitals.

“Convertible Notes” shall have the meaning given in the Recitals.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Effective Time” means the moment in time at which the Closing occurs.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” means a Registration Statement on Form F-1 or any comparable successor form or forms thereto.

“Form F-3” means a Registration Statement on Form F-3 or any comparable successor form or forms thereto.

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“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Governmental Entity” means any United States, Canadian or other (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Holder” shall have the meaning given in the Preamble.

“Initial Convertible Note” shall have the meaning given in the Recitals.

“IRA” shall have the meaning given in the Recitals.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, Order, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.3.

“Note Purchase Agreement” shall have the meaning given in the Recitals.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

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“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Redemption Warrants” shall have the meaning given in the Recitals.

“Redemption Warrant Shares” shall have the meaning given in the Recitals.

“Registrable Security” and “Registrable Securities” shall mean the Conversion Shares and the Redemption Warrant Shares, and any other equity security of the Company issued or issuable with respect to any Conversion Shares, Redemption Warrant Shares or Redemption Warrants by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any Registrable Securities, such securities shall cease to be Registrable Securities upon the earlier of: (a) when the following conditions have been satisfied: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold under Rule 144 (or other similar exemption under the Securities Act then in force); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction and (b) the later of (x) the date on which Rule 144 (or other similar exemption under the Securities Act then in force) is available for the sale of all of the Holder’s Common Shares without regard to volume limitations or manner of sale requirements and (y)(1) with respect to the Holder’s right to request a Demand Registration pursuant to Section 2.1 or a Resale Shelf Registration Statement pursuant to Section 2.3, three (3) years after the Holder’s receipt of the Conversion Shares or the Redemption Warrant Shares, as applicable, in respect of the entire outstanding principal amount of the Convertible Notes or the exercise in full of the Redemption Warrant, as applicable and (2) with respect to any Piggyback Registration pursuant to Section 2.2, five (5) years the Holder’s receipt of the Conversion Shares or the Redemption Warrant Shares, as applicable, in respect of the entire outstanding principal amount of the Convertible Notes or the exercise in full of the Redemption Warrant, as applicable.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, as applicable, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any fees of the securities exchange on which Common Shares are then listed;

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(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company; and

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Resale Shelf Registration” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall mean such rule promulgated under the Securities Act, as the same shall be amended from time to time, or any successor rule then in force.

“SEC Guidance” shall have the meaning given in subsection 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Transactions” means the issuance of the Initial Convertible Note pursuant to the Note Purchase Agreement.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

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“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.4.

ARTICLE II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, at any time and from time to time, the Holder may make a written demand for Registration of all or part of its Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting Registration of such Registrable Securities for resale by the Holder) (or, if the Company is not a foreign private issuer, Form S-3) (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by the Holder), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Holder when making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Resale Shelf Registration). The Company shall comply in all respects with all notification requirements and obligations to include other holders in such registration pursuant to Section 2.2 of the IRA. The Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Holder pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than two (2) Demand Registrations for the Holder.

2.1.2 Holder Information. The Company’s obligations to include the Registrable Securities held by the Holder in any Registration Statement are contingent upon the Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.

2.1.3 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Underwriter or Underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an Underwriter or dealer and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or

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injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and the Holder thereafter affirmatively elects to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.4 Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 2.4 hereof, if the Holder advises the Company as part of its Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of the Holder to include its Registrable Securities in such Registration shall be conditioned upon the Holder’s participation in such Underwritten Offering and the inclusion of the Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. In the event the Holder is proposing to distribute its Registrable Securities through an Underwritten Offering under this subsection 2.1.4, it shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Holder, which Underwriter(s) shall be reasonably acceptable to the Company.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company and the Holder in writing that the dollar amount or number of Registrable Securities that the Holder desires to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Holder that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities;

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2.1.6 Demand Registration Withdrawal. The Holder shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration (i) in the case of an Underwritten Offering, prior to the launch of the roadshow for the offering, and (ii) otherwise, prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. If the Holder initiating a Demand Registration withdraws from a proposed offering pursuant to this Section 2.1.6, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.6.

Section 2.2. Piggyback Registration.

2.2.1 Piggyback Rights. If at any time or from time to time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company, other than a Registration Statement (i) filed pursuant to Section 2.1, (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) to register the offering of securities in connection with a transaction to be registered on Form F-4 or S-4 or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to the Holder as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) subject to the expiration or waiver by the Company of any applicable lock up with respect to the Common Shares pursuant to the Note Purchase Agreement, offer to the Holder the opportunity to register the sale of such number of Registrable Securities as the Holder may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holder pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Holder when proposing to distribute Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holder when participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares that the Company desires to sell, taken together with (i) Common Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Common Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

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(i)

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing section (A), the Registrable Securities of the Holder exercising its rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof and any other Common Shares or other equity securities for the account of other Persons as to which Registration has been requested pursuant to written contractual piggy-back registration rights of such other Persons, in each case pro rata, based on the respective number of Registrable Securities that the Holder and such other shareholders have requested be included, which can be sold without exceeding the Maximum Number of Securities; and

(ii)

If the Registration is pursuant to a request by Persons or entities other than the Holder, then the Company shall include in any such Registration (A) first, Common Shares or other equity securities, if any, of such requesting Persons, other than the Holder, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing section (A), the Registrable Securities of the Holder exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1, and any other Common Shares or other equity securities for the account of other Persons as to which Registration has been requested pursuant to separate written contractual arrangements with such Persons, in each case pro rata based on the respective number of Registrable Securities that the Holder and such other shareholders have requested be included, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. The Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to (i) in the case of an Underwritten Offering, the date on which the roadshow for the offering is launched, and (ii) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

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2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registrations.

2.3.1 Registration Statement Covering Resale of Registrable Securities. Notwithstanding the right of the Holder to request a Resale Shelf Registration pursuant to Section 2.1.1, upon the written request of the Holder, the Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable (but in any case no later than 45 calendar days after notice from the Holder) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holder of all of the Registrable Securities held by the Holder (the “Resale Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) forty-five (45) calendar days after the filing of the Resale Shelf Registration Statement (or seventy-five (75) calendar days after the filing of the Resale Shelf Registration Statement if the Commission notifies the Company that it will “review” the Registration Statement) and (ii) fifteen (15) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall cause the Resale Registration Statement or a replacement Resale Registration Statement to remain effective until three (3) years after the Holder’s receipt of the Conversion Shares or the Redemption Warrant Shares, as applicable, in respect of the entire outstanding principal amount of the Convertible Notes or the exercise in full of the Redemption Warrant, as applicable. The Resale Shelf Registration Statement shall be filed on any then applicable form. If the Resale Shelf Registration Statement is initially filed on Form F-1 and thereafter the Company becomes eligible to use Form F-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form F-3. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holder of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such

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replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holder until all such Registrable Securities have ceased to be Registrable Securities; provided, however that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement that is required to be filed pursuant to this Section 2.3.1 and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available at all times until the date on which the Holder ceases to hold any Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit the Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to compliance or waiver by the Company of any lock up provisions contained in the Note Purchase Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holder. To the extent the Company is not a foreign private issuer, the references to Form F-1 and F-3 above shall be, instead, to Form S-1 and S-3, respectively. The Resale Shelf Registration Statement filed hereunder may also register Common Shares or other securities other than Registrable Securities pursuant to this Agreement, including shares sold by the Company to other shareholders.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holder in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within three (3) Business Days after the Resale Shelf Registration Statement becomes effective (which may be accomplished by the issuance of a press release with such information), and shall furnish to the Holder, without charge, at its request, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holder may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent any of such documents are not available on EDGAR).

2.3.3 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Holder and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form F-3 (or Form S-3, as applicable), or if Form F-3 (or Form S-3, as applicable) is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however that prior to filing such

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amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by the Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holder, subject to a determination by the Commission that the Holder must be reduced first based on the number of Registrable Securities held by the Holder. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.4 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, to the extent such Resale Shelf Registration may be used for an underwritten offering, the Holder may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall comply in all respects with all notification requirements and obligations to include other holders in such Underwritten Shelf Takedown pursuant to Section 2.3.4 of the IRA. The Holder when proposing to distribute its Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.4 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Holder (who must be reasonably acceptable to the Company).

2.3.5 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Holder in writing that the dollar amount or number of Registrable Securities that the Holder desires to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell, taken together with (i) Common Shares, if any, as to which participation in the Underwritten Shelf Takedown has been demanded pursuant to separate written contractual arrangements with Persons other than the Holder, and (ii) Common Shares, if any, as to which participation in the Underwritten Shelf Takedown has been requested pursuant

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to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Holder that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing section (i), any other Common Shares or other equity securities for the account of other Persons as to which inclusion in such Underwritten Shelf Takedown has been requested pursuant to separate written contractual arrangements with such Persons, in each case pro rata based on the respective number of Registrable Securities that the Holder and such other shareholders have requested be included; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.6 Registrations effected by the Company pursuant to Section 2.3.1 or Section 2.3.6 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.3.7 Under no circumstances shall the Company be obligated to effect more than two (2) Underwritten Shelf Takedowns for the Holder.

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date thirty (30) days prior to Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company initiated Registration and provided that Company has delivered written notice to the Holder prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.

Section 2.5. Other Registration Rights. The Company represents that, as of the date hereof and other than as set forth herein, no Person has the right to request or require it to register any equity securities issued by it, other than such registration rights granted pursuant (i) to those certain subscription agreements, entered into as of February 15, 2021, with investors participating in the private placement of securities of the Company in connection with the financing of the Company’s completed business combination, (ii) IRA and (iii) the Note Purchase Agreement dated as of September 29, 2021. The Company will not grant any Person any registration rights with respect to the capital shares of the Company that are prior in right or in conflict or inconsistent with the rights of the Holder as set forth in this Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

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ARTICLE III

COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holder, and the Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holder or the legal counsel for any the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to: (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holder (in light of its intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise the Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed (provided that any such notice may be made by the issuance of a press release including such information);

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is or will become available on the Commission’s EDGAR system;

3.1.10 notify the Holder at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holder, the Underwriter(s), if any, and any attorney or accountant retained by the Holder or such Underwriter(s) to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory the Holder and such managing Underwriter;

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3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, in the event of an Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of $10,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holder, in connection with such Registration.

Section 3.2. Registration Expenses. All Registration Expenses shall be borne by the Company. It is acknowledged by the Holder that the Holder shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holder.

Section 3.3. Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure. The Company shall promptly notify the Holder in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, the Holder shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a

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Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, (c) requires the Company to update the financial statements contained in such Registration Statement pursuant to the rules and regulations of the Commission through the filing of a post-effective amendment which is subject to potential Commission review, or (d) in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, which judgment shall be documented in writing and provided to the Holder in the form of a written certificate signed by such officer, such filing, initial effectiveness or continued use of a Registration Statement would be materially detrimental to the Company. The Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) for a period of not more than ninety (90) days in any three hundred and sixty (360)-day period. In the event the Company exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

Section 3.5. Reporting Obligations. As long the Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to, upon request, promptly furnish the Holder with true and complete copies of all such filings. The Company further covenants that it shall take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Common Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including using commercially reasonable efforts to provide any legal opinions. Upon the request of the Holder, the Company shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holder and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors and agents and each Person who controls the Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material

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fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors and officers and agents and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among the Holder, and the liability of the Holder shall be in proportion to and limited to the net proceeds received by the Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holder of shall indemnify the Underwriter(s), their officers, directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Affiliate of such indemnified party and shall survive the transfer of securities. The Company and the Holder to the extent participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or the Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of the Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by the Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.2, 4.1.2 and 4.13 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(D of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

Section 5.1. [Reserved]

ARTICLE VI

Section 6.1. [Reserved]

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ARTICLE VII

TERMINATION

Section 7.1. Termination. The Company’s obligations under Article II and Article III of this Agreement shall terminate upon the date on which neither the Holder nor any of its permitted assignees holds any Registrable Securities.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 8.1):

If to the Company, to it at:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attn: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

66 Wellington St W Suite 5300

Toronto, ON M5K 1E6 Attn: Jonathan Grant and Fraser Bourne

Email: jgrant@mccarthy.ca; fbourne@mccarthy.ca

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor New York, NY 10022

Attn: Paul M. Tiger; Andrea Basham

Email: paul.tiger@freshfields.com; andrea.basham@freshfields.com

If to the Holder, to the address or email address set forth for the Holder on the signature page hereof.

Section 8.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 8.3. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto; except that the Holder may, without consent, assign its rights under this Agreement to any transferee of Common Shares permitted under the Note Purchase Agreement.

Section 8.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.5. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any conflict of law that would require the application of the laws of any other jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Section 8.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.6.

Section 8.7. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 8.8. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 8.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

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Section 8.11. Amendment. This Agreement may not be amended, and no provision herein may be waived, except by an instrument in writing signed by the Company and the Holder.

Section 8.12. Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by the Holder pursuant hereto and (c) waive compliance with any agreement of the Holder or any condition to its own obligations contained herein. At any time, (i) the Holder may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 8.13. Further Assurances. At the request of the Company, in the case of any Holder, or at the request of the Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 8.14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Next Page is Signature Page)

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IN WITNESS WHEREOF, each of the Company and the Holder has caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer

HOLDER:

GLENCORE LTD.

By:	/s/ Cheryl Ann Driscoll
Name:	Cheryl Ann Driscoll
Title:	Secretary

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Exhibit 10.2

AMENDED AND RESTATED STANDSTILL AGREEMENT

This AMENDED AND RESTATED STANDSTILL AGREEMENT (this “Standstill Agreement”) is entered into as of May 31, 2022, by and between Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), Glencore Ltd., a company organized and existing under the laws of Switzerland (“Glencore”) and Glencore plc, a company organized under the laws of Jersey (“Glencore Parent” and together with Glencore, the “Glencore Parties”).

WHEREAS, Glencore and the Company previously entered into that certain Standstill Agreement, dated March 2, 2022 (the “Original Standstill Agreement”).

WHEREAS, concurrently with the execution and delivery of this Standstill Agreement, the Company is entering into a Note Purchase Agreement with Glencore (the “Note Purchase Agreement”), pursuant to which Glencore shall purchase from the Company a convertible note (the “Note”) in the aggregate principal amount of $200,000,000 (such transaction and the other transactions to be consummated pursuant to the Note Purchase Agreement (including the Commercial Agreements contemplated thereby), the “Transactions”); and

WHEREAS, in consideration of, and as a condition to, the issuance of the Note and the rights granted to Glencore under the Note Purchase Agreement, the Company and the Glencore Parties desire to amend and restate the Original Standstill Agreement in its entirety by entering into this Standstill Agreement on the term set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as set forth below.

Defined terms used but not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

1.	Standstill.

Each of the Glencore Parties hereby agrees that, until the fifth anniversary of the date hereof (such period, the “Standstill Period”), unless specifically invited in writing by the board of directors or other authorized representatives who have been designated in writing by the Company (and only to the extent set forth in such invitation), neither Glencore Party shall, and each shall cause any other Person that controls, is controlled by or is under common control with the Glencore Party (“Affiliates”) and its representatives (in the case of such representatives, acting on behalf, or at the direction, of such Glencore Party or its Affiliates) to not, in any manner, directly or indirectly:

(a)

effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or knowingly encourage (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

(i)	any acquisition of any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof), of the Company or its subsidiaries;

(ii)

any acquisition of any material assets, indebtedness or businesses of the Company or its subsidiaries (other than (i) any acquisition of commodities or other products of the Company in the ordinary course of business or (ii) trade credit extended to the Company in the ordinary course of business);

(iii)

any tender offer or exchange offer, merger or other business combination involving the Company, or any of the subsidiaries or assets of the Company or its subsidiaries constituting a material portion of the consolidated assets of the Company and its subsidiaries;

(iv)	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

(v)

any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or votes or any other attempt to influence votes from or by any holder of any voting securities of the Company in connection with any vote of the holders of any such securities;

(b)

form, join or in any way communicate or associate with other security-holders or participate in a “group” (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to the Company or any voting securities of the Company;

(c)

otherwise act, alone or in concert with others, (i) to seek or obtain representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its subsidiaries, or (ii) to propose any matter to be voted upon by the shareholders of the Company or that any meeting of the shareholders of the Company be called or held;

(d)	disclose or direct any person to disclose any intention, plan or arrangement inconsistent with the foregoing; or

(e)

advise, assist or encourage or direct any person (including serving as a financing source for any other person) to advise, assist or encourage any other persons in connection with any of the foregoing.

Each Glencore Party hereby represents and warrants that, as of the date hereof, neither such Glencore Party nor any of its Affiliates owns, beneficially or of record, any common shares or other securities of the Company.

Each Glencore Party hereby agrees that neither it nor its Affiliates or its or their representatives (in the case of such representatives, acting on behalf, or at the direction, of such Glencore Party or its Affiliates will in any manner, directly or indirectly, request the Company or any of its representatives to, directly or indirectly, amend or waive any provision of this Section 1 (including this sentence) if the making of such request would require the Company or either of the Glencore Parties to make a public disclosure regarding such request under applicable laws, provided that nothing in this paragraph will obligate the Company to agree to such amendment or waiver.

Notwithstanding the foregoing, (x) none of (i) the purchase by Glencore of the Note, (ii) the partial or full conversion of the Note by Glencore, or (iii) the exercise of any warrants received by Glencore in connection with the redemption of the Note, shall violate or breach or result in a violation or breach of any terms or conditions of this Standstill Agreement, (y) the Glencore Parties shall be permitted to acquire additional voting securities (or beneficial ownership thereof), or rights to acquire voting securities (or beneficial ownership thereof), of the Company pursuant to this clause (y) so long as the aggregate beneficial ownership of voting securities or rights to acquire voting securities of the Company acquired

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pursuant to this clause (y) (on an as-converted, as-exercised basis) does not exceed 5.0% of the then-outstanding voting securities of the Company; and (z) the Glencore Parties may initiate and engage in private, nonpublic discussions with, and submit confidential proposals to, the board of directors of the Company or other authorized representatives who have been designated in writing by the Company, in each case with respect to a potential transaction or any other matter described in this Section 1; provided, in the case of this clause (z), that any such proposal (i) shall be conditioned on the written approval of the board of directors of the Company and (ii) shall not reasonably require any public disclosure.

The provisions of this Section 1 will be of no further force and effect in the event:

i.

any person or group shall have acquired or entered into a definitive agreement with the Company to acquire more than 50% of the outstanding voting equity securities of the Company or assets of the Company representing more than 50% of its consolidated earning power;

ii.

the Company or its board of directors enters into, agrees to enter into, gives notice of a meeting of its securityholders to consider, publicly indicates its support of, or announces an intention to proceed with any amalgamation, arrangement, merger, takeover bid or any other similar business combination or transaction involving the Company and another party or any other transaction relating to the acquisition of at least a majority of the securities or assets of the Company; or

iii.

any third party (A) concurrently (x) “commences a tender offer” (within the meaning of Rule 14d-2 under the Exchange Act) or exchange offer for more than 50% of the outstanding voting securities of the Company and (y) makes a “takeover bid” (within the meaning of National Instrument 62-104 — Take-Over Bids and Issuer Bids (“NI 62-104”)) for such number of the outstanding voting securities of the Company which constitute more than 50% of the votes attaching to all outstanding voting securities of the Company that is not exempt from Part 2 of NI 62-104, and (B) within 15 Business Days thereafter, the Company’s board of directors does not recommend that its shareholders reject such offer and take-over bid.

2.

Termination. This Standstill Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier of (a) the end of the Standstill Period, and (b) the occurrence of any of the circumstances contemplated by the last paragraph of Section 1 hereof; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach.

3.	Representations and Warranties.

Each party represents and warrants to the other parties as follows:

(a)	Organization. Such party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)

Authorization: Validity; Enforcement. Such party has the requisite power and authority to execute and deliver this Standstill Agreement. The execution, delivery and performance by such party of this Standstill Agreement have been duly authorized by all necessary action on behalf of such party. No other proceedings on the part of such party are necessary to authorize the execution, delivery and performance by such party of this Standstill Agreement. This Standstill Agreement has been duly and validly executed and delivered by such party. Assuming this Standstill Agreement has been duly and validly authorized, executed and delivered on behalf of the other parties hereto, this Standstill Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

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(c)

No Conflicts. The execution and delivery by such party of this Standstill Agreement, and the performance by such party of its obligations under this Standstill Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such party is a party or by which such party is bound or to which any of the property or assets of such party is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations hereunder; or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such party or any of its properties that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such party to perform its obligations hereunder.

(d)

Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by any governmental entity is required on the part of such party in connection with the execution, delivery and performance by such party of this Standstill Agreement, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Standstill Agreement.

(e)

Accuracy of Representations. Such party understands that the other parties hereto are relying and will rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgments and agreements in connection with the transactions contemplated by this Standstill Agreement.

4.	Miscellaneous.

(a)

Each of the Glencore Parties acknowledges that the Company will rely on the acknowledgments, understandings and agreements contained in this Standstill Agreement. For the avoidance of doubt and notwithstanding any provision to the contrary in this Standstill Agreement, no party hereto shall have any obligation to enter into any further discussions, negotiations or agreements with respect to the subject matter hereof or any other potential transaction, to make diligence materials available or to negotiate in good faith or at all, and either Glencore (on behalf of the Glencore Parties) or the Company may at any time determine to terminate any such discussions or negotiations or the furnishing of diligence materials, for any reason or no reason at all.

(b)

Notwithstanding anything to the contrary in this Standstill Agreement, this Standstill Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

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(c)	All the agreements made by each party hereto in this Standstill Agreement shall survive the Closing and the purchase of the Note.

(d)

This Standstill Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(e)

This Standstill Agreement, the Note Purchase Agreement, the Note, the Commercial Agreements and the Mutual Nondisclosure Agreement, dated March 1, 2022, by and between the Company and Glencore constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between or among the parties, with respect to the subject matter hereof, including the Original Standstill Agreement.

(f)

Except as otherwise provided herein, this Standstill Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g)

If any provision of this Standstill Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Standstill Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h)	Each party shall pay all of its own costs and expenses in connection with this Standstill Agreement and the transactions contemplated hereby.

(i)

Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via an internationally recognized carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Glencore:

Glencore Ltd.

330 Madison Avenue

New York, NY 10017

Attention: Andy Smith

Email: Andy.Smith@glencore-us.com

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with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:    David Avery-Gee

Eoghan P. Keenan

Email:         David.Avery-Gee@weil.com

eoghan.keenan@weil.com

if to Glencore Parent:

Glencore plc

Baarermattstrasse 3, CH-6340

Baar, Switzerland

Attention:    General Counsel

Email:          general.counsel@glencore.com

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:    David Avery-Gee

Eoghan P. Keenan

Email:         David.Avery-Gee@weil.com

eoghan.keenan@weil.com

if to the Company, to:

Li-Cycle Holdings Corp.

207 Queen’s Quay West

Suite 590

Toronto, Ontario M5J 1A7

Attention:     Carl DeLuca

Email:          Carl.DeLuca@li-cycle.com

with a required copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention:    Paul M. Tiger

Andrea Merediz Basham

Email:         paul.tiger@freshfields.com

andrea.basham@freshfields.com

(j)

This Standstill Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Standstill Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Standstill Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of any other law.

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THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS STANDSTILL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS STANDSTILL AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 4(j) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS STANDSTILL AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STANDSTILL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4(j).

(k)

Each of the Glencore Parties hereby agrees that the Company would be irreparably injured by a breach of this Standstill Agreement by such Glencore Party, its Affiliates or representatives and that money damages are an inadequate remedy for an actual or threatened breach of this Standstill Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Company in the event that this Standstill Agreement is breached. Therefore, each of the Glencore Parties agrees to the granting of specific performance of this Standstill Agreement and injunctive or other equitable relief in favor of the Company as a remedy for any such breach by such

7

Glencore Party, its Affiliates or representatives, without proof of actual damages. Each of the Glencore Parties further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for either of the Glencore Parties’ or their respective Affiliates or representatives’ breach of this Standstill Agreement but shall be in addition to all other remedies available at law or in equity to the Company. Each of the Glencore Parties also agrees to reimburse the Company for all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the Company (as applicable) in enforcing such Glencore Party’s obligations hereunder.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Company, Glencore and Glencore Parent has executed or caused this Standstill Agreement to be executed by its duly authorized representative as of the date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: Chief Executive Officer

[Signature Page to A&R Standstill Agreement]

GLENCORE: GLENCORE LTD.

By:	/s/ Cheryl Ann Driscoll
Name: Cheryl Ann Driscoll Title: Secretary

GLENCORE PARENT: GLENCORE PLC

By:	/s/ John Burton
Name: John Burton Title: Company Secretary

[Signature Page to A&R Standstill Agreement]

Exhibit 10.3

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

MASTER COMMERCIAL AGREEMENT

THIS MASTER COMMERCIAL AGREEMENT is made as of May 31, 2022 (the “Execution Date”),

BETWEEN	GLENCORE LTD., a corporation existing under the laws of Switzerland having a branch office at 330 Madison Ave., New York, NY, U.S.A. 10017 Hereinafter called “Glencore”
AND

LI-CYCLE HOLDINGS CORP.,

a corporation existing under the laws of the Province of Ontario having an address at 207 Queen’s Quay West, Suite 590, Toronto, Ontario, Canada M5J 1A7

Hereinafter called “Li-Cycle”

RECITALS:

WHEREAS Glencore is a leading global producer and marketer of commodities;

WHEREAS Li-Cycle, through its proprietary Spoke & Hub Technologies™, (a) processes lithium-ion battery manufacturing scrap and other lithium-ion battery materials (including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries) at its Spokes to produce Black Mass and other intermediate products, and (b) further processes such Black Mass at its Hubs to produce Battery Grade Materials, including nickel sulphate, cobalt sulphate and lithium carbonate; and

WHEREAS the Parties have identified significant opportunities, as a result of their complementary expertise, to accelerate the efficient development and deployment of “closed loop” resource recovery systems from primary metal supply to recycled end products through joint sourcing and marketing efforts; and

WHEREAS Li-Cycle desires to utilize Glencore’s expertise in sourcing the various feeds and products needed to support the efficient operation of its Spokes and Hubs, and in marketing the various end-products and by-products of its Spokes and Hubs; and

WHEREAS Glencore has invested US$200 million in Li-Cycle through the purchase of a convertible note, which funds will facilitate Li-Cycle’s development and deployment of additional Spokes and Hubs; and

WHEREAS Glencore has recognized Li-Cycle as a preferred global recycling partner in the lithium-ion battery recycling space; and

[XXX]

WHEREAS in furtherance of these objectives, the Parties have entered into a series of commercial arrangements, including, without limitation: (i) the Amended and Restated Global Feed Sourcing Agreement; (ii) the Black Mass Offtake Agreement; (iii) the Black Mass Sourcing Agreement; (iv) the Sulphuric Acid Supply Agreements; (v) the End Products Offtake Agreement; and (vi) the By-Products Offtake Agreement (in each case, as defined below); and

WHEREAS the Parties wish to enter into this Master Commercial Agreement for the purposes of establishing a master framework agreement covering such commercial agreements and memorializing certain common terms that will be incorporated therein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	DEFINITIONS

Wherever used in this Master Agreement or any of the other Commercial Agreements, unless otherwise specified:

“AAA” means the American Arbitration Association.

“Affiliate” means, with respect to any specified Person or entity, any other Person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person, and “control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or entity. For the avoidance of doubt, Li-Cycle Norway AS is an “Affiliate” of Li-Cycle.

“Amended and Restated Global Feed Sourcing Agreement” means that certain amended and restated global feed sourcing agreement entered into as of the date hereof by and between Glencore and Li-Cycle for the supply by Glencore and/or its Affiliates to Li-Cycle and/or its Affiliates of Feed from various sources for purchase and recycling on the terms and conditions set forth therein.

“Applicable Law” means all applicable federal, provincial, territorial, state, national, regional and local laws (statutory or common), ordinances (including zoning and mineral removal ordinances), regulations, grants, franchises, licences, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature (including environmental laws and any applicable securities laws or regulations, and any applicable rules of any stock exchange, imposing disclosure requirements), and the term “applicable” with respect to such laws and in a context that refers to one or more Persons, means such laws as are applicable to such Person or its business, undertaking, property or securities.

“Battery-Grade Materials” means materials of such quality as to be acceptable to a typical downstream battery refining plant (such as a precursor cathode active materials (pCAM) manufacturing plant), such as nickel sulphate, cobalt sulphate and lithium carbonate.

“Black Mass” means the primary input of the Hubs, comprising cathode active materials, graphite, lithium and any other cathode or anode materials recovered from battery or battery-related input scrap feeds.

“Black Mass Offtake Agreement” means that certain Black Mass Offtake Agreement entered into as of the date hereof by and between Li-Cycle and certain Affiliates thereof and Glencore for the sale by such Affiliates of Li-Cycle to Glencore and its Affiliates of Black Mass produced at Spokes.

“Black Mass Sourcing Agreement” means that certain Black Mass Sourcing Agreement entered into as of the date hereof by and between Glencore and Li-Cycle and certain Affiliates thereof for the sourcing and supply by Glencore and/or its Affiliates to Li-Cycle and/or its Affiliates of Black Mass for the production of end-products at Hubs.

“Break-Up Fee” has the meaning set forth in Section 4(c).

“Business Day” means any day on which banks are open for business in Toronto, Ontario and New York, New York.

“By-Products Offtake Agreement” means that certain By-Products Offtake Agreement entered into by and between Li-Cycle and Glencore as of the date hereof pursuant to which Li-Cycle and/or its Affiliates will sell, and Glencore and/or its Affiliates will purchase, various by-products produced at Spokes and Hubs.

“Commercial Agreements” means, collectively: (i) this Master Agreement, (ii) the Amended and Restated Global Feed Sourcing Agreement, (iii) the Black Mass Offtake Agreement, (iv) the Black Mass Sourcing Agreement, (v) the Sulphuric Acid Supply Agreements, (vi) the End Products Offtake Agreement, (vii) the By-Products Offtake Agreement, and (viii) such other commercial agreements as may be entered into from time to time by the Parties and/or their respective Affiliates pursuant to this Master Agreement.

“Commercial Production Startup Date” means the first (1st) day of the month in which [XXX] Hub has been operating at no less than [XXX]% of its nameplate capacity for the immediately preceding [XXX] months, producing Battery-Grade Materials.

“Company” has the meaning set forth in Section 10.

“Disclosing Party” has the meaning set forth in Section 14.

“Disputing Party” and “Disputing Parties” shall have the meanings set forth in Section 19(a).

“End Products Offtake Agreement” means that certain End Products Offtake Agreement entered into as of the date hereof by and between Li-Cycle and Glencore pursuant to which Li-Cycle and/or its Affiliates will sell, and Glencore and/or its Affiliates will purchase, certain end products from the Hubs.

[XXX]

“Execution Date” has the meaning set forth in the preamble hereto.

“Expense Report” means, with respect to any Commercial Agreement, a written monthly report from Glencore setting out in reasonable detail the Transaction Costs deducted by Glencore or any of its Affiliates pursuant to the terms of such Commercial Agreement.

“Feed” has the meaning set forth in the Amended and Restated Global Feed Sourcing Agreement.

“Feed Recipient” has the meaning set forth in the Amended and Restated Global Feed Sourcing Agreement.

“Force Majeure” has the meaning set forth in Section 11(a)..

“Hub” means a hydrometallurgical processing plant that processes Black Mass to produce Battery Grade Materials using Li-Cycle’s Spoke & Hub Technologies™.

“Independent Accountant” has the meaning set forth in Section 4(e).

“Initial Term” has the meaning set forth in Section 4(a).

“Insolvency Event” has the meaning set forth in Section 5(a).

“Losses” means all claims, demands, proceedings, fines, losses, damages, liabilities, obligations, deficiencies, costs and expenses (including all reasonable legal and other professional fees and disbursements, interest, penalties, judgment and amounts paid in settlement of any demand, action, suit, proceeding, assessment, judgment or settlement or compromise), subject to Section 13.

“Master Agreement” means this Master Commercial Agreement.

“Metric Ton” or “MT” or “tonne” means 1,000 kilograms equivalent to 2,204.62 pounds, on a wet (WMT) or dry (DMT) basis, as applicable.

“Notice” has the meaning set forth in Section 16.

“Notice of Material Breach” has the meaning set forth in Section 5(b).

“OFAC” has the meaning set forth in Section 10.

“Parties” means each of Li-Cycle and Glencore;

“Person” has the meaning set forth in Section 10(a).

“Publicly Announcing Party” has the meaning set forth in Section 15(a).

“Receiving Party” has the meaning set forth in Section 14.

“Referee Determination” has the meaning set forth in Section 19.

“Sanctions” has the meaning set forth in Section 10.

“Sanctioned Country” has the meaning set forth in Section 10.

“Sanctioned Person” has the meaning set forth in Section 10.

“Senior Representatives” has the meaning set forth in Section 20(b).

“Spoke” means a recycling facility owned or operated by Li-Cycle or any of its Affiliates that mechanically processes end-of-life batteries and battery manufacturing scrap to produce Black Mass using Li-Cycle’s Spoke & Hub Technologies™.

“Start Date” has the meaning set forth in Section 4(a).

“Subsequent Term” has the meaning set forth in Section 4(c).

“Sulfuric Acid Supply Agreement” means that certain Sulfuric Acid Supply Agreement (US-Canada) entered into as of the date hereof by and among Glencore, NorFalco LLC and NorFalco Sales, a division of Glencore Canada Corporation (as seller group) and Li-Cycle and Li-Cycle North America Hub, Inc. (as buyer group) for the supply by Glencore and/or its Affiliates to Li-Cycle and/or its Affiliates of sulphuric acid for the production of end products at Hubs in the United States and Canada and setting forth the Parties mutual understanding for the supply by Glencore and/or its Affiliates to Li-Cycle and/or its Affiliates of Sulphuric Acid for the production of end-products at Hubs outside of the United States and Canada.

“Term” means the Initial Term and any Subsequent Term.

“Third Party” means a Person that is not a Party or an Affiliate thereof.

“Transaction Costs” has the meaning set forth under the applicable Commercial Agreement.

“UNSC” has the meaning set forth in Section 10(a)(i).

2.	ORDER OF PRECEDENCE & INTERPRETATION OF COMMERCIAL CONTRACTS

This Master Agreement and the other Commercial Agreements are intended to constitute a single agreement and shall be interpreted and construed as complementary, whenever possible. In the event, however, that any term of this Master Agreement conflicts with or is inconsistent with any term in any of the other Commercial Agreements, the following order of precedence shall apply:

(a)	The relevant term in this Master Agreement;

(b)	The relevant term in the other Commercial Agreement;

unless, in each case, the relevant term in the other Commercial Agreement expressly states that it is intended to apply in lieu of the relevant term in this Master Agreement.

Pursuant to the Global Feed Sourcing Agreement, Black Mass Sourcing Agreement, Black Mass Offtake Agreement and End Products Offtake Agreement, the Parties intend for Glencore to be paid various sourcing and marketing fees for specified materials flowing into and out of Li-Cycle’s Spokes and Hubs (and/or any Third Party processing sites that Li-Cycle may utilize). Specifically, subject to the terms of such applicable Commercial Agreements (which shall govern at all times):

(i) Glencore shall be paid the Global Sourcing Fee [XXX] on all Feed flowing into Li-Cycle’s Spokes;

(ii) Glencore shall be paid the Black Mass Sourcing Fee [XXX] on all Third Party Black Mass flowing into Li-Cycle’s Hubs;

(iii) Glencore shall be paid the Black Mass Marketing Fee [XXX] and the Supplemental Black Mass Marketing Fee [XXX] on all Black Mass flowing out of Li-Cycle’s Spokes and not flowing into Li-Cycle’s Hubs; and

(iv) Glencore shall be paid either the End Products Marketing Fee [XXX] or the Supplemental End Products Marketing Fee [XXX], on all end products flowing out of Li-Cycle’s Hubs and/or any Third Party processing sites that Li-Cycle may utilize .

In all such cases, if the invoice value of a material processed at Li-Cycle’s Hubs or Spokes or any other processing sites that Li-Cycle may utilize (including Third Party processing sites) is not available or readily determinable, or the invoice value is not materially consistent with the prevailing market price for the same or similar material, then the Parties shall seek to mutually agree on a pro forma invoice value to base the fee calculation on; and in the case of any arrangements involving the processing of Third-Party-owned material at Li-Cycle’s Hubs or Spokes, such pro forma invoice value shall be based on the prevailing market price for the same or similar Third-Party-owned material, subject to any further mutual agreement of the basis between the Parties. Any exceptions to these fees are set forth in the Commercial Agreements, respectively, and in case of any inconsistency between this clause and a specific Commercial Agreement, the terms of the specific Commercial Agreement shall govern. However, in the event of materials processed at Li-Cycle’s Spokes and Hubs that are not covered by the Commercial Agreements in all material respects, then the above intent of the Parties shall govern.

3.	CERTAIN RULES OF INTERPRETATION

Except as may be otherwise specifically provided in the Commercial Agreements and unless the context otherwise requires:

(a)	References to any “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article, Section or Schedule to the applicable Commercial Agreement.

(b)	Headings of Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of any Commercial Agreements.

(c)	Where the word “including” or “includes” is used in any Commercial Agreement, it means “including without limitation” or “includes without limitation”.

(d)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(e)	The language used in the Commercial Agreements is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(f)	Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(g)

Reference to: (i) any of the Commercial Agreements is to be construed as a reference to such Commercial Agreement, as it may be amended, modified, restated, supplemented or extended from time to time, and (ii) any other agreement is to be construed as a reference to that agreement as it may be amended, modified, restated, supplemented, extended, replaced or superseded from time to time.

(h)

A reference to a statute includes all regulations made pursuant to and rules promulgated under such statute and, unless otherwise specified, any reference to a statute or a regulation or rule promulgated under a statute or to any provision contained therein includes the provisions of any statute, regulation, rule or provision which amends, supplements or supersedes any such statute, regulation, rule or provision from time to time.

(i)

Unless specified otherwise, in the Commercial Agreements, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Eastern Standard Time or Eastern Daylight Time, as applicable) on the last day of the period. If, however, the last day of the period does not fall on a Business Day, the period shall terminate at 5:00 p.m. (Eastern Standard Time or Eastern Daylight Time, as applicable) on the next Business Day.

(j)	Unless specified otherwise in the applicable Commercial Agreement, all statements or references to currency amounts in such Commercial Agreement are to U.S. Dollars.

(k)	References to a “party” in any of the Commercial Agreements means such party or its successors.

4.	TERM

(a)

The term of the Amended and Restated Global Feed Sourcing Agreement commenced on May 4, 2022 and the term of the other Commercial Agreements shall commence on August 1, 2022 (in each case, the “Start Date”), and the term of each of the Commercial Agreements will, unless earlier terminated in accordance with the termination provisions set forth herein, continue in full force and effect for a period ending on the later to occur of: (A) ten (10) years from the Commercial Production Startup Date of (i) the European Hub or (ii) Li-Cycle’s next commercial Hub [XXX]; and (B) the date by which Li-Cycle has processed at [XXX] Li-Cycle’s next commercial Hub [XXX], a minimum of [XXX] MT of Black Mass, corresponding to [XXX] years’ worth of expected production at such Hub [XXX] (such period, the “Initial Term”).

(b)

Notwithstanding Section 4(a), in the event the Parties and/or any of their respective Affiliates enter into any additional Commercial Agreements after the Start Date but during the Initial Term, then the Initial Term of such additional Commercial Agreements shall be deemed to commence on the start date set forth therein and end upon the end of the Initial Term as set forth in Section 4(a).

(c)

Following the Initial Term, the Commercial Agreements shall be renewed automatically on an evergreen basis for further periods of five (5) years each (each, a “Subsequent Term”), subject to the right of Li-Cycle to terminate all (but not less than all) of the Commercial Arrangements upon the conclusion of the Initial Term (or the then-current Subsequent Term, as applicable) by delivering written notice of non-renewal to Glencore at least 365 days prior to the end of the Initial Term (or the then-current Subsequent Term, as applicable); provided, however, that in the event Li-Cycle so elects to terminate the Commercial Arrangements, Li-Cycle shall pay Glencore, as Glencore’s sole and exclusive remedy with respect to the non-renewal and termination of the Commercial Agreements, a break-up fee (the “Break-Up Fee”) in an amount equal to five (5) times the Total Value, net of any applicable amounts then in dispute by any party to a Commercial Agreement, provided that, in the case of any such dispute, the Total Value and the Break-Up Fee will be re-calculated by the Independent Accountant upon the resolution of any such disputed amount in accordance with the terms of the applicable Commercial Agreement(s) and, if applicable, any (i) additional amount on account of the Break-Up Fee payable by Li-Cycle as a result of such re-calculation will be payable promptly by Li-Cycle to Glencore, and (ii) any amount on account of the Break Fee previously paid by Li-Cycle that is in excess of the Break Fee payable by Li-Cycle as a result of such re-calculation will be payable promptly by Glencore to Li-Cycle, in each case following any such resolution based on the amount(s) so re-calculated. For the avoidance of doubt, nothing in this Section shall be deemed to preclude Glencore or any of its Affiliates (as applicable) or Li-Cycle or any of its Affiliates (as applicable) from seeking, in accordance with the terms of this Master Agreement or any applicable Commercial Agreement, any other remedy for any breach by any other party to a Commercial Agreement which occurred prior to the termination of the Commercial Agreements.

(d)

For purposes of this Agreement, “Total Value” means the aggregate value of the following items in the twelve (12) month period (with the exception of clause (iv) below) immediately preceding the end of the applicable Term:

(i)	under the Amended & Restated Global Feed Sourcing Agreement, the Global Sourcing Fee;

(ii)	under the Black Mass Off-Take Agreement, the Black Mass Marketing Fee and the Supplemental Black Mass Marketing Fee;

(iii)	under the Black Mass Sourcing Agreement, the Black Mass Sourcing Fee;

(iv)

under the Sulphuric Acid Supply Agreements, an amount equal to 10% of (a) the weighted average annual price per ton based on tonnage and price invoiced by Glencore for the supply of sulphuric acid during the three-year period immediately preceding the end of the applicable Term; multiplied by (b) the tonnage delivered during the twelve month period immediately preceding the end of the applicable Term;

(v)	under the End Products Off-Take Agreement, the End Products Marketing Fee and the Supplemental End Products Marketing Fee; and

(vi)	under the By-Products Off-Take Agreement, an amount equal to 10% of the amount invoiced by Li-Cycle for the supply of by-products during such period.

(e)

The amount of the Total Value shall be determined as soon as practicable following the end of the applicable Term by an independent internationally recognized accounting firm jointly appointed by the Parties (in this Section, the “Independent Accountant”), which shall render a written determination to both Parties setting forth its calculations of the Total Value (but without providing any commercially sensitive data underlying such calculations). If requested by the Independent Accountant, each Party will permit the Independent Accountant to review such documentation of each Party as the Independent Accountant determines is reasonably necessary to make a determination of Total Value for purposes of this Agreement and the Independent Accountant will be instructed by each Party to maintain the confidentiality of all such documentation. All costs of the Independent Accountant incurred with respect to such determination will be borne equally by Glencore and Li-Cycle.

(f)	Subject to Section 4(c), Li-Cycle shall pay the Break-Up Fee to Glencore promptly following the Independent Accountant’s written determination of the amount of the Total Value.

5.	TERMINATION

(a)

A Party may terminate all (but not less than all) of the Commercial Agreements immediately if the other Party (or any of its Affiliates which is party to any of the Commercial Agreements) (i) is liquidated or dissolved (other than as part of an internal reorganization pursuant to which the obligations of such other Party under the applicable Commercial Agreements are assumed by one or more of its Affiliates), (ii) has filed against it in a court of competent jurisdiction a petition for an order for relief in bankruptcy or liquidation or reorganization, and such petition is not dismissed within sixty (60) days, (iii) makes a general assignment for the benefit of creditors, (iv) has entered against it an order for relief under applicable bankruptcy laws by a court of competent jurisdiction, (v) commences a voluntary action under applicable bankruptcy laws or for the appointment or taking possession of a receiver, custodian or trustee for it or with respect to all or substantially all of its assets, (vi) has a receiver, custodian or trustee appointed by a court of competent jurisdiction for it or with respect to all or substantially all of its assets, or (vii) takes any other action to authorize any of the foregoing actions (each of the foregoing, an “Insolvency Event”).

(b)

Either Party may terminate all (but not less than all) of the Commercial Agreements, in their entirety, if (A) the other Party or any of its Affiliates which is a party to any Commercial Agreement has committed a material breach of any obligation of the other Party or any of its Affiliates under a Commercial Agreement and such material breach has not been cured within 90 days after written Notice of such material breach (a “Notice of Material Breach”) is given by the terminating Party to the other Party, (B) following the expiration of such 90-day cure period, the Senior Representatives of the Parties have not resolved the Dispute on terms mutually acceptable to the Parties pursuant to Section 20(b) within the 60 day-period set forth in Section 20(b), and (C) the terminating Party has obtained a decision by binding arbitration pursuant to Section 20(c) that such material breach has occurred. The terminating Party shall give the other Party the opportunity to remedy the relevant breach or breaches; provided that if the breach or breaches are cured during such 90-day period or resolved by the Senior Representatives on terms mutually acceptable to the Parties pursuant to Section 20(b), then the notice of termination shall be deemed to have been withdrawn with no further effect.

(c)

Either party may terminate a Commercial Agreement immediately on Notice to the other Party where any delay in performing or failure to perform by the other Party or any of its Affiliates under such Commercial Agreement is due to an event of Force Majeure called under such Commercial Agreement and such failure to perform persists for a period of greater than 365 days from receipt of Notice of such event of Force Majeure from the non-performing Party or any of its Affiliates.

(d)

Each Party’s respective termination rights under this Section 5 shall be without prejudice to any other rights and remedies available to such Party (or its Affiliates, as applicable) under the Commercial Agreements or Applicable Law with respect to any Insolvency Event or breach by the other Party (or its Affiliates, as applicable).

6.	PREFERRED RECYCLING PARTNER STATUS

(a)	For the duration of the Term, with respect to go-forward opportunities in the lithium-ion battery recycling space that arise:

(i)	Glencore plc will recognize Li-Cycle as a preferred global recycling partner in the lithium-ion battery recycling space, including for processing available Feed and Black Mass; and

(ii)

Glencore and Li-Cycle agree to discuss all material go-forward opportunities in the lithium-ion battery recycling space and to use commercially reasonable efforts to work together on such opportunities, recognizing that at times other solutions or technologies may be needed as appropriate.

(b)

The Parties’ respective obligations pursuant to Section 9(a)(i) shall be subject to compliance with Applicable Laws, including without limitation all Applicable Laws pertaining to competition and anti-trust matters.

7.	EXPENSE REPORTING

In order for Li-Cycle to meet its continuous reporting obligations under Applicable Laws, Glencore agrees that any Transaction Cost charged by Glencore or any Affiliate pursuant to any Commercial Agreement must be supported by an Expense Report to Li-Cycle provided on a monthly basis. Within 30 days after the receipt of an Expense Report, Li-Cycle may object to any of the Transaction Costs described in such Expense Report, by notifying Glencore in writing (in this Section, an “Objection Notice”) of the basis of such objection in reasonable detail. Thereafter, the Parties shall use commercially reasonable efforts to settle the matter, including by consulting and negotiating with the other Parties to reach a resolution satisfactory to each Party, failing which, any Party may by Notice (in this Section, an “IA Appointment Notice”) to the other Party refer such dispute to an independent internationally recognized accounting firm jointly appointed by the Parties (in this Section, the “Independent Accountant”), for resolution after a period of 30 days from the date on which Li-Cycle provides an Objection Notice has elapsed. If the Parties do not agree on the appointment of an Independent Accountant within five (5) days of the date on which an IA Appointment Notice is given, then upon the request of either Party, the Independent Accountant will be promptly appointed by the AAA. The Independent Accountant will make a written determination the eligibility and quantum of any amount so charged by Glencore as a Transaction Cost that is the subject of an Objection Notice and such determination shall be made as soon as practicable following the appointment of the Independent Accountant. Each Party will submit its respective position to the Independent Accountant by delivering its respective statement of position in writing to the Independent Accountant no later than the 10th day following the date on which the Independent Accountant was appointed. Promptly after receiving the statements of both Parties, the Independent Accountant will transmit by electronic mail a copy of each Party’s statement to the other Party. Each Party may study the statement of position of the other Party and may deliver its respective rebuttal in writing to the Independent Accountant on or before the 5th day after receipt of the other Party’s statement. If requested by the Independent Accountant, each Party will permit the Independent Accountant to review such documentation of each Party as the Independent Accountant determines is reasonably necessary to make such determination with respect to any such Transaction Cost and the Independent Accountant will be instructed by each Party to maintain the confidentiality of all such documentation. Any determination by the Independent Accountant under this Section shall be final and binding on the Parties. All costs of the Independent Accountant incurred with respect to such determination will be borne by Glencore and Li-Cycle based on the percentage that the amount actually contested but not awarded to Glencore or Li-Cycle, as applicable, bears to the aggregate amount actually contested.

8.	REPRESENTATIONS AND WARRANTIES

(a)

Each Party represents to the other Party as of the date hereof (and each party that is party to any of the other Commercial Agreements shall be deemed to represent and warrant to the other party thereto as of the date of the relevant Commercial Agreement) that:

(i)

it is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power to carry on its business and to enter into and perform its obligations under this Master Agreement (or such other Commercial Agreements, as applicable), and it has taken all necessary corporate and other action and has obtained all necessary consents to authorize the execution, delivery and performance of, this Master Agreement (or other such other Commercial Agreements, as applicable), and this Master Agreement (or such other Commercial Agreements, as applicable), as executed and delivered, constitutes valid and legally binding obligations of such party in accordance with its terms, subject to the limitation of such enforcement by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(ii)

the execution, delivery and performance of this Master Agreement (or such other Commercial Agreements, as applicable) will not, to such party’s knowledge: (i) contravene any contractual restriction binding on it; (ii) result in any breach of or default under any agreement or other instrument to which it, or any of its assets, is subject; (iii) contravene any provision of the constitutional or corporate documents of, or applicable to, it, or (iv) contravene any Applicable Law;

(iii)

it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its winding up or dissolution or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it, of any or all of each of their respective assets or revenues; and

(iv)

it has all authorizations necessary to carry out its obligations under this Master Agreement (or such other Commercial Agreements, as applicable), to the extent such authorizations are required by Applicable Law or any binding contractual commitment to which it is a party.

(b)

Each Party shall indemnify, defend and hold harmless the other Party and the other Party’s Affiliates and each of their respective directors, officers, employees, representatives and agents from and against all Losses incurred by the such indemnified parties arising out of or in connection with any breach of any representation or warranty of such Party contained in this Section 8.

(c)

Each party to each of the other Commercial Agreements shall indemnify, defend and hold harmless the other party to such other Commercial Agreements and such other party’s Affiliates and each of their respective directors, officers, employees, representatives and agents from and against all Losses incurred by such indemnified parties arising out of or in connection with any breach of any representation or warranty deemed to be made by such party in such other Commercial Agreement pursuant to this Section 8.

9.	COMPLIANCE WITH LAWS

(a)

Each Party warrants, represents and undertakes to the other that, in connection with the Commercial Agreements, it, its Affiliates and its and their directors, officers, and to its knowledge, employees, agents, representatives and any other Person acting on its or their behalf:

(i)

have complied with, and, except as may be required by Applicable Laws (including the Foreign Extraterritorial Measures Act (Canada) and any orders issued thereunder), will comply with, all Applicable Laws including, without limitation, Applicable Laws pertaining to sanctions, anti-bribery, anti- corruption and anti-money laundering, in each case in all material respects; and

(ii)

have not authorized, offered, promised, paid or otherwise given, and will not authorize, offer, promise, pay or otherwise give, whether directly or indirectly, any financial or other advantage to or for the use or benefit of any public official or any private individual (i) for the purpose of inducing or rewarding that Person’s improper performance of their relevant function in breach of applicable anti-bribery law, or (ii) in a manner that would otherwise constitute a breach of any Applicable Law.

(b)

Li-Cycle may, in its sole discretion, report any concerns relating to the conduct of Glencore in connection with the Commercial Agreements that breaches Glencore’s Code of Conduct or underlying policies to its contacts at Glencore or through Glencore’s “Raising Concerns Programme”, details of which are available at https://glencore.raisingconcerns.org/.

10.	SANCTIONS

(a)	Each Party represents and warrants to the other Party as at the Execution Date and throughout Term that:

(i)

neither it nor any of its subsidiaries (collectively, the “Company”) or any of its or their respective directors, senior executives or officers, or to the knowledge of the Company, any Person on whose behalf the Company is acting in connection with the subject matter of any of such Commercial Agreement, is an individual or entity (“Person”) that is, or is 50% or more owned or controlled by, a Person or Persons that is the subject of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Departments of State or Commerce, the United Nations Security Council (“UNSC”), the European Union (“EU”), Switzerland or Canada (collectively, “Sanctions”) or based, organized or resident in a country or territory that is the subject of comprehensive (i.e., country-wide or territory-wide) Sanctions (including, as of the Execution Date, Crimea, Cuba, so-called Donetsk People’s Republic, Iran, so-called Luhansk People’s Republic, North Korea and Syria) (a “Sanctioned Country”) (collectively, a “Sanctioned Person”);

(ii)

no Sanctioned Person has any beneficial or other property interest in any of the Commercial Agreements nor will have any participation in or derive any other financial or economic benefit from any of the Commercial Agreements; and

(iii)

except as may be required by Applicable Law (including but not limited to the Foreign Extraterritorial Measures Act (Canada) and any orders issued thereunder), it will not use, or make available, material or funds (as applicable) provided by the other party in terms of any of the Commercial Agreements (i) to fund or facilitate any activities or business of, with or involving any Sanctioned Country or Sanctioned Person in breach of Sanctions, or (ii) in any manner that would result in a violation of Sanctions, or (iii) for any activities or business that could reasonably result in the designation of the other Party as a Sanctioned Person (“Sanctionable Activity”).

(b)

A Party will not be in breach of this Section in respect of a Sanctioned Person where the relevant Sanctions are exclusively sectoral sanctions, meaning any Sanctions that do not freeze or block the assets and/or economic resources of a Person or comprehensively freeze or block making available funds or economic resources to such Person, but merely restrict the ability of certain individuals or entities to access financing or export or import equipment, goods, technology or services, including, for the, avoidance of doubt, the Sanctions imposed under the Sectoral Sanctions Identification List maintained by OFAC (“Sectoral Sanctions”) and where the relevant activity or business is permitted by those Sectoral Sanctions.

(c)

If a Party (or any of its Affiliates that are parties to a Commercial Agreement) becomes a Sanctioned Person (or if a Party (or any of its Affiliates that are parties to a Commercial Agreement) has breached or will breach this Section) (the “Defaulting Party”), then the other Party (or any of its Affiliates, as applicable) (the “Non-Defaulting Party”) may (without incurring any liability of any nature whatsoever) terminate or suspend all (but not less than all) of the Commercial Agreements with immediate effect by notice to the Defaulting Party or take any other action it reasonably deems necessary in order for the Non-Defaulting Party to comply with applicable Sanctions or avoid Sanctionable Activity. The Defaulting Party shall be liable for any and all direct costs, liabilities and expenses whatsoever incurred by the Non-Defaulting Party due to the Non-Defaulting Party exercising its rights under this Section except to the extent that a court of competent jurisdiction has determined in a final judgement that the Defaulting Party was not properly a Sanctioned Person and/or did not breach this Section. Any exercise by the Non-Defaulting Party of its right under this Section shall be without prejudice to any other rights or remedies of the Non-Defaulting Party under the Commercial Agreements.

11.	FORCE MAJEURE

(a)

A party to a Commercial Agreement shall not be liable to any other party to such Commercial Agreement for any delay in performing or failure to perform any of its obligations under such Commercial Agreement (except for delay or failure to pay money when due) due to events of Force Majeure. Failure to deliver or to accept delivery in whole or in part because of the occurrence of an event of Force Majeure shall not constitute a default under a Commercial Agreement or subject any party to a Commercial Agreement to liability for any resulting loss or damage. For the purpose of this Agreement, “Force Majeure” means any of the following events: war, blockade, revolution, riot, insurrection, civil commotion, strike, lockout, explosion, fire, flood, ice, storm, tempest, earthquake, pandemic, epidemic or similar health crisis, Applicable Laws, including prohibitions on export or import and/or prohibitions applying to a nominated or carrying vessel, or any other cause or causes whatsoever beyond the reasonable control of any party to a Commercial Agreement whether or not similar to the causes enumerated above.

(b)

Upon the occurrence of any event of Force Majeure, the party affected by the event of Force Majeure shall promptly give Notice to each other party to the applicable Commercial Agreement in writing of such event and shall specify in reasonable detail the facts constituting such event of Force Majeure and the expected duration of such event of Force Majeure. Where such Notice is not given within the time required, Force Majeure shall not justify the non-fulfillment of any obligations under the applicable Commercial Agreement.

(c)

Each party to a Commercial Agreement will use their respective reasonable efforts to cure any event of Force Majeure to the extent that it is reasonably possible to do so, it being understood that the settlement of strikes, lockouts, and any other industrial disputes shall be within the sole discretion of the party asserting Force Majeure.

(d)

Without limiting the generality of the foregoing, during an event of Force Majeure called by Glencore or any of its Affiliates under any Commercial Agreement, Li-Cycle and its Affiliates shall be free to sell or procure, as applicable, the materials subject to such Commercial Agreement(s) to or from, as applicable, any Third Party without any compensation to Glencore or any of its Affiliates and any amounts paid or received by Li-Cycle or any of its Affiliates to or from any such Third Party will not be taken into account for purposes of calculating Total Value; provided that such rights of Li-Cycle and its Affiliates shall be limited to the duration of the period during which Glencore or its applicable Affiliate is unable to perform due to such event of Force Majeure.

12.	SURVIVAL

All provisions of the Commercial Agreements which, by their nature, reasonably may be interpreted as having been intended to survive the expiration or termination of such Commercial Agreements, shall so survive.

13.	LIMITATION ON DAMAGES

THE PARTIES AGREE THAT NO PARTY HERETO (OR ITS RESPECTIVE AFFILIATES, AS APPLICABLE) OR TO ANY OTHER COMMERCIAL AGREEMENT SHALL BE LIABLE UNDER ANY OF THE COMMERCIAL AGREEMENTS FOR SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST SAVINGS, LOSS OF USE OF FACILITY OR EQUIPMENT, OR LOSS OF CUSTOMERS, REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES OR IF SUCH LOSSES OR DAMAGES COULD HAVE BEEN REASONABLY FORESEEN, UNLESS RESULTING FROM A PARTY’S ACTIONS THAT ARE FOUND TO CONSTITUTE WILLFUL MISCONDUCT OR TO HAVE BEEN TAKEN IN BAD FAITH OR IN THE EVENT THE LOSSES OR DAMAGES ARISE FROM A BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF THE PARTIES OR THEIR AFFILIATES. NOTWITHSTANDING THE FOREGOING, THE PARTIES ACKNOWLEDGE THAT COMPONENTS OF THE BREAK-UP FEE COMPENSATE GLENCORE FOR LOST PROFITS, AND THIS SECTION 13 SHALL NOT BE A DEFENCE TO THE PAYMENT OF THE BREAK-UP FEE WHERE THE SAME IS CALCULATED IN ACCORDANCE WITH SECTIONS 4(c) AND 4(d).

14.	CONFIDENTIALITY

Subject to Section 15 (Public Announcements and Filings), the contents of the Commercial Agreements and all confidential or non-public information disclosed (whether in writing, orally, electronically or observed) by one Party (and/or its Affiliates, as applicable) (in such capacity, the “Disclosing Party”), to another Party (and/or its Affiliates, as applicable) (in such capacity, the “Receiving Party”) thereunder shall be kept strictly confidential, unless subsequently agreed otherwise or to the extent required by Applicable Law, and will be used solely for the purposes of performing such party’s obligations under a Commercial Agreement. Information shall not be, nor shall be deemed to be, confidential or non-public if: (i) it was or becomes generally available to the public other than as a result of any breach of this Section or any other Commercial Agreement; (ii) it becomes available to the Receiving Party on a non-confidential basis from another source that is not known by such Receiving Party to be bound by an obligation of confidentiality to the Disclosing Party in respect of such information; or (iii) it is independently developed by the Receiving Party without use of or reference to confidential or non-public information. Notwithstanding the foregoing, the Receiving Party may disclose the contents of the Commercial Agreements and confidential information disclosed by the Disclosing Party hereunder: (i) to its Affiliates and to its and their respective directors, officers, employees, legal, financial and business advisors and representatives who are in a confidential relationship with such Receiving Party (collectively, “Representatives”), so long as such Persons have been made aware of these confidentiality provisions, (ii) as may be required by Applicable Law or governmental authority, (iii) to any prospective transferee of the Receiving

Party’s business that has agreed to be bound by these confidentiality provisions so long as such prospective transferee is not a competitor of the Disclosing Party or any of its Affiliates, or (iv) in connection with the enforcement of any of the Commercial Agreements by any Party. The Receiving Party will be responsible for any breach or threatened breach of the provisions of this Agreement by any of its Representatives. The provisions set forth in this Section shall be valid during the Term.

For the avoidance of doubt, nothing in this Section shall be deemed to preclude any party to a Commercial Agreement from disclosing publicly available information about Glencore or Li-Cycle, as the case may be, in the ordinary course of business under the Commercial Agreements.

15.	PUBLIC ANNOUNCEMENTS & FILINGS

(a)

The Parties acknowledge that a Li-Cycle and/or Glencore (as applicable, the “Publicly Announcing Party”) may be required to publicly announce the execution of this Master Agreement (and/or one or more of the other Commercial Agreements) and to file a copy of this Master Agreement (and/or one or more of the other Commercial Agreements) as a material contract with applicable securities regulatory authorities, stock exchanges or other governmental authorities.

(b)	The Publicly Announcing Party agrees that, except as required by Applicable Law, such public announcement or filings will not occur until:

(i)	the other Party has been provided with a reasonable opportunity to review and comment on the proposed public announcement or filings; and

(ii)	the other Party has been provided with a reasonable opportunity to propose redactions of commercially sensitive information prior to such public announcement or filings.

16.	NOTICES

(a)	All notices and other required or permitted communications (each a “Notice”) under this Agreement shall be in writing and shall be addressed as follows:

A.	If to Glencore:

Glencore Ltd.

330 Madison Ave.

New York, New York

10017

U.S.A.

Attention: [XXX]

Email: [XXX]

Attention: [XXX]

Email: [XXX]

B.	If to Li-Cycle:

Li-Cycle Holdings Corp.

207 Queen’s Quay West

Suite 590

Toronto, Ontario

M5J 1A7

Canada

Attention: [XXX]

Email: [XXX]

Attention: [XXX]

Email: [XXX]

(b)	In the event any of the Parties’ respective Affiliates are party to any of the Commercial Agreements, such Commercial Agreements may set forth additional addresses for notice to such Affiliates.

(c)	All Notices shall be given:

A.	by electronic communication, capable of producing a printed transmission; or

B.	by national or international courier service, as applicable.

(d)

All Notices (including electronic communication) shall be effective and shall be deemed given on the first date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next Business Day following receipt. Any change of address may be made by Notice to the other Parties.

17.	GOVERNING LAW

Each of the Commercial Agreements shall be governed by, and interpreted in accordance with, the laws of the State of New York, USA, without regard to its principle of conflicts of laws.

18.	CHANGES IN QUOTATIONS

In the event that Fastmarkets MB, Metals Week (or any other specifically named publication and/or its industry accepted equivalent) ceases to publish or changes the basis to calculate the relevant reference price specified under any Commercial Agreement, Li-Cycle and Glencore shall meet with a view to agreeing on an alternative publication or reference price. The basic objective of such meeting will be to secure continuity of fair pricing. If the Parties fail to reach an agreement within thirty (30) days from the notification date by the selling Party, then the selling Party shall refer the determination of the substitute publication or reference price to final determination by arbitration pursuant to Section 19 of this Master Agreement. During any period in which no reference price has been agreed to by the parties or determined by arbitration, the provisional price shall be set by the selling Party according to its standard pricing practices.

19.	RESOLUTION OF PRICING DISPUTES

(a)

To the extent mutual agreement regarding pricing cannot be met on (i) a Direct Purchase Agreement under the Black Mass Offtake Agreement, (ii) a Direct Purchase Agreement under the End Products Offtake Agreement, or (iii) under a Direct Purchase Agreement under the By-Products Offtake Agreement (other than with respect Copper Aluminum Shred, Copper Sulphide Residue, Partially Upgraded Cu/Al Fraction or Shredded Cu Fraction), in any such case, within a thirty (30) day period (a “Pricing Dispute”), either Party may by Notice to the other Party within five (5) days after the end of such thirty (30) day period refer the matter for determination by referee hereunder (“Referee Determination”). A referee (“Referee”) will be jointly appointed by the Parties within five (5) days after such Notice has been given. Any Person to be appointed Referee will be neutral and reputable, will have a good comprehension of the battery metal recycling and refining industry and the factors relevant to the issue to be determined and have experience in dispute resolution. No Person who directly or indirectly holds security interests in either of the Parties hereto or their respective Affiliates or has been employed by any Party or any of their respective Affiliates as an employee, consultant or otherwise (other than as a Referee) or is or has been in receipt of any income or benefit from either Party or their respective Affiliates during the five-year period preceding such time of intended appointment will be eligible to be appointed as a Referee. If the Parties are unable to agree on the appointment of the Referee by the end of such five (5) day period, then upon the request of either Party, the Referee will be promptly appointed by the AAA. All costs incurred with respect to such appointment will be borne equally by the Parties. The Parties acknowledge that for purposes of enforcement of the Referee’s decision hereunder, the Referee will function as a sole arbitrator and not as an expert.

(b)

Each of the Parties will submit its respective position to the Referee by delivering its respective statement of position in writing to the Referee no later than the 10th day following the date on which the Referee was appointed. Promptly after receiving the statements of both Parties, the Referee will transmit by electronic mail a copy of each Party’s statement to the other Party. Each Party may study the statement of the other Party and may deliver its respective rebuttal in writing to the Referee on or before the 5th day after receipt of the other Party’s statement.

(c)

Within twenty (20) days following the appointment of the Referee, the Referee will finally determine the issue by selecting one of the two positions submitted to the Referee, and will notify the applicable Parties of such determination and provide them with written reasons therefor and such selected position will prevail. In making such selection, the Referee will base its decision on any criteria set forth in this Agreement and the other Commercial Agreements applicable to the issue to be determined. If either Party fails, without reasonable cause as the Referee may determine, to deliver its respective statement of position to the Referee by the deadline set forth for such purpose in Section 19(b) above, the Referee will promptly after such deadline finally determine that the sole position submitted to it will prevail. Any decision of the Referee will be final and binding on the Parties and each other party to the applicable Commercial Agreements and not subject to arbitration hereunder or to any other review or appeal and, where applicable, will apply retroactively to the period for which the Parties were to have reached agreement.

(d)

If an issue is determined by Referee, the Party (i) whose position was not selected by the Referee or (ii) who failed to deliver its statement of position to the Referee by the deadline set forth in Section 19(b) above, will bear all costs incurred with respect to the services of Referee in such issue unless otherwise specifically determined by the Referee. In the event that the Parties reached agreement on a matter after it has been submitted to the Referee but before the Referee’s decision, all costs incurred with respect to the services of Referee in connection with that issue will be borne equally by the Parties.

20.	DISPUTE RESOLUTION

(a)

The Parties shall use commercially reasonable efforts to settle amicably any and all disputes, controversies, conflicts and claims among the Parties arising out of or relating to or in connection with the Commercial Agreements, the performance, non-performance or timely performance of the obligations set forth herein and therein or any asserted breach hereof or thereof (including any questions regarding the existence, validity, interpretation, enforceability or termination of any Commercial Agreement as well as any tort claims arising out of any Commercial Agreement) (each such claim, a “Dispute”); provided that, (i) neither Party shall have any obligation under the foregoing provisions of this Section 20(a) or Section 20(b) in respect of any termination of the Commercial Agreements pursuant to Section 5(a) (bankruptcy/insolvency), Section 5(c) (force majeure) or Section 10(c) (sanctions), and (ii) for the purposes of Section 5(b) (alleged material breach), (A) the respective obligations of a non-breaching Party (which shall include such Party’s Affiliates) under this Section 20(a) shall terminate concurrently upon the expiration of the 90-day period set forth in Section 5(b), and (B) nothing in this Section 20(a) or in Section 20(b) shall impose any obligation on such non-breaching Party or any of its Affiliates to assist the other Party or any of its Affiliates in curing any breach of a Commercial Agreement by such other Party or any of its Affiliates, including any obligation to, directly or indirectly, take any action, assume any obligation or incur any expense (or, in each case, agree to do so); and (iii) in any event, the provisions of Section 20 are without prejudice to the rights of a Party to terminate this Agreement in accordance with the terms of Section 5 or Section 10(c), as applicable.

(b)

Subject to Section 20(a), any Dispute which remains unresolved shall be referred by either Party to the Chief Executive Officer and/or Executive Chair of Li-Cycle, in the case of Li-Cycle, and the Head of Recycling and/or Head of Marketing for Copper and Cobalt at Glencore, in the case of Glencore (such individuals, the “Senior Representatives”), by written Notice setting out in reasonable detail the nature and scope of the Dispute (an “Escalation Notice”), or in the case of a Notice of Material Breach, a copy of such Notice of Material Breach. Following such referral, the Senior Representatives shall meet to discuss the Dispute and seek to settle amicably the Dispute as between the Parties. In the event that the Senior Representatives are unable to settle amicably such Dispute, the notifying Party may refer the Dispute to binding arbitration pursuant to Section 20(c), within the timelines set forth below. In the case of a Party seeking to terminate the Commercial Agreements pursuant to Section 5(b), such Party may, following the expiration of the 90-day period set forth in Section 5(b), and a subsequent sixty (60) day period for resolution by the Senior Representatives under this Section 20(b), commence a binding arbitration pursuant to Section 20(c) to determine whether any alleged material breach constitutes grounds for termination of all of the Commercial Agreements pursuant to Section 5(b). In the case of all other Disputes, a Party may commence a binding arbitration pursuant to Section 20(c) if the Senior Representatives have been unable to settle amicably such Dispute under this Section 20(b) with sixty (60) days of issuance of an Escalation Notice.

(c)

Any Dispute shall be settled by binding arbitration administered by the AAA in accordance with its Commercial Arbitration Rules then in effect, by a panel of three arbitrators. Each of the parties to the applicable Commercial Agreement (in such capacity, the “Disputing Parties” and each of them individually, a “Disputing Party”) shall select one arbitrator and the two selected arbitrators shall select a third arbitrator to complete the panel. If the two selected arbitrators cannot agree upon a third arbitrator, then the AAA shall appoint the third arbitrator. The arbitration shall take place in the City of New York, New York. Judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing, as follows: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated; (ii) depositions of all party witnesses; and (iii) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure. The arbitral panel shall be required to provide in writing to the Parties the basis for the award or order of such arbitral panel, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Any award from any such arbitration proceeding may be entered as a judgment in any court of competent jurisdiction. Each Party shall bear its own costs in connection with any arbitration hereunder. Nothing herein shall prevent a Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as is necessary to protect such Party’s rights. The Parties acknowledge and agree to refrain from unreasonably delaying the completion of any arbitration process commenced hereunder in respect of any Dispute, provided that the foregoing shall not be deemed to limit either Party’s right to adequately prosecute and/or defend any claims brought by or against such Party in any such arbitration process.

(d)

In the event there is a controversy or claim under one Commercial Agreement, and simultaneously a controversy or claim under another Commercial Agreement, then either Party may make a motion or other written request to the arbitral panel to join the proceedings relating to such controversies or claims into a single proceeding, and if such controversies or claims are reasonably related to each other such that administrative economy and/or fairness would be served by joining such proceedings into a single proceeding, then the arbitral panel shall grant such motion or other request.

21.	SUCCESSION AND ASSIGNMENT; DELEGATION

(a)

No party to a Commercial Agreement may assign any of the Commercial Agreements to which it is a party or any its rights or obligations thereunder, either in whole or in part, without the express written consent of, in the case of Glencore or any of its Affiliates, Glencore, and, in the case of Li-Cycle or any of its Affiliates, Li-Cycle, not to be unreasonably withheld. Each of the Commercial Agreements shall be binding upon, inure to the benefit of, and be enforceable by the applicable parties thereto and their respective successors and permitted assigns.

(b)

Notwithstanding subsection (a) above, each Party shall be entitled to appoint at its sole cost and expense such agents as it deems appropriate and delegate to them the whole or part of its obligations or duties under any of the Commercial Agreements, provided that:

(i)	no such obligation or delegation shall in any way diminish or relieve the appointing Party of its obligations under the applicable Commercial Agreement; and

(ii)	such agent is an Affiliate of the appointing Party.

22.	ENTIRE AGREEMENT AND AMENDMENT

This Master Agreement and the other Commercial Agreements constitute the entire agreement between the Parties concerning the subject matter hereof and thereof, and there are no understandings, representations (actionable in contract, tort or otherwise) or warranties of any kind with respect to such subject matter not expressly set forth herein or therein. No modification of or amendment to any of the Commercial Agreements shall be valid or binding unless set forth in writing and duly executed by the parties thereto.

23.	RELATIONSHIP OF THE PARTIES

Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, franchise, employment, master-servant, or fiduciary relationship between the parties. No party to a Commercial Agreement, by virtue of this Agreement or any other Commercial Agreement, will have any right, power, or authority to act or create an obligation, express or implied, on behalf of any other party to a Commercial Agreement.

24.	WAIVER

No waiver of any breach of any term or provision of any of the Commercial Agreements shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived. Waiver by a party of a breach of any provision of any of the Commercial Agreements shall not be deemed to be a waiver of future compliance with such provision. No delay or failure of a party to a Commercial Agreement to enforce any right or claim which it may have thereunder shall in any way affect, limit or waive such right or claim or the right of such party to compel strict compliance with each and every term and condition of such Commercial Agreement.

25.	SEVERABILITY

Whenever possible, each provision of the Commercial Agreements shall be interpreted in such a manner as to be effective and valid under Applicable Laws. However, if any provision of any of the Commercial Agreements shall be held to be invalid or prohibited under Applicable Laws, such provision shall be ineffective only to the extent of such invalidity or prohibition without affecting the validity of the remainder of such provision or the remaining provisions of such Commercial Agreement, which shall remain in full force and effect.

26.	NO THIRD-PARTY BENEFICIARY RIGHTS

Except as expressly set out therein, each of the Commercial Agreements is for the benefit of the parties thereto and their respective successors and permitted assigns only and shall not be construed to create beneficiary rights in any other Person and is not intended to confer any benefits upon, or create any rights in favour of, any Person or entity other than the parties thereto.

27.	COUNTERPARTS AND ELECTRONIC EXECUTION

The Commercial Agreements may be executed in any number of counterparts, and it shall not be necessary that the signatures of all parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission and the parties adopt any signatures so received as original signatures of the parties.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Master Commercial Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Name: Kunal Sinha
Title: Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

Exhibit 10.4

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

AMENDED & RESTATED

GLOBAL FEED SOURCING AGREEMENT

THIS AMENDED & RESTATED GLOBAL FEED SOURCING AGREEMENT is dated as of May 31, 2022 and deemed effective as of May 4, 2022 (the “Start Date”),

BETWEEN	GLENCORE LTD., a corporation existing under the laws of Switzerland having a branch office at 330 Madison Ave., New York, NY, U.S.A. 10017
AND

LI-CYCLE HOLDINGS CORP.,

a corporation existing under the laws of the Province of Ontario having an address at 207 Queen’s Quay West, Suite 590, Toronto, Ontario, Canada M5J 1A7

Hereinafter called “Li-Cycle”

RECITALS:

WHEREAS the Parties have entered into a Global Feed Sourcing Agreement dated as of May 4, 2022 (the “Original Feed Sourcing Agreement”), pursuant to which Glencore has agreed to source and supply (or cause its Affiliates to source and supply) Feed from various sources, including but not limited to, automotive and battery manufacturers, to Li-Cycle (or its Affiliates) for purchase and recycling on the terms and conditions set forth therein; and

WHEREAS the Parties have entered into that certain Master Commercial Agreement dated as of the date hereof (the “Master Agreement”); and

WHEREAS this Agreement is intended to replace and supersede the Original Feed Sourcing Agreement as of the Start Date and is a Commercial Agreement within the meaning of the Master Agreement;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	RELATIONSHIP TO MASTER AGREEMENT

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

2.	DEFINITIONS

In this Agreement, any capitalized term not defined herein and defined in the Master Agreement has the meaning given to such term in the Master Agreement. In addition, the following terms have the following meanings:

“Agreement” means this Amended & Restated Global Feed Sourcing Agreement;

“Expense Report” means a written monthly report from Glencore setting out in reasonable detail the Transaction Costs deducted by Glencore or any of its Affiliates pursuant to the terms of this Agreement;

“Feed” means lithium-ion battery manufacturing scrap and other lithium-ion battery materials, including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries;

“Feed Facility” means a facility that constitutes a source or nexus of Feed supply, including without limitation a battery cell manufacturing facility;

“Feed Purchase Agreement” has the meaning given in Section 5(b);

“Feed Recipient” has the meaning given in Section 4(a);

“Feed Supplier” has the meaning given in Section 5(a);

“Feed Supplier Final Price” has the meaning given in Section 5(b);

“Financing Rate” means [XXX];

“Glencore” means Glencore Ltd., a corporation existing under the laws of Switzerland, and, wherever the term “Glencore” is used in relation to rights or obligations under a Feed Purchase Agreement or Underlying Feed Purchase Agreement, shall be deemed to include any applicable Affiliate of Glencore that is a party to such Feed Purchase Agreement or Underlying Feed Purchase Agreement;

“Global Sourcing Fee” has the meaning given in Section 6(a);

“Master Agreement” has the meaning given to such term in the Recitals hereof;

“Original Feed Sourcing Agreement” has the meaning given to such term in the Recitals hereof;

“Start Date” has the meaning given to such term in the preamble hereto;

“Transaction Costs” means all usual and customary costs, losses or damages that are reasonably incurred by Glencore or its Affiliates, as applicable, in relation to the purchase, transportation, transactional financing and sale of the Feed to Li-Cycle (or other applicable Feed Recipient) pursuant to this Agreement, including (without duplication):

(i)	direct, out-of-pocket costs associated with the transportation of the Feed, including, among other things,

A.

all freight, demurrage, dead freight, charter hire and any other sums due pursuant to any charter of any vessel engaged in the carriage of the Feed, together with costs of inspection of the carrying vessels; and

B.	port costs at both the loading and discharge ports;

(ii)	costs of inspection, supervision and testing or analyzing of the Feed;

(iii)	costs of insurance;

(iv)	taxes, duties, or other sums, whether levied against the Feed, the freight or otherwise;

(v)

losses, claims, damages or expenses incurred or paid to Third Parties in respect of the Feed, its transportation and on-sale, including legal expenses incurred in defending or bringing such claims, but only to the extent such losses, claims, damages or expenses so incurred or paid do not result from the breach by Glencore or any of its Affiliates of their obligations under the applicable Feed Purchase Agreement or Underlying Feed Purchase Agreement;

(vi)	hedging costs and expenses, if hedging is requested by Li-Cycle or required by Feed Supplier;

(vii)	financing charges at the Financing Rate (including financing charges as set forth in Section 5(d)); and

(viii)

any other relevant usual or customary costs and expenses attributable to the sourcing of the Feed to Li-Cycle, including but not limited to purchase, transportation, transactional financing and sale of the Feed to Li-Cycle;

“Underlying Feed Purchase Agreement” has the meaning given in Section 5(a).

The following schedules are attached to and form part of this Agreement:

Schedule A – Feed Recipients (2022-2024E) (“Schedule A”)

3.	TERM & TRANSITION

This Agreement amends and restates in its entirety the Original Global Feed Sourcing Agreement and notwithstanding any other term of the Master Agreement, this Agreement shall take effect as of the Start Date.

4.	FEED SOURCING

(a)

During the Term, Glencore (directly or through its Affiliates) shall use commercially reasonable efforts to source Feed from various sources, including automotive and battery manufacturers, for purchase and recycling by Li-Cycle and/or its Affiliates (each, a “Feed Recipient”) through Li-Cycle’s Spoke operations globally.

(b)

Glencore shall work with Li-Cycle to assist in forecasting and production planning for Li-Cycle’s global Spoke network, including those Feed Recipients and Spokes set forth on Schedule A. Schedule A shall be updated by mutual agreement of the Parties from time to time as needed in order to include any additional Spokes that become operational during the Term.

(c)

Glencore and Li-Cycle shall schedule and facilitate attendance by the relevant representatives of each Party on a quarterly and annual basis for quarterly and annual forecasting and production planning purposes with respect to the Feed requirements for Li-Cycle’s global Spoke network, including planned volumes of Feed needed by each of Li-Cycle Spoke operations for the subsequent quarter and year.

(d)

Glencore shall remain free to purchase, as principal for its own account, Feed for processing at Glencore’s facilities and/or sale to other market participants. Li-Cycle acknowledges that Glencore is a global merchant marketer of a wide variety of physical commodities and derivatives thereof, and nothing in this Agreement is intended to restrict Glencore or its Affiliates from conducting its ongoing global commodity marketing business as Glencore sees fit in its sole discretion, subject to the terms hereof.

(e)

Li-Cycle shall remain free to independently source Feed for its Spokes without Glencore’s assistance, provided that any such Feed sourced by Li-Cycle shall be subject to the Global Sourcing Fee (as defined below). Glencore acknowledges that Li-Cycle is a lithium-ion battery recycler working globally and nothing in this Agreement is intended to restrict Li-Cycle or its Affiliates from conducting its ongoing business as Li-Cycle sees fit in its sole discretion, subject to the terms hereof.

5.	FEED PURCHASE AGREEMENTS

(a)

Where Glencore has secured Feed from a Third Party supplier (each, a “Feed Supplier”), Glencore may (but shall not be obligated to) from time to time offer to assign its interest in the applicable purchase agreements between Glencore and the relevant Feed Supplier (the “Underlying Feed Purchase Agreement”) to Li-Cycle (or other applicable Feed Recipient) in writing. In the event Feed Recipient desires to accept such offer, the Parties shall negotiate an assignment agreement pursuant to which the applicable Feed Recipient shall acquire the rights and obligations of Glencore under such Underlying Feed Purchase Agreement.

(b)

Alternatively, where Glencore wishes to re-sell Feed acquired under an Underlying Feed Purchase Agreement and a Feed Recipient desires to purchase such Feed from Glencore, Glencore and the applicable Feed Recipient may negotiate and enter into a new feed purchase agreement (each, a “Feed Purchase Agreement”) between Glencore (as vendor) and Feed Recipient (as purchaser), reflecting the terms of purchase and sale for such Feed. The Feed Purchase Agreement shall contain such provisions as may be necessary or desirable in view of the relevant jurisdictions and counter-parties. The price for the Feed sold by Glencore to the Feed Recipient pursuant to any Feed Purchase Agreement shall be based on the final price (the “Feed Supplier Final Price”) specified in the Underlying Feed Purchase Agreement (net of applicable taxes and any “tipping fees” or similar payments).

(c)

If requested by a Feed Recipient, subject to confidentiality covenants with the applicable Feed Supplier, Glencore shall provide Feed Recipient with a copy of the pricing and material commercial terms of the applicable Underlying Feed Agreement.

(d)

Subject to mutual agreement between the Parties to the Feed Purchase Agreement, Glencore may handle some or all of the logistics and shipping related to the delivery of Feed to a Feed Recipient. In such cases, Glencore shall be entitled to add its applicable Transaction Costs with respect to such shipment of Feed to its invoice to the Feed Recipient for such Feed. The Parties shall agree in advance which categories of Transaction Costs will apply with respect to each prospective Feed Purchase Agreement, provided that the Parties acknowledge and agree that Glencore shall not be required to obtain Feed Recipient’s pre-approval of any additional Transaction Costs categories (in accordance with the definition of Transaction Costs herein) that Glencore determines from time to time to be reasonably necessary in connection with the performance of its obligations under the Feed Purchase Agreements.

(e)

Payment terms from the applicable Feed Recipient (as purchaser) to Glencore (as vendor) under any Feed Purchase Agreement shall be on no fewer than [XXX] day payment terms. Where the Feed Supplier has extended credit to Glencore under an Underlying Feed Purchase Agreement, Glencore shall extend such credit to the Feed Recipient. Where the Underlying Feed Purchase Agreement establishes less than [XXX] day payment terms, or the Parties otherwise agree that Glencore shall provide transactional financing to the Feed Recipient, Glencore shall charge the applicable Feed Recipient financing charges based on the Financing Rate and the applicable amount financed (and any such financing charges shall be added to Glencore’s applicable Transaction Costs). For greater certainty, the Parties acknowledge and agree that whenever Glencore provides transactional financing to a Feed Recipient under this Agreement, the applicable financing charges shall be based on the Financing Rate.

(f)

All Transaction Costs invoiced by Glencore to Feed Recipient shall be supported by an Expense Report. Feed Recipient may review and object to any Transaction Costs described in such Expense Report in accordance with the Master Agreement and/or the procedures to be set out in the applicable Feed Purchase Agreement between Glencore and such Feed Recipient.

6.	GLOBAL SOURCING FEE

(a)	For the period of the Start Date until August 1, 2022, Li-Cycle shall cause the applicable Feed Recipients to pay to Glencore a fee in the amount of [XXX].

(b)

From and after August 1, 2022, subject to Section 6(d), Li-Cycle shall cause the applicable Feed Recipients to pay to Glencore a fee (the “Global Sourcing Fee”) in the amount of [XXX]. For the avoidance of doubt, the Global Sourcing Fee will: (i) apply regardless of whether such Feed was sourced by Glencore or sold by Glencore to a Feed Recipient, or sourced directly by Feed Recipient or through any Third Party; (ii) also apply to any Feed that is part of a “closed loop” relationship with a customer of Li-Cycle or any of its Affiliates that is an original equipment manufacturer (OEM), cathode-active material (CAM) manufacturer or other generator of Feed; and (iii) be based only on the Feed that a Feed Recipient pays for and actually receives. The Global Sourcing Fee shall not apply to any Feed for which the Feed Recipient is paid a “tipping fee” to process.

(c)

For Feed sold by Glencore to a Feed Recipient under a Feed Purchase Agreement, the Global Sourcing Fee will be included within Glencore’s invoice, calculated on the Feed Supplier Final Price for the Feed, and paid to Glencore in accordance with the terms of the invoice.

(d)

Within [XXX] days following the end of each month during the Term, Li-Cycle shall prepare and submit a report to Glencore (the “Monthly Report”), setting forth the Feed purchased and paid for by the Feed Recipients from Third Party suppliers during such month, and setting forth the calculation of the Global Sourcing Fee on such Feed. For greater certainty, the Global Sourcing Fee will be calculated on the purchase price for the applicable Feed and will be paid to Glencore at the same time as the delivery of the Monthly Report.

(e)

If, for any Feed processed by Feed Recipients, the final purchase price is not available or readily determinable, or not materially consistent with the prevailing market price for the same or similar Feed, then both Parties shall discuss and seek to agree on a pro forma purchase price for the purposes of calculating the applicable Global Sourcing Fee. Such pro forma purchase price shall be based on the prevailing market price for the same or similar Feed, subject to any further mutual agreement of the basis between the Parties.

7.	TERM AND TERMINATION

(a)	This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement.

(b)

If this Agreement expires or is terminated and a Feed Purchase Agreement is then outstanding and not terminated, then this Agreement will continue to govern such Feed Purchase Agreement until the Parties satisfy their respective obligations thereunder.

8.	COUNTERPARTS AND ELECTRONIC EXECUTION

This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Amended & Restated Global Feed Sourcing Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Name: Kunal Sinha
Title: Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President & CEO

[Signature Page to Global Feed Sourcing Agreement]

SCHEDULE A

FEED RECIPIENTS,

2022-2024E

Jurisdiction/ Market	Feed Recipient	Spokes
Americas
USA	Li-Cycle Inc.	New York, Arizona, Alabama, Ohio
Canada	Li-Cycle Americas Corp.	Ontario
EMEA
Germany	Li-Cycle Germany GmbH	Germany
Scandinavia	Li-Cycle Norway AS	Norway
[XXX]	[XXX]	[XXX]
[XXX]	[XXX]	[XXX]
[XXX]
[XXX]	[XXX]	[XXX]
[XXX]	[XXX]	[XXX]

Exhibit 10.5

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

BLACK MASS SOURCING AGREEMENT

THIS BLACK MASS SOURCING AGREEMENT (this “Agreement”) is made as of May 31, 2022 (the “Execution Date”),

BETWEEN	Glencore Ltd., a company organized and existing under the laws of Switzerland Hereinafter called “Glencore”

AND	Li-Cycle Holdings Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “Li-Cycle”

AND	Li-Cycle Americas Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “North America Purchaser”

AND	Li-Cycle Europe AG a corporation organized and existing under the laws of Switzerland, Hereinafter called “EMEA Purchaser”

AND	Li-Cycle Asia Pacific Pte Ltd. a corporation organized and existing under the laws of Singapore, Hereinafter called “APAC Purchaser”

RECITALS:

WHEREAS Glencore is a leading global producer and marketer of commodities;

WHEREAS Li-Cycle, through its proprietary Spoke & Hub Technologies™: (i) processes lithium-ion battery manufacturing scrap and other lithium-ion battery materials (including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries) at its Spokes to produce Black Mass and other intermediate products; and (ii) further processes such Black Mass at its Hubs to produce Battery Grade Materials, including nickel sulphate, cobalt sulphate and lithium carbonate; and

1

WHEREAS Li-Cycle and/or its Affiliates, including North America Purchaser, EMEA Purchaser and APAC Purchaser (collectively, the “Purchasers”) may require from time to time additional Black Mass to supplement their internal supplies of Black Mass for processing at Li-Cycle’s Hub operations; and

WHEREAS the Purchasers wish to purchase from Glencore and/or its Affiliates, and Glencore wishes to source and sell (and/or cause its Affiliates to source and sell) to Purchasers, Third Party Black Mass for use at Li-Cycle’s Hub operations; and

WHEREAS the Parties desire for this Agreement, together with each Black Mass Purchase Agreement entered hereunder, to govern the sourcing and sale by Glencore and/or its Affiliates of Black Mass to the Purchasers; and

WHEREAS the Parties have entered into that certain Master Commercial Agreement dated as of the Execution Date (the “Master Agreement”); and

WHEREAS this Agreement is intended by the Parties to be a Commercial Agreement within the meaning of the Master Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	RELATIONSHIP TO MASTER AGREEMENT

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

2.	DEFINITIONS

Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Master Agreement. All other capitalized terms used in this Agreement have the following meanings:

(a)	“Agreement” has the meaning set forth in the Preamble;

(b)	“Black Mass Purchase Agreement” has the meaning set forth in Section 4(b);

(c)	“Black Mass Supplier” has the meaning set forth in Section 4(a);

(d)	“Black Mass Supplier Final Price” has the meaning set forth in Section 4(c);

(e)	“Black Mass Sourcing Fee” has the meaning set forth in Section 5(a);

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(f)

“Expense Report” means a written monthly report from Glencore to a Purchaser setting out in reasonable detail the Transaction Costs deducted by Glencore or any of its Affiliates pursuant to the terms of this Agreement;

(g)	“Financing Rate” means [XXX];

(h)	“Month” means a calendar month;

(i)	“Parties” means, collectively, the Purchasers and the Seller;

(j)	“Purchasers” has the meaning set forth in the Recitals;

(k)	“Seller” means Glencore or its Affiliate, as applicable, that sells Black Mass to one or more Purchasers pursuant to a Black Mass Purchase Agreement;

(l)

“Transaction Costs” means all usual and customary costs, losses or damages that are reasonably incurred by Seller in relation to the purchase, transportation, transactional financing and sale of the Black Mass to a Purchaser pursuant to this Agreement, including (without duplication):

(i)	direct, out-of-pocket costs associated with the transportation of the Black Mass, including, among other things,

A.

all freight, demurrage, dead freight, charter hire and any other sums due pursuant to any charter of any vessel engaged in the carriage of the Black Mass, together with costs of inspection of the carrying vessels, and

B.	port costs at both the loading and discharge ports;

(ii)	costs of inspection, supervision and testing or analyzing of the Black Mass;

(iii)	costs of insurance;

(iv)	taxes, duties, or other sums, whether levied against the Black Mass, the freight or otherwise;

(v)

losses, claims, damages or expenses incurred or paid to Third Parties in respect of the Black Mass, its transportation and on-sale, including legal expenses incurred in defending or bringing such claims, but only to the extent such losses, claims, damages or expenses so incurred or paid do not result from the breach by the Sellers of their obligations under the applicable Black Mass Purchase Agreement or Underlying Black Mass Purchase Agreement;

(vi)	hedging costs and expenses, if hedging is requested by Li-Cycle or required by Black Mass Supplier;

(vii)	financing charges at the Financing Rate, including financing charges as set forth in Section 4(f); and

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(viii)

any other relevant usual or customary and expenses attributable to the sourcing of Black Mass to Li-Cycle, including the purchase, transportation, transactional financing, and sale of Black Mass to Purchasers.

Any other abbreviations used in this Agreement will be as per the usual standard of the industry.

3.	BLACK MASS SOURCING

(a)

During the Term, Glencore and Li-Cycle shall work together with a view to forecasting and planning with respect to Li-Cycle’s requirements for additional Black Mass (over and above Li-Cycle’s internal production) for Li-Cycle’s Hub operations globally.

(b)

Based on Li-Cycle’s requirements during the Term, and on the terms set forth herein, Glencore (directly or through its Affiliates) shall use commercially reasonable efforts to source Black Mass from various sources for purchase by the Purchasers for processing at Li-Cycle’s Hub operations globally.

(c)

Glencore and Li-Cycle shall schedule and facilitate attendance by the relevant representatives of each Party on a quarterly and annual basis for quarterly and annual forecasting and planning purposes with respect to the Third Party Black Mass requirements for Li-Cycle’s Hub operations, including specified volumes of Third Party Black Mass required by each of Li-Cycle Hubs for the subsequent quarter and year.

(d)

Glencore shall remain free to purchase, as principal for its own account, Black Mass for processing at Glencore’s facilities and/or sale to other market participants. Li-Cycle acknowledges that Glencore is a global merchant marketer of a wide variety of physical commodities and derivatives thereof, and nothing in this Agreement is intended to restrict Glencore or its Affiliates from conducting its ongoing global commodity marketing business as Glencore sees fit in its sole discretion, subject to the terms hereof.

(e)

Li-Cycle shall remain free to independently source Black Mass for its Hubs without Glencore’s assistance, provided that any such Black Mass sourced by Li-Cycle shall be subject to the Black Mass Sourcing Fee (as defined below). Glencore acknowledges that Li-Cycle is a lithium-ion battery recycler working globally and nothing in this Agreement is intended to restrict Li-Cycle or its Affiliates from conducting its ongoing business as Li-Cycle sees fit in its sole discretion, subject to the terms hereof.

4.	BLACK MASS PURCHASE AGREEMENTS

(a)

Where Seller has secured Black Mass from a Third Party supplier (each, a “Black Mass Supplier”), Seller may (but shall not be obligated to) from time to time offer to assign its interest in the applicable purchase agreements between Seller and the relevant Black Mass Supplier (the “Underlying Black Mass Purchase Agreement”) to Purchaser in writing. In the event Purchaser desires to accept such offer, the Parties shall negotiate an assignment agreement pursuant to which the applicable Purchaser shall acquire the rights and obligations of Seller under such Underlying Black Mass Purchase Agreement.

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(b)

Alternatively, where Seller wishes to re-sell Black Mass acquired under an Underlying Black Mass Purchase Agreement and a Purchaser desires to purchase such Black Mass from Seller, Seller and the applicable Purchaser may negotiate and enter into a new Black Mass purchase agreement (each, a “Black Mass Purchase Agreement”) between Seller and the applicable Purchaser, reflecting the terms of purchase and sale for such Black Mass. The Black Mass Purchase Agreement shall contain such provisions as may be necessary or desirable in view of the relevant jurisdictions and counterparties. The price for the Black Mass sold by Seller to Purchaser pursuant to any Black Mass Purchase Agreement shall be based on the final price (the “Black Mass Supplier Final Price”) specified in the Underlying Black Mass Purchase Agreement.

(c)

If requested by a Purchaser, subject to confidentiality covenants with the applicable Black Mass Supplier, Glencore shall provide such Purchaser with a copy of the pricing and material commercial terms of the applicable Underlying Black Mass Purchase Agreement.

(d)

Subject to mutual agreement between the Parties to the Black Mass Purchase Agreement, Seller may handle some or all of the logistics and shipping related to the delivery of Black Mass to Purchaser. In such cases, Seller shall be entitled to add its applicable Transaction Costs with respect to such shipment of Black Mass to its invoice to Purchaser for such Black Mass. The Parties shall agree in advance which categories of Transaction Costs will apply with respect to each prospective Black Mass Purchase Agreement, provided that the Parties acknowledge and agree that Seller not be required to obtain Sellers’ pre-approval of any additional Transaction Costs categories (in accordance with the definition of Transaction Costs herein) that Seller determines from time to time to be reasonably necessary in connection with the performance of its obligations under the Black Mass Purchase Agreements.

(e)

Payment terms from the applicable Purchaser to Seller under any Black Mass Purchase Agreement shall be on no fewer than [XXX] payment terms. Where the Black Mass Supplier has extended credit to Seller under an Underlying Black Mass Purchase Agreement, Seller shall extend such credit to the Purchaser. Where the Underlying Black Mass Purchase Agreement establishes less than [XXX] payment terms, or the Parties otherwise agree that Seller shall provide transactional financing to the Purchaser, Seller shall charge the applicable Purchaser financing charges based on the Financing Rate and the applicable amount financed (and any such financing charges shall be added to Seller’s applicable Transaction Costs). For greater certainty, the Parties acknowledge and agree that whenever Seller provides transactional financing to Purchaser under this Agreement, the applicable financing charges shall be based on the Financing Rate.

(f)

All Transaction Costs invoiced by Seller to Purchaser shall be supported by an Expense Report. Purchaser may review and object to any of the Transaction Costs described in such Expense Report in accordance with the Master Agreement and/or the procedures to be set out in the applicable Black Mass Purchase Agreement between Seller and Purchaser.

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5.	BLACK MASS SOURCING FEE

(a)

Subject to Section 5(d), each of the Purchasers shall pay Glencore a sourcing fee on all Black Mass purchased by such Purchasers (the “Black Mass Sourcing Fee”). For the avoidance of doubt, the Black Mass Sourcing Fee will: (i) apply regardless of whether such Black Mass is sourced by Glencore or sold by Glencore to Purchaser, or sourced directly by Purchaser or through any other Third Party; and (ii) apply to any Black Mass that is part of a “closed-loop” relationship with a customer of Purchaser that is an original equipment manufacturer (OEM), cathode-active material (CAM) manufacturer, or other generator of Black Mass. For greater certainty, the Black Mass Sourcing Fee shall not apply to Black Mass produced by Li-Cycle’s or its Affiliates’ Spokes (as opposed to Black Mass purchased by Purchaser from Glencore or a Third Party).

(b)	For Black Mass sold by Seller to Purchaser, the Black Mass Sourcing Fee will be:

(i)	[XXX];

(ii)	included as a separate line-item on the applicable Black Mass invoice; and

(iii)	paid by Purchaser in accordance with the applicable Black Mass invoice.

(c)	For Black Mass sold by a party other than Seller to Purchaser, the Black Mass Sourcing Fee will be:

(i)	[XXX];

(ii)	calculated by Purchaser each Month on an aggregate basis; and

(iii)	paid on a Monthly basis, pursuant to Section 5(d) below.

(d)

Within [XXX] following the end of each Month during the Term, each Purchaser shall prepare and submit a report to Glencore (the “Monthly Report”), setting forth the Black Mass purchased and paid for by such Purchaser from Third Party suppliers during such Month (if any), and setting forth the calculation of the Black Mass Sourcing Fee on such Black Mass. For greater certainty, the Black Mass Sourcing Fee will be calculated on the purchase price for the applicable Black Mass and will be paid to Glencore at the same time as the delivery of the Monthly Report.

(e)

For any Black Mass processed by a Purchaser, if the final purchase price is not available or readily determinable, or the final purchase price is not materially consistent with the prevailing market price for the same or similar Black Mass, then the Parties shall discuss and agree on a pro forma purchase price for the purposes of calculating the applicable Black Mass Sourcing Fee. Such pro forma purchase price shall be based on the prevailing market price for the same or similar Black Mass, subject to any further mutual agreement of the basis between the Parties.

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6.	TERM AND TERMINATION

(a)	This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement.

(b)	This Agreement may be terminated by Glencore or Li-Cycle in accordance with the Master Agreement.

(c)

If this Agreement expires or is terminated and a Black Mass Purchase Agreement is then outstanding and not terminated, then this Agreement will continue to govern such Black Mass Purchase Agreement until the Parties satisfy their respective obligations thereunder.

7.	COUNTERPARTS AND ELECTRONIC EXECUTION

This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF the Parties have executed this Black Mass Sourcing Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Kunal Sinha, Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Ajay Kochhar, President & CEO

LI-CYCLE AMERICAS CORP.

By:	/s/ Alan Ferguson
Alan Ferguson, VP, Commercial

LI-CYCLE EUROPE AG

By:	/s/ Elewout Depicker
Elewout Depicker, VP, Commercial

LI-CYCLE APAC PTE. LTD.

By:	/s/ Dawei Li
Dawei Li, President

Exhibit 10.6

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

BLACK MASS OFFTAKE AGREEMENT

THIS BLACK MASS OFFTAKE AGREEMENT (the “Agreement”) is made as of May 31, 2022 (the “Execution Date”),

BETWEEN	Glencore Ltd., a company organized and existing under the laws of Switzerland Hereinafter called “Glencore”

AND	Li-Cycle Holdings Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “Li-Cycle”

AND	Li-Cycle Americas Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “North America Seller”

AND	Li-Cycle Europe AG a corporation organized and existing under the laws of Switzerland, Hereinafter called “EMEA Seller”

AND	Li-Cycle Asia Pacific Pte Ltd. a corporation organized and existing under the laws of Singapore, Hereinafter called “APAC Seller”

RECITALS:

WHEREAS Glencore is a leading global producer and marketer of commodities; and

WHEREAS Li-Cycle, through its proprietary Spoke & Hub Technologies™: (i) processes lithium-ion battery manufacturing scrap and other lithium-ion battery materials (including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries) at its Spokes to produce Black Mass and other intermediate products; and (ii) further processes such Black Mass at its Hubs to produce Battery-Grade Materials, including nickel sulphate, cobalt sulphate and lithium carbonate; and

WHEREAS North America Seller and Traxys North America LLC (“Traxys”) are parties to a Black Mass–Amended and Restated Marketing, Logistics and Working Capital Agreement dated as of December 15, 2021 (“Traxys Black Mass Agreement”), pursuant to which North America Seller is required to sell 100% of the annual production of Black Mass from North America Seller’s Spokes that it does not intend to process internally to Traxys and its Affiliates for a specified term; and

WHEREAS Glencore wishes to purchase (and/or cause its Affiliates to purchase) from the Sellers, and the Sellers wish to sell to Glencore and/or its Affiliates, 100% of the Sellers’ annual production of Black Mass worldwide from the Sellers’ Spokes, other than such Black Mass that is Traxys Committed Black Mass, LICY Hubs Committed Black Mass and Third Party Hubs Committed Black Mass (such remaining production, the “Glencore Committed Black Mass”); and

WHEREAS Glencore intends to purchase Glencore Committed Black Mass hereunder either for its internal consumption (or consumption by its Affiliates) or for on-sale to Third Party end customers (“Customers”); and

WHEREAS the Parties have entered into that certain Master Commercial Agreement dated as of Execution Date (the “Master Agreement”); and

WHEREAS this Agreement is intended by the Parties to be a Commercial Agreement within the meaning of the Master Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	RELATIONSHIP TO MASTER AGREEMENT

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

2.	DEFINITIONS

2.1

In this Agreement, any capitalized term not defined herein and defined in the Master Agreement has the meaning given to such term in the Master Agreement. In addition, the following terms have the following meanings:

“Black Mass Marketing Fee” has the meaning given to such term in Section 8.1.

“Black Mass Sale Agreement” has the meaning given to such term in Section 7.1.4.

“Black Mass Tolling Arrangement (LICY as Customer)” means any agreement, contract, arrangement, or understanding, whether written or oral, including any Black Mass tolling agreement, between Li-Cycle or any of its Affiliates, on the one hand and any Third Party, on the other hand, pursuant to which the Third Party tolls or converts Li-Cycle’s Black Mass into valuable end products (including, without limitation, any tolling arrangement that provides for Li-Cycle to retain title to the applicable Black Mass and tolled end products).

“Buyer” means, as applicable, Glencore or any Affiliate thereof designated by Glencore in writing to act, and that acts, as a buyer hereunder.

“Customer Final Price” has the meaning given to such term in Section 10.1.

“Customers” has the meaning given to such term in the Recitals hereof.

“Direct Purchase Agreement” has the meaning given to such term in Section 7.1.2.

“Expense Report” means a written monthly report from Glencore setting out in reasonable detail the Transaction Costs deducted by Glencore or any of its Affiliates pursuant to the terms of this Agreement.

“Feed Tolling Arrangement (LICY as Tolling Agent)” means any agreement, contract, arrangement, or understanding, whether written or oral, including any scrap tolling agreement, between Li-Cycle or any of its Affiliates, on the one hand and any Third Party, on the other hand, pursuant to which Li-Cycle or any of its Affiliates tolls or converts the Third Party’s Feed into Black Mass (including, without limitation, any tolling arrangement that provides for the Third-Party to retain title to the applicable Feed and tolled Black Mass).

“Financing Rate” means [XXX].

“Glencore Committed Black Mass” has the meaning given to such term in the Recitals hereof.

“Inventory Management Black Mass Agreement” has the meaning given to such term in Section 7.1.4.

“LICY Hubs Committed Black Mass” means any Black Mass required for Sellers’ processing or inventory building for eventual processing at a Seller Hub, as determined by Sellers in their sole and absolute discretion.

“Master Agreement” has the meaning given to such term in the Recitals hereof.

“Off-Spec Black Mass” has the meaning given to such term in Section 6.2.

“Off-Spec Agreement” has the meaning given to such term in Section 7.1.3.

“On-Sale Agreement” has the meaning given to such term in Section 7.1.1.

“Parties” means any two or more of Glencore, Li-Cycle, North America Seller, EMEA Seller, APAC Seller or any other Seller that becomes a party hereto; and “Party” means any one of such Persons.

“Sellers” means Li-Cycle, North America Seller, EMEA Seller and APAC Seller, and includes any Affiliate of Li-Cycle that becomes a party hereto and is designated as a Seller for the purposes hereof.

“Supplemental Black Mass Marketing Fee” has the meaning given to such term in Section 8.2.

“Term” means the term of this Agreement set forth in the Master Agreement.

“Third Party” means a Person that is not a Party or an Affiliate thereof.

“Third Party Hubs Committed Black Mass” means any Black Mass subject to a Black Mass Tolling Arrangement (LICY as Customer).

“Tolling Arrangement” means any Feed Tolling Arrangement (LICY as Tolling Agent) or Black Mass Tolling Arrangement (LICY as Customer).

“Transaction Costs” means all usual and customary costs, losses or damages that are reasonably incurred by Glencore or its Affiliates, as applicable, in relation to the purchase, transportation, transactional financing and sale of the Glencore Committed Black Mass to Customers, pursuant to this Agreement, including (without duplication):

(i)	direct, out-of-pocket costs associated with the transportation of the Glencore Committed Black Mass, including, among other things,

a.

all freight, demurrage, dead freight, charter hire and any other sums due pursuant to any charter of any vessel engaged in the carriage of the Glencore Committed Black Mass, together with costs of inspection of the carrying vessels, and

b.	port costs at both the loading and discharge ports;

(ii)	costs of inspection, supervision and testing or analyzing of the Glencore Committed Black Mass;

(iii)	costs of insurance;

(iv)	taxes, duties, or similar sums, whether levied against the Glencore Committed Black Mass, the freight or otherwise;

(v)

losses, claims, damages or expenses incurred or paid to Third Parties in respect of the Glencore Committed Black Mass, its transportation and on-sale, including legal expenses incurred in defending or bringing such claims, but only to the extent such losses, claims, damages or expenses so incurred or paid do not result from the breach by the Buyers of their obligations under this Agreement;

(vi)	hedging costs and expenses, if hedging is requested by Sellers or required by the applicable Customer;

(vii)	financing charges at the Financing Rate in respect of all sums paid by the applicable Buyer, including fees and expenses in relation to any letters of credit; and

(viii)	any other relevant usual and customary costs and expenses incurred by the Buyer which are attributable to the on-sale of the Glencore Committed Black Mass to Customers.

“Traxys” has the meaning given to such term in the Recitals hereof.

“Traxys Black Mass Agreement” has the meaning given to such term in the Recitals hereof.

“Traxys Committed Black Mass” means any Black Mass committed to Traxys under the Traxys Black Mass Agreement, as determined by the text of the Traxys Black Mass Agreement as in effect on the date hereof.

“Traxys Customer Contract” means an on-sale agreement between Traxys and any third-party end customer purchasing Black Mass acquired by Traxys from North America Seller under the Traxys Black Mass Agreement.

[XXX].

2.2	Any other abbreviations used in this Agreement will be as per the usual standard of the industry.

3.	RESERVED

4.	PURCHASE AND SALE

During the Term, on the terms and conditions set forth herein, the Sellers hereby agree to sell to Glencore and/or its Affiliates, and Glencore hereby agrees to purchase (and/or to cause its Affiliates to purchase) from the Sellers, 100% of the Glencore Committed Black Mass. For the avoidance of doubt, Glencore is entitled to designate any of its Affiliates as a buyer hereunder and any Affiliate so designated by Glencore in writing to act, and that acts, as a buyer hereunder shall be an express third party beneficiary of this Agreement.

5.	VOLUME & DELIVERY OF GLENCORE COMMITTED BLACK MASS; COOPERATION ON SCHEDULING & ON-SALE

5.1	Prior to the Start Date of the Initial Term and at least 15 calendar days prior to the start of each calendar quarter thereafter during the Term,

5.1.1	the Sellers shall advise Glencore of the volume of Glencore Committed Black Mass expected to be available for sale to Glencore hereunder during the next rolling 12-month period; and

5.1.2

the Sellers and Glencore shall seek to mutually agree on the applicable delivery schedule for the Glencore Committed Black Mass to be sold hereunder for such calendar quarter, including the number of shipments and the allocation of volume among such shipments.

5.2

In addition, subject to compliance with Applicable Law, Sellers shall advise Glencore from time to time of their preferred commercial terms with respect to the sale of the Glencore Committed Black Mass under the Black Mass Sale Agreements, having regard to (among other things) the applicable benchmark pricing, quotational periods, preliminary/final payment provisions, and financing and hedging requirements. Glencore shall use commercially reasonable efforts to negotiate suitable terms with the Customer taking into consideration Sellers’ preferred commercial terms, it being acknowledged, however, that (i) the commercial terms that can ultimately be achieved will be determined by the relevant markets and Customers and (ii) Glencore retains discretion with respect to the on-sale pricing of the Glencore Committed Black Mass.

5.3

Glencore specifically acknowledges and agrees that all decisions concerning Spoke operations and the timing and quantity of Glencore Committed Black Mass available for sale to the Buyers under this Agreement shall be made by the Sellers, in their sole and absolute discretion. The Sellers may determine that some or all of their Black Mass production may be required for internal purposes (including inventory build, commissioning and start-up of commercial production at a Hub), thus reducing the quantity of Glencore Committed Black Mass available for sale to Buyer under this Agreement. Notwithstanding the foregoing, nothing in this Section 5.3 shall excuse Sellers from (i) meeting their respective delivery obligations under Black Mass Sale Agreements, (ii) meeting any Black Mass delivery schedules agreed by Sellers and Glencore pursuant to Section 5.1.2 hereof or (iii) otherwise complying with their respective obligations under Section 5.1 hereof.

6.	QUALITY & SPECIFICATIONS OF BLACK MASS

6.1

The Specifications of the Glencore Committed Black Mass will be advised by the Sellers to Glencore. The Sellers and Glencore shall discuss the specifications of the Glencore Committed Black Mass from time to time, based upon Customer demands in connection with the entry into an On-Sale Agreement or Glencore’s requirements in connection with a Direct Purchase Agreement pursuant to Section 7.1 below.

6.2

If either the Buyer or the applicable Seller determines, acting reasonably pursuant to its own analysis, that any delivery of Glencore Committed Black Mass does not meet the specifications agreed by the Parties pursuant to Section 7.1 in any respect (“Off-Spec Black Mass”), then the Party making such determination shall promptly notify the other Party.

7.	BLACK MASS SALE AGREEMENTS

7.1

The applicable Buyer shall be the off-taker for the Glencore Committed Black Mass sold hereunder. The sale or other treatment of the Glencore Committed Black Mass will be determined by the Parties as follows:

7.1.1

The Buyer may on-sell Glencore Committed Black Mass to Customers as principal pursuant to an on-sale agreement between the Buyer and the Customer for the relevant Glencore Committed Black Mass and a corresponding purchase agreement with the Sellers. Unless otherwise agreed by Seller and Buyer, such on-sale agreements will contain substantially the same terms and conditions as the applicable purchase agreement, including as to the characteristics of the Glencore Committed Black Mass and any product warranties with respect thereto (such agreements, the “On-Sale Agreements”);

7.1.2

From time to time, Sellers and Glencore may mutually agree that a Buyer will purchase Glencore Committed Black Mass from the Sellers as principal, pursuant to a purchase agreement with the Sellers on terms and conditions mutually agreed by the Parties, including as to the characteristics of the Glencore Committed Black Mass, product warranties with respect thereto, treatment of any Off-Spec Black Mass, and pricing and payment terms (such agreements, the “Direct Purchase Agreements”);

7.1.3

In the event that any Glencore Committed Black Mass pursuant to an On-Sale Agreement is determined to be Off-Spec Black Mass, then Glencore will use its commercially reasonable efforts to place such Off-Spec Black Mass with a Customer, and Glencore will enter into binding agreements for the placement of such Off-Spec Black Mass based on the then-achievable pricing based on the specifications of such Off-Spec Black Mass and the underlying reasons for such Black Mass being Off-Spec Black Mass (such agreements, the “Off-Spec Agreements”), provided that if Glencore is unable to place such Off-Spec Black Mass with a Customer, then Glencore shall dispose of such Off-Spec Black Mass and Glencore’s handling and disposal costs will be [XXX], and Glencore shall add to its Transaction Costs any amounts previously paid by Glencore to the Sellers with respect to such Off-Spec Black Mass; and

7.1.4

From time to time, the Parties may engage in inventory management, in which event Glencore and the Sellers will negotiate in good faith to determine a mutually agreeable solution, which may include the sale and stockpiling or inventory building of Glencore Committed Black Mass and a subsequent resale to Sellers, and the Parties will enter into definitive agreements reflecting the terms and conditions of such treatment, including applicable storage and financing costs (such agreements, the “Inventory Management Black Mass Agreements” and together with the On-Sale Agreements and the Direct Purchase Agreements and the Off-Spec Agreements, the “Black Mass Sale Agreements”).

7.2

In the event of any conflict between this Agreement and any Black Mass Sale Agreement, the relevant provision of this Agreement will prevail unless such Black Mass Sale Agreement expressly states the provisions of this Agreement that it is intended to supersede.

7.3

None of Li-Cycle or any of its Affiliates will enter into any Tolling Arrangement that would prevent Li-Cycle or any of its Affiliates from performing under any Black Mass Sale Agreement in effect as of the date of such Tolling Arrangement.

8.	Black Mass Marketing Fee

8.1

The applicable Seller shall pay the Buyer a marketing fee equal to [XXX], for any Glencore Committed Black Mass delivered and fully paid for hereunder (the “Black Mass Marketing Fee”), provided that, notwithstanding any provision hereof or the Master Agreement, the Buyer shall not be entitled to a Black Mass Marketing Fee on (i) any Traxys Committed Black Mass, subject to Section 8.2, (ii) any LICY Hubs Committed Black Mass, (iii) any Black Mass that is purchased by Buyer pursuant to a Direct Purchase Agreement, or (iv) any Third Party Hubs Committed Black Mass. Glencore, or the applicable Buyer, shall have the right to deduct the Black Mass Marketing Fee with respect to a shipment of Black Mass from Glencore’s, or the applicable Buyer’s, payment to the applicable Seller for the purchase of such Black Mass pursuant to the applicable On-Sale Agreement.

8.2

Glencore shall be paid a supplemental marketing fee (the “Supplemental Black Mass Marketing Fee”) equal to [XXX]. Any Supplemental Black Mass Marketing Fee invoiced by the Buyer during the preceding calendar month shall be paid monthly.

8.3

If, for any Black Mass delivered hereunder, the Customer Final Price is not available or readily determinable, then the Parties shall discuss and agree on a pro forma purchase price for the purposes of calculating the applicable Black Mass Marketing Fee. Such pro forma purchase price shall be based on the prevailing market price for the same or similar Black Mass.

8.4

The Buyer shall handle all logistics and execute all contract handling and shipping matters from and after delivery to the Buyer hereunder and shall act in such matters in good faith and in the ordinary course of business and in the same manner that it would when handling and shipping its own products.

9.	DELIVERY & SHIPMENT

9.1	All Glencore Committed Black Mass to be sold hereunder shall be delivered by Seller to Buyer at the applicable Spoke EXW (Incoterms® 2020), unless otherwise agreed by the applicable Buyer and Seller.

9.2

All Glencore Committed Black Mass will be packaged (1) in accordance with UN3077 packing instructions and will be in UN-rated bulk bags for shipment and adjusted as necessary according to Buyer and/or Customer requirements (including for packaging in a manner suitable for maritime transport) and (2) in accordance with any other packaging requirements set forth in the applicable Black Mass Sale Agreement.

10.	PRICING

10.1

On-Sale Agreement Pricing. If the Glencore Committed Black Mass has been sold forward by the Buyer to a Customer pursuant to Section 7.1.1, then the final pricing to be set out in a final invoice for such Glencore Committed Black Mass shall be the price (the “Customer Final Price”) specified in the applicable On-Sale Agreement.

10.2

Direct Purchase Agreement Pricing. If the Glencore Committed Black Mass has been sold to the Buyer pursuant to Section 7.1.2, then the final pricing to be set out in a final invoice for such Glencore Committed Black Mass shall be the price specified in the applicable Direct Purchase Agreement. In the event that the Buyer and Seller are unable to reach agreement on the final pricing to be specified in any Direct Purchase Agreement, such price may be determined by Referee Determination in accordance with, and subject to the limitations set forth in, the Master Agreement.

10.3

Off-Spec Agreement Pricing. If the Off-Spec Black Mass has been sold forward by the Buyer to a Customer pursuant to Section 7.1.3, then the final pricing to be set out in a final invoice for such Glencore Committed Black Mass shall be the price specified in the applicable Off-Spec Agreement.

10.4

Transaction Costs. The Buyer shall be entitled to deduct its Transaction Costs with respect to each shipment of Glencore Committed Black Mass sold by the Buyer to a Customer from the final payment for such Glencore Committed Black Mass. All Transaction Costs so deducted must be supported by an Expense Report. The Parties will agree in advance which categories of Transaction Costs will apply with respect to each prospective On-Sale Agreement, provided that the Parties acknowledge and agree that Buyer will not be required to obtain Seller’s pre-approval of any additional Transaction Cost categories (in accordance with the definition of Transaction Costs herein) that Buyer determines from time to time to be reasonably necessary in connection with the performance of such On-Sale Agreement.

10.5	U.S. Dollars. All prices shall be stated, and all payments shall be made, in U.S. Dollars, unless otherwise agreed by the applicable Buyer and Seller.

11.	INCOTERMS®

Unless otherwise specified herein, Incoterms® 2020 shall be applicable for the duration of this Agreement.

12.	NOTICES

It is agreed that any and all notices required or permitted to be given to a Party under the terms of this Agreement shall be given in writing and sent by email or courier or delivered by hand to the Party to be notified at the following respective addresses or any new addresses regarding which the respective Parties have been informed to the sending of such notices, namely:

(a)	Li-Cycle:

Li-Cycle Holdings Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

Email: [XXX]

(b)	North America Seller:

Li-Cycle Americas Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

Email: [XXX]

(c)	EMEA Seller:

Li-Cycle Europe AG

Neuhofstrasse 6

6340 Baar

Zug, Switzerland

Attention: [XXX]

Email: [XXX]

(d)	APAC Seller:

Li-Cycle APAC Pte. Ltd.

77 Robinson Road

#13-00

Robinson 77

Singapore (068896)

Attention: [XXX]

Email: [XXX]

(e)	Glencore:

330 Madison Avenue

New York, NY

10017

Attention: [XXX]

Email: [XXX]

With copy to: [XXX]

Email: [XXX]

or to such other street address, individual, email address or electronic communication number as may be designated by notice given by a Party to the other Parties hereunder. Any such notice shall be deemed to have been given the next business day in the place to which it is sent (if sent by email or courier) or at the time of delivery (if delivered by hand).

13.	TERM AND TERMINATION

13.1

This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement; provided, however, that the Parties’ respective sale and purchase obligations hereunder with respect to the sale and purchase of available Black Mass produced by the Sellers’ North American Spokes shall not become effective until such time as the Traxys Black Mass Agreement has expired by its terms or is otherwise no longer in effect; [XXX].

13.2	The Parties’ respective rights to terminate this Agreement shall be exclusively governed by the Master Agreement.

13.3

If this Agreement expires or is terminated and a Black Mass Sale Agreement for Glencore Committed Black Mass is then outstanding and not terminated, then this Agreement will continue to apply to such Black Mass Sale Agreement (solely in respect of any Glencore Committed Black Mass delivered hereunder) until the Parties have satisfied their respective obligations thereunder.

14.	COUNTERPARTS AND ELECTRONIC EXECUTION:

As set forth in the Master Agreement.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Kunal Sinha, Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Ajay Kochhar, Chief Executive Officer

LI-CYCLE AMERICAS CORP.

By:	/s/ Alan Ferguson
Alan Ferguson, VP, Commercial

LI-CYCLE EUROPE AG

By:	/s/ Elewout Depicker
Elewout Depicker, VP, Commercial

LI-CYCLE APAC PTE. LTD.

By:	/s/ Dawei Li
Dawei Li, President

Exhibit 10.7

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

END PRODUCTS OFFTAKE AGREEMENT

THIS END PRODUCTS OFFTAKE AGREEMENT (this “Agreement”) is made as of May 31, 2022 (the “Execution Date”),

BETWEEN	Glencore Ltd., a company organized and existing under the laws of Switzerland Hereinafter called “Glencore”

AND	Li-Cycle Holdings Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “Li-Cycle”

AND	Li-Cycle Americas Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “North America Seller”

AND	Li-Cycle Europe AG a corporation organized and existing under the laws of Switzerland, Hereinafter called “EMEA Seller”

AND	Li-Cycle Asia Pacific Pte Ltd. a corporation organized and existing under the laws of Singapore, Hereinafter called “APAC Seller”

RECITALS:

WHEREAS Glencore is a leading global producer and marketer of commodities; and

WHEREAS Li-Cycle, through its proprietary Spoke & Hub Technologies™: (i) processes lithium-ion battery manufacturing scrap and other lithium-ion battery materials (including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries) at its Spokes to produce Black Mass and other intermediate products; and (ii) further processes such Black Mass at its Hubs to produce Battery Grade Materials, including nickel sulphate, cobalt sulphate and lithium carbonate; and

WHEREAS North America Seller and Traxys North America LLC (“Traxys”) are parties to an End Products - Amended and Restated Marketing, Logistics and Working Capital Agreement dated as of December 15, 2021 (“Traxys End Products Agreement”), pursuant to which North America Seller and its Affiliates are required to sell 100% of the annual production of nickel sulphate, cobalt sulphate, lithium carbonate, manganese carbonate and graphite concentrate from Li-Cycle’s North America Hub to be located in Rochester, New York (the “North America Hub”) to Traxys and its Affiliates for a specified term; and

WHEREAS Li-Cycle, North America Seller, EMEA Seller and APAC Seller (collectively, the “Sellers”) wish to sell to Glencore and/or its Affiliates, and Glencore wishes to purchase (and/or cause its Affiliates to purchase) from the Sellers, 100% of the Sellers’ attributed annual production of valuable products worldwide produced by the Sellers at a Hub or produced by any third party on Sellers’ behalf pursuant to a Black Mass Tolling Arrangement (LICY as Customer) (as defined below), including, without limitation, (i) battery salts, (ii) nickel sulfate, (iii) cobalt sulfate, (iv) manganese carbonate, (v) lithium carbonate and (vi) any other chemical form of lithium, cobalt, manganese and/or nickel of such quality as to be acceptable to a typical downstream battery chemical plant, such as a precursor cathode active materials (P-CAM) manufacturing plant (collectively, the “End Products”), other than such End Products that are Traxys Committed End Products (collectively, the “Glencore Committed End Products”); and

WHEREAS Glencore intends to purchase Glencore Committed End Products hereunder either for its internal consumption (or consumption by its Affiliates) or for on-sale to Third Party end customers (“Customers”); and

WHEREAS the Parties have entered into that certain Master Commercial Agreement dated as of the Execution Date (the “Master Agreement”); and

WHEREAS this Agreement is intended by the Parties to be a Commercial Agreement within the meaning of the Master Agreement; and

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1	RELATIONSHIP TO MASTER AGREEMENT

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

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2	DEFINITIONS

2.1

In this Agreement, any capitalized term not defined herein and defined in the Master Agreement has the meaning given to such term in the Master Agreement. In addition, the following terms have the following meanings:

“Black Mass Tolling Arrangement (LICY as Customer)” means any agreement, contract, arrangement, or understanding, whether written or oral, including any Black Mass tolling agreement, between Li-Cycle or any of its Affiliates, on the one hand and any Third Party, on the other hand, pursuant to which the Third Party tolls or converts Li-Cycle’s Black Mass or other feedstock into End Products (including, without limitation, any tolling arrangement that provides for Li-Cycle to retain title to the applicable Black Mass or other feedstock and tolled End Products).

“Black Mass Tolling Arrangement (LICY as Tolling Agent)” means any agreement, contract, arrangement, or understanding, whether written or oral, including any scrap tolling agreement, between Li-Cycle or any of its Affiliates, on the one hand and any Third Party, on the other hand, pursuant to which Li-Cycle or any of its Affiliates tolls or converts the Third Party’s Black Mass or other feedstock into End Products (including, without limitation, any tolling arrangement that provides for the Third-Party to retain title to the applicable Black Mass or other feedstock and tolled End Products).

“Buyer” means, as applicable, Glencore or any Affiliate thereof designated by Glencore in writing to act, and that acts, as a buyer hereunder.

“Customers” has the meaning given to such term in the Recitals hereof.

“Customer Final Price” has the meaning given to such term in Section 9.1.

“Direct Purchase Agreement” has the meaning given to such term in Section 6.1.2.

“End Products” has the meaning given to such term in the Recitals hereof.

“End Products Marketing Fee” has the meaning given to such term in Section 7.1.

“End Products Sale Agreement” means, collectively, the Direct Purchase Agreements, the On-Sale Agreements and the Off-Spec Agreements.

“Expense Report” means a written monthly report from Glencore setting out the Transaction Costs deducted by Glencore or any of its Affiliates pursuant to the terms of this Agreement.

“Financing Rate” means [XXX].

“Glencore Committed End Products” has the meaning given to such term in the Recitals hereof.

“North America Hub” has the meaning given to such term in the Recitals hereof.

“Off-Spec Agreement” has the meaning given to such term in Section 6.1.3.

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“Off-Spec End Products” has the meaning given to such term in Section 5.2.

“On-Sale Agreement” has the meaning given to such term in Section 6.1.1.

“Parties” means any two or more of Glencore, Li-Cycle, North America Seller, EMEA Seller, APAC Seller or any other Seller that becomes a party hereto; and “Party” means any one of such Persons.

“Sellers” has the meaning given to such term in the Recitals hereof, and includes any Affiliate of Li-Cycle that becomes a party hereto and is designated as a Seller for the purposes hereof.

“Supplemental End Products Marketing Fee” has the meaning given to such term in Section 7.2.

“Third Party” means a Person that is not a Party or an Affiliate thereof.

“Tolling Arrangement” means any Black Mass Tolling Arrangement (LICY as Tolling Agent) or Black Mass Tolling Arrangement (LICY as Customer).

“Toll Return End Products” has the meaning given to such term in Section 7.3.

“Transaction Costs” means all usual and customary costs, losses or damages that are reasonably incurred by Glencore or its Affiliates, as applicable, in relation to the purchase, transportation, transactional financing and sale of the Glencore Committed End Products to Customers pursuant to this Agreement, including (without duplication):

(i)	direct, out-of-pocket costs associated with the transportation of the Glencore Committed End Products, including, among other things,

a.

all freight, demurrage, dead freight, charter hire and any other sums due pursuant to any charter of any vessel engaged in the carriage of the Glencore Committed End Products, together with costs of inspection of the carrying vessels, and

b.	port costs at both the loading and discharge ports;

(ii)	costs of inspection, supervision and testing or analyzing of the Glencore Committed End Products;

(iii)	costs of insurance;

(iv)	taxes, duties, or similar sums, whether levied against the Glencore Committed End Products, the freight or otherwise;

(v)

losses, claims, damages or expenses incurred or paid to Third Parties in respect of the Glencore Committed End Products, their transportation and on-sale, including legal expenses incurred in defending or bringing such claims, but only to the extent such losses, claims, damages or expenses so incurred or paid do not result from the breach by the Buyers of their obligations under this Agreement;

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(vi)	hedging costs and expenses, if hedging is requested by Sellers or required by the applicable Customer;

(vii)	financing charges at the Financing Rate in respect of all sums paid by the applicable Buyer, including fees and expenses in relation to any letters of credit; and

(viii)

any other relevant usual and customary costs and expenses incurred by the Buyer which are attributable to the purchase, transportation, transactional financing and sale of the Glencore Committed End Products to Customers.

“Traxys” has the meaning given to such term in the Recitals hereof.

“Traxys Committed End Products” means any End Products committed to Traxys under the Traxys End Products Agreement, as determined by the text of the Traxys End Products Agreement as in effect on the date hereof..

“Traxys Customer Contract” means an on-sale agreement between Traxys and any third-party end customer purchasing End Products acquired by Traxys pursuant to the Traxys End Products Agreement.

[XXX].

“Traxys End Products Agreement” has the meaning given to such term in the Recitals hereof.

2.2	Any other abbreviations used in this Agreement will be as per the usual standard of the industry.

3	PURCHASE AND SALE

During the Term, on the terms and conditions set forth herein, the Sellers hereby agree to sell to Glencore and/or its Affiliates, and Glencore hereby agrees to purchase (and/or to cause its Affiliates to purchase) from the Sellers, 100% of the Glencore Committed End Products. For the avoidance of doubt, Glencore is entitled to designate any of its Affiliates as a buyer hereunder and any Affiliate so designated by Glencore in writing to act, and that acts, as a buyer hereunder shall be an express third party beneficiary of this Agreement.

4	VOLUME & DELIVERY OF GLENCORE COMMITTED END PRODUCTS; COOPERATION ON SCHEDULING & ON-SALE

Prior to the Start Date of the Initial Term and at least 15 calendar days prior to the start of each calendar quarter thereafter during the Term,

4.1	the Sellers shall advise Glencore of the volume of each of the Glencore Committed End Products expected to be available for sale to Glencore hereunder during the next rolling 12-month period; and

4.2

the Sellers and Glencore shall seek to mutually agree on the applicable delivery schedule for the Glencore Committed End Products to be sold hereunder for such calendar quarter, including the number of shipments and the allocation of volume among such shipments.

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4.3

In addition, subject to compliance with Applicable Law, Sellers shall advise Glencore from time to time of their preferred commercial terms with respect to the sale of the Glencore Committed End Products under the End Products Sale Agreements, having regard to (among other things) the applicable benchmark pricing, quotational periods, preliminary/final payment provisions, and financing and hedging requirements. Glencore shall use commercially reasonable efforts to negotiate suitable terms with the Customer taking into consideration Sellers’ preferred commercial terms, it being acknowledged, however, that (i) the commercial terms that can ultimately be achieved will be determined by the relevant markets and Customers, and (ii) Glencore retains discretion with respect to the on-sale pricing of the Glencore Committed End Products.

5	QUALITY & SPECIFICATIONS OF END PRODUCTS

5.1

The specifications of the Glencore Committed End Products will be advised by each applicable Seller to the Buyer in respect of each applicable Hub. The Sellers and Glencore shall seek to mutually establish the specifications of the Glencore Committed End Products based upon the market demands, then current practices and Customer demands in connection with the entry into an On-Sale Agreement or Direct Purchase Agreement pursuant to Section 7.1 below.

5.2

If either the Buyer or the applicable Seller determines, acting reasonably pursuant to its own analysis, that any delivery of Glencore Committed End Products does not meet the specifications agreed by the Parties pursuant to Section 7.1 in any respect (“Off-Spec End Products”), then the Party making such determination shall promptly notify the other Party.

6	END PRODUCT SALE AGREEMENTS

6.1

The applicable Buyer shall be the off-taker for the Glencore Committed End Products sold hereunder. The sale or other treatment of the Glencore Committed End Products will be determined by the Parties as follows:

6.1.1

The Buyer may on-sell Glencore Committed End Products to Customers as principal pursuant to an on-sale agreement between the Buyer and the Customer for the relevant Glencore Committed End Products and a corresponding purchase agreement with the Sellers. Unless otherwise agreed by Seller and Buyer, such on-sale agreements will contain substantially the same terms and conditions as the applicable purchase agreement, including as to the characteristics of the Glencore Committed End Products and any product warranties with respect thereto (such agreements, the “On-Sale Agreements”);

6.1.2

From time to time, Sellers and Glencore may mutually agree that a Buyer will purchase Glencore Committed End Products from the Sellers as principal, pursuant to a purchase agreement with the Sellers on terms and conditions mutually agreed by the Parties, including as to the characteristics of the Glencore Committed End Products, product warranties with respect thereto, treatment of any Off-Spec End Products, and pricing and payment terms (such agreements, the “Direct Purchase Agreements”);

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6.1.3

In the event that any Glencore Committed End Products pursuant to an On-Sale Agreement are determined to be Off-Spec End Products, then Glencore will use its commercially reasonable efforts to place such Off-Spec End Products with a Customer, and Glencore will enter into binding agreements for the placement of such Off-Spec End Products based on the then-achievable pricing based on the specifications of such Off-Spec End Products and the underlying reasons for such End Products being Off-Spec End Products (such agreements, the “Off-Spec Agreements”), provided that if Glencore is unable to place such Off-Spec End Products with a Customer, then Glencore shall dispose of such Off-Spec End Products and Glencore’s handling and disposal costs will be [XXX], and Glencore shall add to its Transaction Costs any amounts previously paid by Glencore to the Sellers with respect to the purchaser of such Off-Spec End Products; and

6.2

The Parties recognize that their respective customers (in the case of Glencore, specifically customers for the End Products subject to this Agreement) may wish to set up “closed loop” resource recovery arrangements involving the delivery of Feed to Spokes and the receipt of Battery-Grade End Products from Hubs. The Parties will mutually seek to promote such closed loop arrangements to their customers for the End Products subject to this Agreement in order to encourage more recycling, and the use of higher recycled content in End Products in the industry and to drive additional volumes under the Commercial Agreements. Subject to compliance with Applicable Law, Glencore shall use its commercially reasonable and good faith efforts to market Glencore Committed End Products preferentially to such “closed loop” customers.

6.3

In the event of any conflict between this Agreement and any End Products Sale Agreement, the relevant provision of this Agreement will prevail unless such End Products Sale Agreement expressly states the provisions of this Agreement that it is intended to supersede.

6.4

None of Li-Cycle or any of its Affiliates will enter into any Tolling Arrangement that would prevent Li-Cycle or any of its Affiliates from performing under any End Products Sale Agreement in effect as of the date of such Tolling Arrangement.

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7	END PRODUCTS MARKETING FEE

7.1

The applicable Seller shall pay the Buyer a marketing fee equal to [XXX], for all other Glencore Committed End Products delivered and fully paid for hereunder (the “End Products Marketing Fee”), provided that, notwithstanding any provision hereof or the Master Agreement, neither Glencore nor any other Buyer shall be entitled to an End Products Marketing Fee on (A) any Traxys Committed End Products, subject to Section 7.2, or (B) any End Product that is purchased by Buyer pursuant to a Direct Purchase Agreement. Glencore, or the applicable Buyer, shall have the right to deduct the End Products Marketing Fee with respect to a shipment of End Products from Glencore’s, or the applicable Buyer’s, payment to the applicable Seller for the purchase of such End Products pursuant to the applicable On-Sale Agreement.

7.2

Glencore shall be paid a supplemental marketing fee (the “Supplemental End Products Marketing Fee”) equal to [XXX]. Any Supplemental End Product Marketing Fee invoiced by the Buyer during the preceding calendar month shall be paid monthly.

7.3

In the event that Li-Cycle or any of its Affiliates enters into any Black Mass Tolling Arrangement (LICY as Tolling Agent), Li-Cycle (or its applicable Affiliate) shall pay Glencore the End Products Marketing Fee calculated based on the fair market value of the End Products returned by Li-Cycle to the Third Party tolling customer or otherwise produced under such Black Mass Tolling Arrangement (LICY as Tolling Agent) (the “Toll Return End Products”).

7.4

The Buyer shall handle all logistics and execute all contract handling and shipping matters from and after delivery to the Buyer hereunder and shall act in such matters in good faith and in the ordinary course of business and in the same manner that it would when handling and shipping its own products.

8	DELIVERY & SHIPMENT

8.1	All Glencore Committed End Products to be sold hereunder shall be delivered by Seller to Buyer at the applicable Hub EXW (Incoterms® 2020), unless otherwise agreed by the applicable Buyer and Seller.

8.2

All Glencore Committed End Products will be packaged in accordance with all applicable laws and regulations and adjusted as necessary according to Buyer and/or Customer requirements (including for packaging in a manner suitable for maritime transport) and in accordance with any other packaging requirements set forth in the applicable End Products Sale Agreement.

9	PRICING

9.1

On-Sale Agreement Pricing. If the Glencore Committed End Products have been sold forward by the Buyer to a Customer pursuant to Section 6.1.1, then the final pricing to be set out in a final invoice for such Glencore Committed End Products shall be the price (the “Customer Final Price”) specified in the applicable On-Sale Agreement.

8

9.2

Direct Purchase Agreement Pricing. If the Glencore Committed End Products have been sold to the Buyer pursuant to Section 6.1.2, then the final pricing to be set out in a final invoice for such Glencore Committed End Products shall be the price specified in the applicable Direct Purchase Agreement. In the event that the Buyer and Seller are unable to reach agreement on the final pricing to be specified in any Direct Purchase Agreement, such price may be determined by Referee Determination in accordance with, and subject to the limitations set forth in, the Master Agreement.

9.3

Off-Spec Agreement Pricing. If the Off-Spec End Products has been sold forward by the Buyer to a Customer pursuant to Section 6.1.3, then the final pricing to be set out in a final invoice for such Glencore Committed End Products shall be the price specified in the applicable Off-Spec Agreement.

9.4

Transaction Costs. The Buyer shall be entitled to deduct its Transaction Costs with respect to each shipment of Glencore Committed End Products sold by the Buyer to a Customer from the final payment for such Glencore Committed End Product. All Transaction Costs must be supported by an Expense Report. The Parties will agree in advance which categories of Transaction Costs will apply with respect to each prospective On-Sale Agreement, provided that the Parties acknowledge and agree that Buyer shall not be required to obtain Sellers’ pre-approval of any additional Transaction Cost categories (in accordance with the definition of Transaction Costs herein) that Buyer determines from time to time to be reasonably necessary in connection with the performance of such On-Sale Agreement.

9.5	U.S. Dollars. All prices shall be stated, and all payments shall be made, in U.S. Dollars, unless otherwise agreed by the applicable Buyer and Seller.

10	INCOTERMS®

Unless otherwise specified herein, Incoterms® 2020 shall be applicable for the duration of this Agreement.

11	NOTICES

It is agreed that any and all notices required or permitted to be given to a Party under the terms of this Agreement shall be given in writing and sent by email or courier or delivered by hand to the Party to be notified at the following respective addresses or any new addresses regarding which the respective Parties have been informed to the sending of such notices, namely:

9

(a)	Li-Cycle:

Li-Cycle Holdings Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

Email: [XXX]

(b)	North America Seller:

Li-Cycle Americas Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

Email: [XXX]

(c)	EMEA Seller:

Li-Cycle Europe AG

Neuhofstrasse 6

6340 Baar

Zug, Switzerland

Attention: [XXX]

Email: [XXX]

(d)	APAC Seller:

Li-Cycle APAC Pte. Ltd.

77 Robinson Road

#13-00

Robinson 77

Singapore (068896)

Attention: [XXX]

Email: [XXX]

(e)	Glencore:

330 Madison Avenue

New York, NY

10017

Attention: [XXX]

Email: [XXX]

With copy to: [XXX]

Email: [XXX]

10

or to such other street address, individual, email address or electronic communication number as may be designated by notice given by a Party to the other Parties hereunder. Any such notice shall be deemed to have been given the next business day in the place to which it is sent (if sent by email or courier) or at the time of delivery (if delivered by hand).

12	TERM AND TERMINATION

12.1

This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement; provided, however, that the Parties’ respective sale and purchase obligations hereunder with respect to the sale and purchase of available End Products produced by the North America Hub shall not become effective until such time as the Traxys End Products Agreement has expired by its terms or is otherwise no longer in effect; [XXX].

12.2	The Parties’ respective rights to terminate this Agreement shall be exclusively governed by the Master Agreement.

12.3

If this Agreement expires or is terminated and an End Products Sale Agreement for Glencore Committed End Products is then outstanding and not terminated, then this Agreement will continue to apply to such End Products Sale Agreement (solely in respect of any Glencore Committed End Products delivered hereunder) until the Parties have satisfied their respective obligations thereunder.

13	COUNTERPARTS AND ELECTRONIC EXECUTION:

As set forth in the Master Agreement.

[Signature page follows]

11

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Kunal Sinha, Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Ajay Kochhar, President & CEO

LI-CYCLE AMERICAS CORP.

By:	/s/ Alan Ferguson
Alan Ferguson, VP, Commercial

LI-CYCLE EUROPE AG

By:	/s/ Elewout Depicker
Elewout Depicker, VP, Commercial

LI-CYCLE APAC PTE. LTD.

By:	/s/ Dawei Li
Dawei Li, President

12

Exhibit 10.8

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

BY-PRODUCTS OFFTAKE AGREEMENT

THIS BY-PRODUCT OFFTAKE AGREEMENT (this “Agreement”) is made as of May 31, 2022 (the “Execution Date”),

BETWEEN	Glencore Ltd. a company organized and existing under the laws of Switzerland, Hereinafter called “Glencore”

AND	Li-Cycle Holdings Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “Li-Cycle”

AND	Li-Cycle Americas Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “North America Seller”

AND	Li-Cycle Europe AG a corporation organized and existing under the laws of Switzerland, Hereinafter called “EMEA Seller”

AND	Li-Cycle Asia Pacific Pte Ltd. a corporation and existing organized under the laws of Singapore, Hereinafter called “APAC Seller”

RECITALS:

WHEREAS Glencore is a leading global producer and marketer of commodities; and

WHEREAS Li-Cycle, through its proprietary Spoke & Hub Technologies™: (i) processes lithium-ion battery manufacturing scrap and other lithium-ion battery materials (including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries) at its Spokes to produce Black Mass and other intermediate products; (ii) further processes such Black Mass at its Hubs to produce Battery-Grade Materials, including nickel sulphate, cobalt sulphate and lithium carbonate; and (iii) in the course of producing such Black Mass and Battery-Grade Materials, produces and/or will produce certain by-products; and

WHEREAS Li-Cycle, North America Seller, EMEA Seller and APAC Seller (collectively, the “Sellers”) wish to sell to Glencore and/or its Affiliates, and Glencore wishes to purchase (and/or cause its Affiliates to purchase) from the Sellers, 100% of the Sellers’ annual production worldwide of such by-products, subject to certain existing commitments; and

WHEREAS the Parties have entered into that certain Master Commercial Agreement dated as of the Execution Date (the “Master Agreement”); and

WHEREAS this Agreement is intended by the Parties to be a Commercial Agreement within the meaning of the Master Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1	RELATIONSHIP TO MASTER AGREEMENT

1.1

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

2	DEFINITIONS

2.1

In this Agreement, any capitalized term not defined herein and defined in the Master Agreement has the meaning given to such term in the Master Agreement. In addition, the following terms have the following meanings:

“Audit Report” has the meaning set out in Section 7.4.

“Buyer” means, as applicable, Glencore or any Affiliate thereof designated by Glencore in writing to act, and that acts, as a buyer hereunder.

“By-Products” means, collectively, the following by-products produced by the Spokes and the Hubs: (i) Shredded Fraction; (ii) Copper Sulphide; (iii) Gypsum; (iv) Graphite Concentrate; and (v) Sodium Sulphate.

“By-Product Sale Agreement” has the meaning given to such term in Section 8.1.1.

“Copper Aluminum Shred” means copper/aluminum shred produced by the Spokes.

“Copper Sulphide” means copper sulphide (CuS) produced by the Hubs.

“Eligible Off-Take Offer” has the meaning given to such term in Section 7.3.

“End Products” has the meaning given to such term in the End Products Offtake Agreement and, for greater certainty, excludes By-Products.

“End Products Offtake Agreement” means that certain End Products Offtake Agreement, dated as of the Execution Date, by and among Glencore, Li-Cycle, North America Seller, EMEA Seller and APAC Seller.

“Financing Rate” means [XXX].

“Graphite Concentrate” means graphite concentrate produced by the Hubs.

“Gypsum” means gypsum produced by the Hubs.

“Master Agreement” has the meaning given to such term in the Recitals.

“Material Commercial Terms” has the meaning set out in Section 6.1.

“Notice of Intent” has the meaning set out in Section 7.3.

“Notice of Intent Period” has the meaning set out in Section 7.3.

“Off-Spec By-Products” has the meaning set out in Section 8.1.2.

“Off-Take ROFR” has the meaning set out in Section 7.3.

“Other By-Products” means any by-products resulting from the production of Black Mass at the Spokes and End Products at the Hubs, excluding (i) the By-Products, and (ii) mixed plastics from Li-Cycle’s Spokes.

“Partially Upgraded Cu/Al Fraction” has the meaning set out in Appendix “A”.

“Parties” means any two or more of Glencore, Li-Cycle, North America Seller, EMEA Seller, APAC Seller or any other Seller that becomes a party to this Agreement; and “Party” means any one of such Persons.

“Saltex” means Saltex, LLC.

“Saltex Committed Sodium Sulfate” means that amount of anhydrous sodium sulfate that Li-Cycle Inc. is required to sell to Saltex pursuant to the Saltex Supply Agreement, which amount may be reduced or capped from time to time by Li-Cycle Inc. and Saltex.

“Saltex Agreement” means that certain Supply Agreement between Li-Cycle’s Affiliate, Li-Cycle Inc., and Saltex dated as of June 14, 2021, pursuant to which Li-Cycle Inc. is required to sell 100% of the annual production of anhydrous sodium sulfate from the North America Hub to Saltex for an initial term extending to December 31, 2027.

“Shredded Fraction” means, collectively, the Copper Aluminum Shred, the Partially Upgraded Cu/Al Fraction, and the Shredded Cu Fraction.

“Shredded Cu Fraction” means any Copper Aluminum Shred that has been materially upgraded such that the aluminum content is materially reduced, the material is no longer reactive in the receiving smelter’s determination and the copper grade is materially higher.

“Sellers” has the meaning given to such term in the Recitals and includes any Affiliate of Li-Cycle that becomes a party hereto and is designated as a Seller for the purposes hereof.

“Sodium Sulphate” means sodium sulphate produced by the Hubs.

“Surplus By-Products” means all By-Products, but specifically excluding the Saltex Committed Sodium Sulfate and the Traxys-Committed Graphite Concentrate.

“Traxys” means Traxys North America LLC.

“Traxys Agreement” means that certain Refined Products - Amended and Restated Marketing, Logistics and Working Capital Agreement between North America Seller and Traxys dated as of December 15, 2021, pursuant to which North America Seller and its Affiliates are required to sell 100% of the annual production of nickel sulphate, cobalt sulphate, lithium carbonate, manganese carbonate, and graphite concentrate from the Rochester Hub to Traxys and its Affiliates for a specified term.

“Traxys Committed Graphite Concentrate” means the Graphite Concentrate that North America Seller and its Affiliates have committed to sell to Traxys pursuant to the Traxys Agreement, as determined by the text of the Traxys Agreement in effect as of the date hereof.

“Third Party” means a Person that is not a Party or an Affiliate thereof.

2.2	Any other abbreviations used in this Agreement will be as per the usual standard of the industry.

2.3	For greater certainty, all references to the Spokes and the Hubs in this Agreement include both those Spokes and Hubs existing as of the Execution Date and those that may be constructed in the future.

3	APPENDICES

3.1	The following Appendices are attached to and form part of this Agreement:

Appendix “A”	Material Commercial Terms for Sale of Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction during Initial Term

Appendix “B”	Material Commercial Terms for Sale of Copper Sulphide during Initial Term

4	PURCHASE AND SALE

4.1

During the Term, on the terms and conditions set forth herein, the Sellers hereby agree to sell to Glencore and/or its Affiliates, and Glencore hereby agrees to purchase (and/or to cause its Affiliates to purchase) from the Sellers, 100% of the Surplus By-Products.

4.2

Where the Sellers identify any Other By-Products that Sellers wish to offer for sale, the Sellers and Glencore shall in good faith discuss and seek to mutually define applicable commercial terms for the purchase and sale of such Other By-Products, provided that nothing hereunder shall create an obligation on Glencore or any of its Affiliates to purchase such Other By-Products.

4.3

For the avoidance of doubt, Glencore is entitled to designate any of its Affiliates as a buyer hereunder and any Affiliate so designated by Glencore in writing to act, and that acts, as a buyer hereunder shall be an express third-party beneficiary of this Agreement.

5	VOLUME & DELIVERY OF SURPLUS BY-PRODUCTS; COOPERATION ON SCHEDULING

Prior to the Start Date of the Initial Term and at least 15 calendar days prior to the start of each calendar quarter thereafter during the Term:

5.1	the Sellers shall advise Glencore of the volume of each of the Surplus By-Products expected to be available for sale to Glencore hereunder during the next rolling 12-month period; and

5.2

the Sellers and Glencore shall seek to mutually agree on the applicable delivery schedule for the Surplus By-Products to be sold hereunder for such calendar quarter, including the number of shipments and the allocation of volume among such shipments.

6	MATERIAL COMMERCIAL TERMS OF SURPLUS BY-PRODUCTS

6.1

The material commercial terms for the sale and purchase of Surplus By-Products (including specifications and pricing and to the extent not covered within this Agreement) (the “Material Commercial Terms”) are as follows:

6.1.1	during the Initial Term, for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction, the applicable Material Commercial Terms shall be in accordance with Appendix “A”;

6.1.2	during the Initial Term, for Shredded Cu Fraction, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

6.1.3	during the Initial Term, for Copper Sulphide, the applicable Material Commercial Terms shall be in accordance with Appendix “B”;

6.1.4	during the Initial Term, for Graphite Concentrate, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

6.1.5	during the Initial Term, for Gypsum, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

6.1.6	during the Initial Term, for Sodium Sulphate, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7; and

6.1.7	during each Subsequent Term, for the Surplus By-Products, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7.

6.2

Notwithstanding anything to the contrary herein, the Material Commercial Terms for any Surplus By-Product shall provide that, should any such Surplus By-Product sold hereunder have a negative value, then the handling and disposal costs incurred by Buyer, if any, for such Surplus By-Products (acting in the ordinary course of business and in the same manner that it would when handling and disposing of its own products) will be [XXX].

7	DETERMINATION OF MATERIAL COMMERCIAL TERMS

7.1

Glencore and Li-Cycle shall act in good faith to mutually define the applicable Material Commercial Terms contemplated in Sections 6.1.2 (Shredded Cu Fraction), 6.1.4 (Graphite Concentrate), 6.1.5 (Gypsum), 6.1.6 (Sodium Sulphate), and 6.1.7 (Subsequent Terms) prior to the date that is 60 calendar days prior to the commencement of the term for the supply of the applicable Surplus By-Products or Other By-Product (“Negotiation Deadline Date”) and shall convene no later than 90 calendar days prior to the Negotiation Deadline Date to discuss and seek to mutually agree upon the applicable Material Commercial Terms. Any Material Commercial Terms mutually agreed by Glencore and Li-Cycle (whether prior to the Negotiation Deadline Date or afterwards) shall constitute the applicable Material Commercial Terms for the purposes of Sections 6.1.2 (Shredded Cu Fraction), 6.1.4 (Graphite Concentrate), 6.1.5 (Gypsum), 6.1.6 (Sodium Sulphate), Section 6.1.7 (Subsequent Terms) and any Other By-Products.

7.2

The Parties acknowledge and agree that, where (i) any Surplus By-Products or Other By-Products have not previously been sold by Seller to Buyer or (ii) any Glencore-affiliated or Third Party receiving smelter or processing facility for any Surplus By-Product or Other By-Product does not have an approved evaluation on file or requires an updated evaluation for such Surplus By-Product or Other By-Product pursuant to such receiving smelter’s or processing facility’s policies, the Seller shall, as soon as practicable following Buyer’s request, provide a sample of such Surplus By-Products or Other By-Products for Buyer’s (or such Third Party’s) evaluation purposes. Based on Buyer’s (or such Third Party’s) evaluation of any Other By-Products, Buyer shall notify Seller whether or not it is interested in continuing discussions regarding the purchase of such Other By-Products.

7.3

If any Material Commercial Terms for any applicable Surplus By-Products or Other By-Product have not been mutually agreed by the Negotiation Deadline Date in accordance with Section 7.1, or if Buyer has indicated that it is not interested in continuing discussions regarding the purchase of certain Other By-Products, then, and only then, may Sellers sell the applicable Surplus By-Products or Other By-Products to a Third Party, subject to exercise by Glencore of the Off-Take ROFR in accordance with the provisions of Section 7.4.

7.4

If, following a Negotiation Deadline Date and subject to Section 7.3, a Seller receives a bona fide offer by any Third Party that is at arm’s length with such Seller to enter into any sales, marketing or off-take arrangement (i) in respect of any Surplus By-Product, or (ii) in respect of any Other By-Product (in each case, an “Eligible Off-Take Offer”), then (a) subject to confidentiality covenants, Seller shall deliver a copy of such Eligible Off-Take Offer to Glencore, provided, however, that Glencore shall have the option, exercisable by written notice to Seller during the Notice of Intent Period, to elect for an independent accountant (the “Independent Verifier”) to review such purported Eligible Off-Take Offer for the purposes of adhering to applicable confidentiality covenants with respect to such Eligible Off-Take Offer and verifying that it in fact complies with the requirements in this Section for qualifying as an Eligible Off-Take Offer; provided, further, that such Independent Verifier shall be appointed and complete its review and issue its written report (in this Section, the “Verification Report”) within fifteen (15) calendar days after Glencore has received notice of the Eligible Off-Take Offer, and (b) Glencore shall have a right of first refusal (“Off-Take ROFR”) to match the material commercial terms of such Eligible Off-Take Offer by delivering to Seller an irrevocable and unconditional offer to match such material commercial terms of such Eligible Off-Take Offer (“Notice of Intent”) within five (5) calendar days after having received notice of the Eligible Off-Take Offer or five (5) calendar days after the Independent Accountant’s issuance of an Verification Report, whichever is later (“Notice of Intent Period”). If Glencore fails to deliver a Notice of Intent to Seller within the Notice of Intent Period, then Seller shall be entitled to accept and complete the Eligible Off-Take Offer from such Third Party for, as applicable, (A) such Surplus By-Product, or (B) such Other By-Products, in each case for a period of up to two (2) calendar years immediately following the end of such Notice of Intent Period (the “Post-ROFR Sale Period”); provided that (A) the Off-Take ROFR shall renew and apply immediately following the Post-ROFR Sale Period for such Surplus By-Products and Other By-Products, and (B) the Off-Take ROFR shall continue to apply with respect to any offer for Surplus By-Products or Other By-Products received by a Seller from a different Third Party. Each Seller shall be entitled at any time to negotiate the terms upon which a Third Party may make an Eligible Off-Take Offer, provided that, before such terms are accepted by any Seller, such Seller complies with this Section 7.4.

7.5

If Glencore exercises the Off-Take ROFR in respect of an Eligible Off-Take Offer, then Glencore and Li-Cycle will complete the transaction set forth in such Eligible Off-Take Offer by entering into a By-Product Sale Agreement within twenty (20) Business Days and the material commercial terms in such Eligible Off-Take Offer shall constitute the Material Commercial Terms for such Surplus By-Product or Other By-Product until the end of the Post-ROFR Sale Period. Notwithstanding the foregoing, if any Glencore-affiliated or Third Party receiving smelter or processing facility for the applicable Surplus By-Product or Other By-Product does not have an approved evaluation on file or requires an updated evaluation for such Surplus By-Product or Other By-Product pursuant to such receiving smelter’s or processing facility’s policies, then Seller shall, as soon as practicable following Glencore’s exercise of the Off-Take ROFR, provide a sample of such Surplus By-Product or Other By-Product for Buyer’s (or such Third Party’s) evaluation and approval purposes, and the twenty (20) Business Day period described above shall be extended as reasonably necessary and without undue delay to permit Buyer (or such Third Party) to conduct an evaluation of such Surplus By-Product or Other By-Product. In the event such Surplus By-Product or Other By-Product is not approved by Buyer (or such Third Party) following such evaluation, Buyer shall notify Seller, and (i) Buyer’s exercise of the Off-Take ROFR with respect to such Eligible Off-Take Offer shall be deemed null and void, and (ii) Seller shall be entitled to accept and complete the Eligible Off-Take Offer, in each case for a period limited to the Post-ROFR Sale Period.

8	BY-PRODUCT SALE AGREEMENTS

8.1

Glencore shall be the off-taker for the Surplus By-Products and any Other By-Products sold hereunder. The sale or other treatment of the Surplus By-Products and Other By-Products will be determined by the Parties as follows:

8.1.1

Sellers and Glencore may mutually agree that a Buyer will purchase Surplus By-Products and Other By-Products from the Sellers as principal, pursuant to a purchase agreement with the Sellers on terms and conditions consistent with this Agreement and otherwise as mutually agreed by the Parties, including as to the characteristics of the Surplus By-Products and Other By-Products, product warranties with respect thereto, treatment of any Off-Spec By-Products, and pricing and payment terms (such agreements, the “By-Product Sale Agreements”).

8.1.2

If either the Buyer or the applicable Seller determines, acting reasonably pursuant to its own analysis, that any delivery of Surplus By-Products or Other By-Products does not meet the specifications agreed by the Parties under the applicable By-Product Sale Agreement in any respect (“Off-Spec By-Products”), then the Party making such determination shall promptly notify the other Party. The Seller covenants and agrees to notify the Buyer in writing prior to shipment if all or any identifiable portion of the Surplus By-Products or Other By-Products pursuant to a By-Product Sale Agreement is an Off-Spec By-Product, in which case Buyer reserves the right to reject such Off-Spec By-Products prior to actual shipment thereof. In case Seller fails to inform Buyer prior to shipment and it appears thereafter upon Buyer’s inspection that the applicable Surplus By-Product or Other By-Product is an Off-Spec By-Product, Buyer shall have the right to reject such material as set out in Section 8.1.3.

8.1.3

Buyer reserves the right, in its sole and exclusive discretion, to reject and return any Off-Spec By-Products. Seller accepts and agrees that Buyer may conduct sampling and analysis prior to Buyer’s acceptance of the Surplus By-Products or Other By-Products. Seller further accepts and agrees that Surplus By-Products or Other By-Products may be shredded, reduced in quantity and/or change shape, size or form for analytical purposes and that Buyer shall thereafter have the right to refuse Surplus By-Products or Other By-Products which, in Buyer’s sole and exclusive discretion, constitute Off-Spec By-Products. If no such remedy is reached, then Seller shall forthwith upon receipt of written notice from Buyer suspend further shipments of the Surplus By-Products or Other By-Products to Buyer immediately and rejected materials shall be promptly picked up by Seller, unless otherwise agreed in writing by Buyer.

8.1.4

Off-Spec By-Product which is refused by Buyer shall be returned to the Seller and any and all cost arising out of such refusal and return shall be for Seller’s account. The Seller shall provide written instructions to Buyer detailing the Seller’s arrangements for return of the refused Off-Spec By-Product within 30 (thirty) days of the date on which Buyer refused the Off-Spec By-Product. If the Seller does not notify Buyer within 30 (thirty) days, then Buyer is hereby authorized by the Seller to take action as it considers appropriate for handling the refused Off-Spec By-Product including returning, stockpiling, or otherwise removing such refused Off-Spec By-Product or treating the refused Off-Spec By-Product on such basis as Buyer may determine, and the Seller hereby consents to such actions and agrees to undertake whatever further action may be required to give effect to Buyer’s decision respecting the refused Off-Spec By-Product. Any losses, charges, expenses and/or liabilities incurred by Buyer with respect to such refused Off-Spec By-Product including any handling, stockpiling, transportation, treatment, disposal and other charges shall be for the Seller’s account.

8.2

Glencore may, in its discretion, either consume the Surplus By-Products or Other By-Products at a facility owned or operated by Glencore or on-sell such Surplus By-Products or Other By-Products as principal pursuant to an on-sale agreement between Buyer and a Third Party (a “Customer Contract”).

8.3

Subject to Section 8.2, in the event Glencore determines to on-sell such Surplus By-Products or Other By-Products pursuant to a Customer Contract, Glencore shall give due consideration to the placement of such materials with facilities and Customers which can consume such materials, recover resources from such materials that may be re-inserted into the global supply chain, or otherwise treat such materials in an environmentally sustainable manner, it being acknowledged that the foregoing shall not preclude Glencore from considering economic and other factors in its sole discretion.

9	DELIVERY & SHIPMENT

9.1

All Surplus By-Products and Other By-Products sold hereunder shall be delivered by the applicable Sellers to Buyer at the applicable Spoke or Hub EXW, DAP or DDP (Incoterms® 2020), as mutually agreed upon by the Parties, including as set forth in Appendix “A” and Appendix “B”.

9.2

All Surplus By-Products and Other By-Products will be packaged in accordance with all applicable laws and regulations and adjusted as necessary (subject to compliance with such laws and regulations) according to Buyer and/or Customer requirements (including for packaging in a manner suitable for maritime transport, if applicable), and in accordance with any other packaging requirements set forth in the applicable By-Products Sale Agreement.

10	INCOTERMS®

Unless otherwise specified herein, Incoterms® 2020 shall be applicable for the duration of this Agreement.

11	NOTICES

It is agreed that any and all notices required or permitted to be given to a Party under the terms of this Agreement shall be given in writing and sent by email or courier or delivered by hand to the Party to be notified at the following respective addresses or any new addresses regarding which the respective Parties have been informed to the sending of such notices, namely:

(a)	Li-Cycle:

Li-Cycle Holdings Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

Email:        [XXX]

(b)	North America Seller:

Li-Cycle Americas Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

Email:        [XXX]

(c)	EMEA Seller:

Li-Cycle Europe AG

Neuhofstrasse 6 6340 Baar

Zug, Switzerland

Attention: [XXX]

Email:        [XXX]

(d)	APAC Seller:

Li-Cycle APAC Pte. Ltd.

77 Robinson Road

#13-00

Robinson 77

Singapore (068896)

Attention: [XXX]

Email:        [XXX]

(e)	Glencore:

330 Madison Avenue

New York, NY

10017

Attention: [XXX]

Email:        [XXX]

With copy to: [XXX]

Email: [XXX]

or to such other street address, individual, email address or electronic communication number as may be designated by notice given by a Party to the other Parties hereunder. Any such notice shall be deemed to have been given the next business day in the place to which it is sent (if sent by email or courier) or at the time of delivery (if delivered by hand).

12	TERM AND TERMINATION

12.1	This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement.

12.2	[XXX].

12.3	The Parties’ respective rights to terminate this Agreement shall be exclusively governed by the Master Agreement.

12.4

If this Agreement expires or is terminated and a By-Products Sale Agreement is then outstanding and not terminated, then this Agreement will continue to apply to such By-Products Sale Agreement until the Parties have satisfied their respective obligations thereunder.

13	COUNTERPARTS AND ELECTRONIC EXECUTION:

As set forth in the Master Agreement.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Kunal Sinha, Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Ajay Kochhar, President & CEO

LI-CYCLE AMERICAS CORP.

By:	/s/ Alan Ferguson
Alan Ferguson, VP, Commercial

LI-CYCLE EUROPE AG

By:	/s/ Elewout Depicker
Elewout Depicker, VP, Commercial

LI-CYCLE APAC PTE. LTD.

By:	/s/ Dawei Li
Dawei Li, President

APPENDIX “A”

Material Commercial Terms for Sale of

Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction

during Initial Term

[XXX]

APPENDIX “B”

Material Commercial Terms for Sale of

Copper Sulphide during Initial Term

[XXX]

SCHEDULE “A”

GLENCORE LTD.

GENERAL TERMS AND CONDITIONS

FOR THE RECYCLING DEPARTMENT

[XXX]

Exhibit 10.9

Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. The redacted terms have been marked at the appropriate place with “[XXX]”.

SULFURIC ACID SUPPLY AGREEMENT (US & CANADA)

THIS SULFURIC ACID SUPPLY AGREEMENT (US & CANADA) (this “Agreement”) is made as of May 31, 2022 (the “Execution Date”),

BETWEEN	GLENCORE LTD., a corporation existing under the laws of Switzerland having a branch office at 330 Madison Avenue, New York, NY 10017, USA Hereinafter called “Glencore”

AND	NORFALCO LLC, a limited liability company existing under the laws of the State of Delaware having an office at 330 Madison Ave., New York, NY 10017, USA Hereinafter called “NorFalco”

AND

NORFALCO SALES, A DIVISION OF GLENCORE CANADA CORPORATION,

a corporation existing under the laws of the Province of Ontario having an office at 100 King Street West, Suite 6900, P.O. Box 405, Toronto, ON M5X 1E3, Canada

Hereinafter called “NorFalco Sales” and together with Glencore and NorFalco, the “Seller Group”

AND

LI-CYCLE HOLDINGS CORP.,

a corporation existing under the laws of the Province of Ontario having an address at 207 Queen’s Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada

Hereinafter called “Li-Cycle”

AND

LI-CYCLE NORTH AMERICA HUB, INC.,

a corporation existing under the laws of the State of Delaware having an address at 100 Latona Rd. Eastman Business Park, Bldg. 350, Rochester, New York 14652, USA

Hereinafter called “NA HubCo”

RECITALS:

WHEREAS Seller Group is a leading global producer and marketer of commodities; and

WHEREAS Seller Group wishes to supply to Li-Cycle and its Affiliates, and Li-Cycle wishes to purchase (or cause its Affiliates to purchase) from Seller Group, sulfuric acid for use in those Hubs now or hereafter existing in the United States and Canada (collectively, the “North American Hubs”); and

WHEREAS Glencore and Li-Cycle have entered into that certain Master Commercial Agreement (the “Master Agreement”) as of the Execution Date; and

WHEREAS this Agreement is intended to be a Commercial Agreement within the meaning of the Master Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	RELATIONSHIP TO MASTER AGREEMENT

This Agreement is governed by and subject to the terms and conditions of the Master Agreement, which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede.

2.	DEFINITIONS

Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Master Agreement. All other capitalized terms in this Agreement have the following meanings:

“Agreement” has the meaning given in the Preamble;

[XXX]

“Buyer” means, as applicable, NA HubCo and any other Affiliate of Li-Cycle that may become a party to this Agreement and purchase Product from Seller Group pursuant to and in accordance with this Agreement;

“Contract Year” has the meaning given in Section 8(d);

“Contract Year 1” has the meaning given in Section 8(a);

“Contract Year 2” has the meaning given in Section 8(d);

“Execution Date” has the meaning given in the Preamble;

“Destination” has the meaning given in Section 9;

“Embargo” has the meaning given in Section 22;

“Fuel Surcharge” has the meaning given in Section 8(f)(i);

“North American Hubs” has the meaning given in the Recitals;

“North American Hub Start Date” has the meaning given in Section 4(d);

[XXX]

“Master Agreement” has the meaning given in the Recitals;

“Maximum Monthly Quantity” has the meaning given in Section 5(b);

“Minimum Monthly Quantity” has the meaning given in Section 5(b);

“Monthly Purchase Order” has the meaning given in Section 5(c);

“Parties” means, collectively, the Seller Group, Li-Cycle, and NA HubCo;

“Product” has the meaning given in Section 7;

“Railcar Limit” has the meaning given in Section 12;

“Rochester Hub” has the meaning given in Section 4(d);

“Rochester Hub Start Date” has the meaning given in Section 4(d);

“Rolling Forecast” has the meaning given in Section 5(a);

“Safety Review” has the meaning given in Section 24(a);

“Seller” means: (i) NorFalco, for any sale of any Product to any delivery destination in the United States; and (ii) NorFalco Sales, for any sale of any Product to any delivery destination in Canada;

“Special Permit” has the meaning given in Section 22;

“Specifications” means those technical specifications for the Product, as set forth in Exhibit “A”;

“Taxes” has the meaning given in Section 13;

“Technical Review” has the meaning given in Section 24(b);

“Ton” means a short ton, which equals 2,000 pounds; and

[XXX] has the meaning given in Section 8(f)(i).

3.	EXHIBITS

The following Exhibits are attached to and form part of this Agreement:

Exhibit “A”	Specifications

Exhibit “B”	Fuel Surcharge Table

4.	EXCLUSIVE SUPPLY AND PURCHASE

(a)

During the Term and subject to the terms and conditions of this Agreement, Seller Group shall sell to Li-Cycle (or the applicable Buyer), and Li-Cycle (or the applicable Buyer) shall purchase from Seller Group, 100% of the sulfuric acid requirements of Li-Cycle and its Affiliates for the commercial operations of the North American Hubs.

(b)	Except as set forth in this Agreement, Seller Group shall be the exclusive supplier of sulfuric acid to Li-Cycle and its Affiliates for the North American Hubs during the Term.

(c)

This Agreement is for the supply of Product for use by Buyer in the commercial operations of the North American Hubs. Accordingly, Buyer shall not sell or otherwise distribute the Product delivered hereunder to any Third Party.

(d)

Seller Group hereby acknowledges and agrees that: (i) Li-Cycle is currently developing its initial Hub in Rochester, New York (the “Rochester Hub”); and (ii) the date on which the Rochester Hub commences commercial operations (the “Rochester Hub Start Date”) and the date on which any other North American Hub commences commercial operations (each such date, together with the Rochester Hub Start Date, the “North American Hub Start Date”) will be determined by Li-Cycle in its sole and absolute discretion.

5.	QUANTITY, FORECASTS, AND PURCHASE ORDERS

(a)

Commencing on a date that is not less than forty-five (45) Business Days before the Rochester Hub Start Date, Buyer will provide Seller with a continuous, monthly, rolling forecast of the Product tonnage that Buyer expects to order for each North American Hub, which forecast shall cover at least four (4) calendar quarters (the “Rolling Forecast”). Buyer shall update such Rolling Forecast at least monthly.

(b)

Li-Cycle’s latest Rolling Forecast as of the last day of the month one month prior to the end of any calendar quarter will be used to establish: (i) the minimum quantities that Li-Cycle must order from Seller for each month of the next calendar quarter (the “Minimum Monthly Quantity”); and (ii) the maximum monthly quantity that Li-Cycle may order from Seller for each month of the next calendar quarter (the “Maximum Monthly Quantity”). The Monthly Minimum Quantity and Monthly Maximum Quantity for each month during such quarter will be set based on: [XXX].

(c)

No later than ten (10) Business Days before the commencement of each calendar month during the Term, beginning with the calendar month immediately preceding the Rochester Hub Start Date, Buyer shall send via email to Buyer’s NorFalco Customer Service Representative, as designated by Glencore in writing to Li-Cycle, a purchase order for Product (a “Monthly Purchase Order”). Each Monthly Purchase Order must be for a quantity of Product not less than the Minimum Monthly Quantity or greater than the Maximum Monthly Quantity.

(d)

Seller shall deliver the Product to Buyer, and Buyer shall take delivery of the Product from Seller, pursuant to and in accordance with this Agreement and the Monthly Purchase Orders. Seller shall not be obligated to deliver any Product to Buyer in excess of the applicable Maximum Monthly Quantity. Any requests by Buyer for quantities in excess of the Maximum Monthly Quantity will be subject to availability and price negotiations.

6.	EXCEPTIONS

Notwithstanding anything to the contrary contained in this Agreement, Buyer may, without breaching this Agreement, purchase Product: (i) from a Third Party if Buyer reasonably anticipates that a North American Hub may be forced to reduce or stop its operations because of Seller’s failure, whether threatened or actual, to supply Product in accordance with the applicable Monthly Purchase Order; and (ii) in de minimis amounts solely for small-scale bench or laboratory purposes. If Buyer purchases Product from a Third Party in accordance with the foregoing, then the applicable Monthly Purchase Order will be deemed reduced by an amount equal to that purchased from such Third Party.

7.	SPECIFICATIONS

The product to be purchased, sold, and delivered pursuant to and in accordance with this Agreement will be sulfuric acid (“Product”) conforming to the Specifications. The Parties acknowledge and agree that this Agreement only pertains to the sale and purchase of Product conforming to the Specifications. If Buyers require Product having specifications additional to or different than the Specifications, then: (i) the Parties will enter into a separate agreement pertaining to such Product, containing terms and conditions substantially similar to those contained herein; and (ii) the price for such Product will be determined in accordance with Section 8.

8.	PRICE

(a)

Buyer shall send Seller, not less than forty-five (45) Business Days before each anticipated North American Hub Start Date, a written notice setting out such North American Hub Start Date, together with a Rolling Forecast for the applicable North American Hub. Following Seller’s receipt of such notice, the Parties shall negotiate in good faith the mutually acceptable base price of the Product for such North American Hub for the period commencing on the applicable North American Hub Start Date and ending on December 31 of the then-current calendar year (such period, “Contract Year 1”).

(b)

If the Parties do not mutually agree on the base price of the Product for Contract Year 1 before the date that is twenty (20) Business Days before the commencement of Contract Year 1, then the base price of the Product for Contract Year 1 will be established by Seller and equal to [XXX]. For purposes of the foregoing, a “PO account” means a third party that purchases Product from Seller on a normal recurring basis, at a price that can fluctuate monthly or quarterly basis mutual agreement.

(c)

Buyer will have the right to appoint an independent auditor, at Buyer’s expense, [XXX]. The Parties shall complete the placeholders in the following table upon the establishment of the base price by mutual agreement or by the foregoing default calculation, as applicable, and such completed table will apply for the duration of the applicable North American Hub’s Contract Year 1:

Buyer	Delivery Term	Place of Delivery	Shipment Month(s) + Years	Mode	Base Price
[NA HubCo]	DDP	[Rochester Hub]	[•]	[Rail]	[$• per Ton]

(d)

The Parties shall negotiate in good faith the base price of the Product for each North American Hub during the calendar year commencing January 1 of the applicable calendar year immediately following Contract Year 1 and ending December 31 of such subsequent year (inclusive) (“Contract Year 2”) and during each subsequent calendar year of the Term (together with Contract Year 1 and Contract Year 2, each, a “Contract Year”).

(e)	If the Parties do not mutually agree on such base price [XXX] (other than Contract Year 1, which shall be governed by Sections 8(a), 8(b), and 8(c)), then [XXX]:

[XXX]         =         [XXX]

(f)	In addition to any other price adjustment provisions in this Agreement:

(i)

Li-Cycle agrees to pay a fuel surcharge (a “Fuel Surcharge”) on all truck and rail shipments. The applicable fuel surcharge for deliveries of Product during a given month will be based on [XXX]. [XXX]. The Fuel Charge shall be determined in accordance with the table attached hereto as Exhibit “B” (Fuel Surcharge Table), which contains a sliding scale showing the applicable Fuel Surcharge for any given [XXX]; and

(ii)

During the Term, Seller shall be entitled to increase the base price per Ton for the Product by [XXX]. Buyer may appoint an independent auditor, at Buyer’s expense, to verify any increases in the base price made by Seller Group pursuant to this Section. Any such audit will have a look-back period equal to [XXX].

9.	DELIVERY TERMS

Seller shall cause each shipment of Product to be delivered to the designated place of delivery for each North American Hub (the “Destination”), and in accordance with the delivery terms set forth in Section 8. Where the applicable delivery term is DAP or DDP Li-Cycle’s premises, title and risk of loss or damage to the Product will pass from Seller to Buyer at such time as the arriving means of transport enters the Buyer’s premises. Where the applicable delivery term is another Incoterm, the risk of loss or damage to the Product will transfer in accordance with such Incoterm and title to the Product will transfer simultaneously with risk of loss.

10.	PAYMENT TERMS

(a)

Terms of payment will be [XXX] days from the date on which Buyer receives the relevant invoice; provided that any invoice issued electronically to Buyer via email or other electronic delivery system will be deemed received on the same day as issued by Seller.

(b)

Payment will occur when Seller receives immediately available funds from Buyer. Buyer shall remit payments to the location and in the manner directed by Seller. If Buyer elects to pay by EFT or ACH, then Buyer shall ensure deposit funds are in Seller’s account on or prior to the due date. If the due date falls on a day other than a Business Day, then payment shall be made the Business Day preceding the due date. If Buyer pays by check, then payment should be mailed a sufficient time prior to the due date so that payment is received by Seller on or prior to the due date. Li-Cycle agrees to pay on demand interest on overdue amounts at a rate equal to the lesser of [XXX] or the highest rate permitted by applicable law from the due date until paid. Li-Cycle agrees to pay Seller’s costs of collection of overdue invoices, including, but not limited to, attorneys’ fees. Li-Cycle shall pay all invoices in full, without any set off or withholding.

11.	DEMURRAGE. The following demurrage and other charges will become due and payable by Buyer in accordance with the payment terms set forth in Section 10:

(a)

Railcar. The demurrage charge for railcars will be: [XXX]. The demurrage charges will be calculated monthly based on the average number of days that cars are held from constructive placement to empty release for all cars released empty each given month.

(b)

Tank Trucks. Buyer shall pay the full amount of actual demurrage charged by the trucking company directly to the trucking company; provided that in the event Seller pays such demurrage charged, Buyer shall reimburse Seller for the amount paid by Seller plus an administrative processing fee of [XXX].

12.	RAILCAR LIMIT

Seller has the right to suspend shipments of Product to Buyer if Buyer has more than [XXX] railcars on site (empty or loaded) (the “Railcar Limit”). In such event, Seller may suspend, without liability, any existing and future shipments of Product hereunder until such time as Buyer reduces the number of railcars on site to the Railcar Limit or fewer.

13.	TAXES

All taxes, duties, fees and other impositions (“Taxes”) that may be levied, charged, assessed, or imposed by or payable to any Federal, provincial, state, local, municipal, or other governmental authority pursuant to this Agreement or any amount payable hereunder, or upon the Product or the sale or use of the Product will be assumed by and charged to Buyer on the same terms as those set forth in Section 10, and Buyer shall pay directly all such Taxes or reimburse Seller therefor. In those cases in which the laws, regulations, or ordinances at the delivery destination impose upon Seller the obligation to report, to collect, or to pay such Taxes, Buyer shall deliver to Seller proper evidence of tax exemption as required or permitted by law to establish exemptions from such Taxes.

14.	SPECIAL TRANSPORTATION

Buyer agrees to pay for: (i) any unusual and extraordinary transportation costs or expenses incurred as a result of events directly caused by Buyer, such as emergency or late order placement, and not directly attributable to a deficiency by Seller in making shipments per agreed upon ship dates; and (ii) any additional costs or expenses incurred in connection with, at Buyer’s request, delivering of the Product during non-business hours, including, without limitation, on Saturday or Sunday and (iii) direct, out-of-pocket demurrage charges incurred by Seller.

15.	THIRD PARTY DEMURRAGE, STORAGE AND OTHER CHARGES

In addition to any demurrage, storage and other similar charges set forth in this Agreement, Buyer shall be responsible for all demurrage, storage and other similar charges (including charges for truck air required by Buyer’s site(s)) assessed by third-party carriers, including any vessel, railway or tank truck carrier.

16.	WEIGHTS AND MEASURES

The weight and assay of the Product delivered hereunder will be determined by Seller. Seller’s bill of lading weights and measurements of assay will govern settlement, unless proven to be in error. In the event of a dispute, an independent determination of weight and chemical analysis by a recognized surveyor or laboratory familiar with sulfuric acid will be accepted by both Parties.

17.	INSURANCE

Each Party shall maintain an adequate level of insurance (minimum of [XXX] per occurrence) with respect to any damage, liability, or injury claims that may arise in connection with its ownership and/or handling of the Product. Additionally, Buyer shall add Seller as an additional insured with respect to any damage, liability, or injury claims that arise after the Product is delivered to the Destination, and it shall provide Seller with evidence of such addition prior to the first shipment hereunder.

18.	PRODUCT KNOWLEDGE

Each Party represents that its relevant employees are knowledgeable about the Product and its safe handling, that it has received and is familiar with Seller’s labeling and literature concerning the Product sold hereunder, and that it will forward such information to its employees who handle or process the Product. An up-to-date Safety Data Sheet (SDS) and other Product and handling information can be found at www.norfalco.com.

19.	SELLER WARRANTIES

(a)	Seller hereby represents and warrants to Buyer that, upon delivery, Seller will have good, valid, and marketable title to the Product, free from all liens, judgments, and other encumbrances.

(b)

Seller hereby represents and warrants to Buyer that, upon delivery, the railcar or other means of transport for the Product will be placarded in accordance with all applicable laws, rules, and regulations.

(c)	Seller hereby represents and warrants to Buyer that, upon delivery, the Product will conform to the Specifications.

(d)

Subject to Section 16, if the Product does not conform to the foregoing warranties, then Seller shall replace the affected Product and Buyer shall cooperate with Seller in connection with remedying the non-conformity and returning or disposing of, on Seller’s instructions and at Seller’s expense, any nonconforming Product.

(e)

EXCEPT AS SET FORTH IN THE MASTER AGREEMENT, SELLER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, OF OR WITH RESPECT TO THE PRODUCT OR THE PERFORMANCE THEREOF, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED.

(f)

Buyer acknowledges that the remedies set forth in this Section 19, together with any applicable remedies set out in the Master Agreement, will be Buyer’s sole and exclusive remedies for the delivery of Product that does not conform to the foregoing warranties.

20.	DAMAGES

No claim by Li-Cycle of any kind with respect to non-conforming Product, whether or not based on negligence, shall be greater in amount than the purchase price of the Product in respect of which such damages are claimed; and failure to give notice of such claim within forty-five (45) days from the date the Product arrives at the destination, or the date fixed for delivery (in the case of non-delivery), shall constitute a waiver by Li-Cycle of all claims in respect of such Product.

21.	GOVERNMENT ACTION

If any government action should place limitations on the prices provided for in this Agreement such that it would be illegal or against public or government policy for Seller to charge, assess or receive the full amount of or to increase such prices as determined by this Agreement, then Seller shall have the option to: (i) subject to Buyer’s approval, continue to perform under this Agreement subject to adjustments in prices that Seller may deem necessary to comply with such government action; (ii) revise this Agreement, subject to Buyer’s approval, to most nearly accomplish the original intent of this Agreement; (iii) terminate this Agreement without liability for any damages; or (iv) continue to perform its obligations under the Agreement.

22.	EMBARGO

If a rail carrier imposes an embargo or takes any similar action that adversely affects Seller’s ability to ship railcars of Product to the applicable Destination (each such event, an “Embargo”) and the applicable shipment Mode specified in this Agreement is “Rail”, then Seller may, but will not be obligated to, ship Product to such Destination during the Embargo. If a rail carrier imposes an Embargo and shippers may apply for a special permit or license to ship notwithstanding such Embargo (a “Special Permit”), then Seller shall have no obligation to seek or obtain a Special Permit. If an Embargo impacts shipments to the applicable Destination and Seller desires to ship Product to such Destination via rail notwithstanding such Embargo, then: (i) Seller shall notify Buyer of the Embargo in writing; (ii) Seller shall provide Buyer of an estimate of the additional costs, fees, and expenses, if any, associated with shipping the Production to such destination during the Embargo; and (iii) Buyer may, at its option, elect to: (A) continue with the shipment of Product via rail and be responsible for such additional costs, fees, and expenses; (B) direct Seller to ship the Product via tank trucks and be responsible for any additional costs, fees, and expenses; or (C) terminate that portion of the Monthly Purchase Order impacted by the Embargo and source Product from a Third Party.

23.	FINANCIAL CAPABILITY

In the event Buyer fails to meet its payment obligations under this Agreement or fails to fulfill its obligations to receive shipments of the Product under this Agreement, or if Seller at any time has any reasonable doubt as to Li-Cycle’s financial responsibility or ability to pay the amounts due hereunder, Seller may, in its sole discretion and without liability, decline to make further shipments except upon receipt of cash or other satisfactory security.

24.	SAFETY AND TECHNICAL REVIEWS

(a)

No more than once per calendar year, Seller may (but shall not be obligated to) conduct a safety review of the North American Hubs to determine whether and to what extent Buyer is taking reasonable steps to protect persons, property, and the environment from those dangers commonly associated with the Product (each, a “Safety Review”).

(b)

No more than once per calendar year, Seller may (but shall not be obligated to) also conduct a technical review of the North American Hubs to determine whether and to what extent: (i) the North American Hubs have infrastructure, including, without limitation, storage tanks, pipelines, and pumps, appropriate for storing, moving, and otherwise handing the Product; and (ii) Buyer has implemented policies and procedures appropriate to handling the Product, including, without limitation, the mandatory use of certain personal protective equipment (each, a “Technical Review”).

(c)

All Safety Reviews and Technical Reviews will be conducted: (i) at Seller’s sole discretion, cost, and risk; (ii) after providing Buyer with at least thirty (30) calendar days’ prior written notice; (iii) during Buyer’s normal business hours; (iv) in a manner that does not disrupt Buyer’s normal business operations; and (v) pursuant to and in accordance with all policies and procedures applicable to the North American Hubs. The results of all Safety Reviews and Technical Reviews, and all communications relating thereto, will be kept strictly confidential in accordance with the terms of the section of the Master Agreement titled “Confidentiality”.

(d)

If Seller conducts a Safety Review or a Technical Review and produces a written report summarizing such Safety Review or Technical Review, then Seller shall, at no cost to Buyer, provide Buyer with a full and unredacted copy of such report.

(e)

If, after conducting a Safety Review or a Technical Review, Seller reasonably believes that Buyer is not taking reasonable measures to protect persons, property, or the environment from those dangers commonly associated with the Product, then Seller shall provide Buyer with written notice detailing such belief. Buyer shall consider all such notices in good faith and take reasonable steps to implement any recommendations contained therein.

(f)

If Seller provides guidance or advice to Buyer during or in connection with any Safety Review or Technical Review, then: (i) Seller does so only as a courtesy to Buyer and not as a licensed professional or technical advisor; (ii) Buyer shall hold Seller harmless from any and all Losses relating to such guidance or advice; (iii) Buyer shall waive any claims that it may have relating to such guidance or advice, including, without limitation, claims of detrimental reliance; and (iv) Buyer shall indemnify, defend and hold harmless Seller from and against any Losses incurred by Seller arising out of or in connection with any third-party claims brought against Seller arising out of or relating to such guidance or advice.

25.	LIABILITY

Except to the extent caused by Seller or its employees or agents or relating to a breach of this Agreement by Seller, Seller shall not be liable to Buyer for any personal injury, death, property, environmental, or other damage arising out of or resulting from the handling, possession, processing, resale, use, or disposal of the Product, whether alone or in combination with other substances. Buyer shall indemnify, defend, and hold harmless Seller from and against any and all Losses relating thereto.

26.	TERM AND TERMINATION

(a)	This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement.

(b)	This Agreement may be terminated in accordance with: (i) the Master Agreement; or (ii) Section 21 (Government Action).

(c)

If this Agreement expires or is terminated and a Monthly Purchase Order is then outstanding and not terminated, then this Agreement will continue to govern such Monthly Purchase Order until the Parties satisfy their respective obligations thereunder.

27.	SULFURIC ACID SUPPLY FOR HUBS OUTSIDE OF THE UNITED STATES AND CANADA

It is the mutual intent of Li-Cycle and Glencore that, during the Term (as defined in the Master Agreement), Glencore or its Affiliates shall supply to Li-Cycle or its Affiliates, and Li-Cycle or its Affiliates shall purchase from Glencore or its Affiliates, one hundred percent (100%) of the sulfuric acid requirements of Li-Cycle and its Affiliates for the commercial operations of Hubs outside of the United States or Canada.

Accordingly, if Li-Cycle determines, in its sole and absolute discretion, to construct and operate a new Hub in a country other than the United States or Canada, then: (i) Li-Cycle shall provide Glencore with written notice of such determination, at least Three Hundred Sixty (360) days prior to the anticipated start date of commercial operations at such Hub, identifying the location of such Hub, its anticipated start date of commercial operations, and a non-binding forecast of the sulfuric acid requirements for such Hub during its first year of commercial operations; and (ii) Li-Cycle and Glencore shall use commercially reasonable efforts to enter into a supply agreement for Product for such Hub on terms and conditions substantially similar to those contained in this Agreement (except for price, delivery location, mode of transportation, product specifications, and any other terms specific to the North American Hub); provided, however, that such terms and conditions will be adjusted as may be necessary or desirable in view of the relevant jurisdictions and counterparties (including, without limitation, in the case of any Hub located in the European Union, provisions to address compliance with Regulation EC no. 1907/2006 of the European Parliament and of the Council concerning the Registration, Evaluation, Authorization and Restriction of Chemicals (REACh) and/or Regulation (EC) No 1272/2008 of the European Parliament and of the Council on Classification, Labelling and Packaging of Substances and Mixtures (CLP) and EU Regulation 2019/1148 or any similar successor laws or regulations as may then be in effect).

28.	COUNTERPARTS AND ELECTRONIC EXECUTION

This Agreement may be executed in any number of counterparts, and it will not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument. Counterparts may be delivered by electronic transmission and the Parties adopt any signatures so received as original signatures of the Parties.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Name: Kunal Sinha
Title: Head of Recycling

NORFALCO LLC

By:	/s/ Thomas Hobbs
Name: Thomas Hobbs
Title: Executive Senior Vice President

NORFALCO SALES, A DIVISION OF GLENCORE CANADA CORPORATION

By:	/s/ Vince D’Amico
Name: Vince D’Amico
Title: Logistics and Procurement

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and CEO

LI-CYCLE NORTH AMERICA HUB, INC.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and CEO

[Signature Page to Sulfuric Acid Supply Agreement]

EXHIBIT “A”

Specifications

[XXX]

EXHIBIT “B”

FUEL SURCHARGE TABLE

[XXX]

Exhibit 99.1

Li-Cycle and Glencore Enter into Long-Term Commercial Agreements and Close Glencore $200 Million Investment in Li-Cycle

Li-Cycle and Glencore strategic commercial partnership creates an integrated platform supplying a global customer base with both primary and recycled critical battery materials

Glencore designated Li-Cycle as a preferred global lithium-ion battery recycling partner

Glencore Head of Recycling joins Li-Cycle’s Board of Directors

TORONTO, Ontario (June 1, 2022) – Li-Cycle Holdings Corp. (NYSE: LICY) (“Li-Cycle” or the “Company”), an industry leader in lithium-ion battery resource recovery and the leading lithium-ion battery recycler in North America, today announced that it has executed long-term commercial agreements with Glencore plc (LON: GLEN) (“Glencore”), a leading provider of primary metals for the production of electric vehicle (EV) batteries. The Company also announced that Glencore has concurrently completed its previously announced $200 million investment in Li-Cycle through the purchase of a five-year convertible note, and that Kunal Sinha, Glencore’s Head of Recycling, has been appointed to Li-Cycle’s Board of Directors.

“We’re pleased to launch our strategic partnership with Glencore, enabling us to pursue our shared vision to enable sustainable, localized supply chains for electrification metals. I am confident that we can better serve our collective customers by leveraging our complementary capabilities and delivering an integrated approach by combining primary and recycled metal supply,” said Ajay Kochhar, Li-Cycle co-founder and Chief Executive Officer. “Further, Glencore’s investment bolsters Li-Cycle’s already strong balance sheet, further enhancing our ability to complete our current pipeline of Spoke and Hub facilities and meet our operating needs while maintaining financial flexibility.”

Glencore is a leading provider of primary metals for lithium-ion batteries and electric vehicles, including being the top producer of cobalt and a top three producer of class I nickel globally. Li-Cycle is a leading lithium-ion battery recycling company, driving value through the Company’s robust base of battery supply customers and its innovative Spoke & Hub Technologies™. Bringing Li-Cycle’s and Glencore’s complementary capabilities together will help accelerate the path to a circular economy for critical materials in the lithium-ion battery supply chain.

“Achieving our ambition of NetZero total emissions by 2050, requires working collaboratively with other like-minded partners. We are pleased to work with Li-Cycle as a key strategic partner in closing the loop for battery metals, at scale, in localized supply chains, with a sustainable footprint that effectively combines primary as well as recycled raw materials”, said Kunal Sinha, Glencore’s Head of Recycling and Li-Cycle’s newly-appointed director.

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Completion of Commercial Agreements

With the commercial agreements in place, Glencore will become an important partner to source battery feedstock for Li-Cycle’s Spoke facilities, as well as both black mass and sulfuric acid for Li-Cycle’s Hub facilities. Glencore will also complement the Company’s existing partners through off-take and marketing of Li-Cycle’s battery-grade end products and certain by-products produced at the Company’s Spokes and Hubs. Li-Cycle management will provide an overview of this strategic partnership in conjunction with its fiscal second quarter 2022 earnings webcast and conference call scheduled for Tuesday, June 14, 2022.

Closing of Glencore $200 Million Financial Investment

Glencore completed its investment by purchasing a convertible note in the aggregate principal amount of $200 million (the “Note”). The Note has a 5-year term and is convertible into common shares of the Company (“Common Shares”) at a conversion price of $9.95 per Common Share. Interest payments will be in cash or payments in-kind (“PIK”), at Li-Cycle’s election. The Note is redeemable at the option of Li-Cycle at a redemption price equal to 100% of the principal amount of the Note then outstanding plus accrued and unpaid interest, and subject to the issuance of certain warrants to acquire additional Common Shares at a price per share equal to the conversion price of the Note until the original maturity date of the Note. In addition, Glencore has entered into an amended and restated standstill agreement and Li-Cycle has granted certain registration rights to Glencore. If Glencore elects to convert the entire aggregate principal amount of the Note, Glencore will hold an approximate 10% equity stake in Li-Cycle (based on the current number of outstanding Common Shares and not factoring in any accumulated PIK interest).

Kunal Sinha Joins Li-Cycle Board of Directors

Pursuant to certain director nomination rights granted to Glencore, in connection with Glencore’s investment in Li-Cycle, Kunal Sinha, Glencore’s Head of Recycling, has joined Li-Cycle’s Board of Directors. Mr. Sinha has been with Glencore since 2012. Prior to his current role, Mr. Sinha was the CEO of Glencore’s North American Sulfuric Acid business. Prior to joining Glencore, he worked for six years in Management Consulting at ZS Associates. Mr. Sinha holds an MBA from the London Business School, an M.S. in Systems and Entrepreneurial Engineering from the University of Illinois at Urbana-Champaign, and a B.Tech. in Mechanical Engineering from the Indian Institute of Technology (IIT), Kharagpur.

Additional information regarding this announcement may be found in a Form 6-K that will be filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The Common Shares to be issued in connection with the Investment have not been registered under the U.S. Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

If you have received (or are viewing) a copy of this document translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

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Li-Cycle Fiscal Second Quarter 2022 Earnings Call Details

The Company’s second quarter earnings conference call and webcast will be held on Tuesday, June 14, 2022, at 8:30 AM ET. Investors may listen to the conference call live via audio-only webcast or through the following dial-in numbers:

Domestic:	1 (800) 909-5202
International:	1 (785) 830-1914
Participant Code:	LICYQ222
Webcast:	https://investors.li-cycle.com

A replay of the conference call/webcast will also be made available on the Investor Relations section of the Company’s website at https://investors.li-cycle.com.

About Li-Cycle Holdings Corp.

Li-Cycle (NYSE: LICY) is on a mission to leverage its innovative Spoke & Hub Technologies™ to provide a customer-centric, end-of-life solution for lithium-ion batteries, while creating a secondary supply of critical battery materials. Lithium-ion rechargeable batteries are increasingly powering our world in automotive, energy storage, consumer electronics, and other industrial and household applications. The world needs improved technology and supply chain innovations to better manage battery manufacturing waste and end-of-life batteries and to meet the rapidly growing demand for critical and scarce battery-grade raw materials through a closed-loop solution. For more information, visit https://li-cycle.com/.

About Glencore plc

Glencore is one of the world’s largest global diversified natural resource companies and a major producer and marketer of more than 60 responsibly sourced commodities that advance everyday life. Through a network of assets, customers and suppliers that spans the globe, they produce, process, recycle, source, market and distribute the commodities that enable decarbonisation while meeting the energy needs of today. Glencore’s ambition is to be a net zero total emissions company by 2050. In August 2021, they increased their medium-term emission reduction target to a 50% reduction by 2035 on 2019 levels and introduced a new short-term target of a 15% reduction by 2026 on 2019 levels. For more information, please visit the Glencore website at www.glencore.com.

CONTACTS

Li-Cycle Holdings Corp.

Investor Relations

Nahla A. Azmy

investors@li-cycle.com

Press

Kunal Phalpher

media@li-cycle.com

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Glencore plc

Investor Relations

Martin Fewings

t: +41 41 709 28 80

m: +41 79 737 56 42

martin.fewings@glencore.com

Press

Charles Watenphul

t: +41 41 709 24 62

m: +41 79 904 33 20

charles.watenphul@glencore.com

Forward-Looking Statements

Certain statements contained in this communication may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, Section 21 of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “will”, “continue”, “anticipate”, “expect”, “estimate”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include, for example, statements about the anticipated benefits from the proposed collaboration with Glencore, including pursuant to the long-term commercial agreements between Li-Cycle, Glencore and, or, their respective affiliates; the ability of Li-Cycle and Glencore to build localized supply chains for both primary and recycled sources of key battery materials to drive sustainable global electrification and better serve their collective customers; ; the growing global market demand for lithium-ion batteries and their raw material; Li-Cycle’s current and anticipated capital resources and liquidity requirements ; and the development of Li-Cycle’s current pipeline of Spoke and Hub facilities, including its Rochester Hub. These statements are based on various assumptions, whether or not identified in this communication, which Li-Cycle believe are reasonable in the circumstances. There can be no assurance that such estimates or assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

These forward-looking statements are provided for the purpose of assisting readers in understanding certain key elements of Li-Cycle’s current objectives, goals, targets, strategic priorities, expectations and plans, and in obtaining a better understanding of Li-Cycle’s business and anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes and is not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and are not guarantees of future performance. Li-Cycle believes that these risks and uncertainties include, but are not limited to, the following: Li-Cycle’s inability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries; Li-Cycle’s inability to successfully implement its global growth strategy, on a timely basis or at all; Li-Cycle’s

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inability to manage future global growth effectively; Li-Cycle’s inability to develop the Rochester Hub and its Spoke capital projects in a timely manner and/or on budget, and the risk that those capital projects will not meet expectations with respect to their productivity or the specifications of their end products; Li-Cycle’s failure to materially increase recycling capacity and efficiency; Li-Cycle may engage in strategic transactions, including acquisitions, that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in incurrence of debt, or prove not to be successful; risks related to international expansion; one or more of Li-Cycle’s current or future facilities becoming inoperative, capacity constrained or if its operations are disrupted; additional funds required to meet Li-Cycle’s capital requirements in the future not being available to Li-Cycle on commercially reasonable terms or at all when it needs them; Li-Cycle expects to incur significant expenses and may not achieve or sustain profitability; problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations; Li-Cycle’s inability to maintain and increase feedstock supply commitments as well as securing new customers and off-take agreements; a decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies; decreases in benchmark prices for the metals contained in Li-Cycle’s products; changes in the volume or composition of feedstock materials processed at Li-Cycle’s facilities; the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives; Li-Cycle’s revenues for the Rochester Hub will be derived significantly from a single customer; Li-Cycle’s insurance may not cover all liabilities and damages; Li-Cycle’s heavy reliance on the experience and expertise of its management; Li-Cycle’s reliance on third-party consultants for its regulatory compliance; Li-Cycle’s inability to complete its recycling processes as quickly as customers may require; Li-Cycle being subject to the risk of litigation or regulatory proceedings; Li-Cycle’s inability to compete successfully; increases in income tax rates, changes in income tax laws or disagreements with tax authorities; significant variance in Li-Cycle’s operating and financial results from period to period due to fluctuations in its operating costs and other factors; fluctuations in foreign currency exchange rates which could result in declines in reported sales and net earnings; unfavourable economic conditions, such as consequences of the global COVID-19 pandemic and international conflicts; natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events; failure to protect or enforce Li-Cycle’s intellectual property; Li-Cycle may be subject to intellectual property rights claims by third parties; Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or if it fails to develop and maintain a proper and effective internal control over financial reporting. These and other risks and uncertainties related to Li-Cycle’s business are described in greater detail in the section entitled “Risk Factors” in its Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission in Canada on January 31, 2022. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement.

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